                                                                    EXHIBIT 10.9


                              AMENDED AND RESTATED

                                MASTER AGREEMENT

                                 by and between

                       HINES INTERESTS LIMITED PARTNERSHIP

                                      and

                       HINES US CORE OFFICE PROPERTIES LP

                                      and

                       SUMITOMO LIFE REALTY (N.Y.), INC.

                                for creation of

                          HINES U.S. CORE OFFICE FUND

                                     ------

                           Dated as of March 31, 2003

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
Introductory Statement ....................................................    1

ARTICLE 1. Definitions ....................................................    3

   1.1 Certain Defined Terms ..............................................    3
   1.2 Construction .......................................................   13
   1.3 Knowledge ..........................................................   14
   1.4 Other Terms Defined Elsewhere ......................................   14

ARTICLE 2. Formation of Partnership and Trust .............................   14

   2.1 Formation of Partnership ...........................................   14
   2.2 Formation of Trust .................................................   14
   2.3 Partnership Management; Trust Board ................................   15

ARTICLE 3. First Closing; Second Closing ..................................   15

   3.1 First Closing; Agreed Valuations ...................................   15
   3.2 MSI Interests ......................................................   18
   3.3 [Intentionally Omitted] ............................................   19
   3.4 Repayment of Bridge Loan; Redemption of Shares and Units ...........   19
   3.5 Second Closing .....................................................   19

ARTICLE 4. Mortgage Financing; Third Party Equity .........................   20

   4.1 Permanent Financing; Loan-Criteria .................................   20
   4.2 Existing Mortgage ..................................................   21
   4.3 Third Party Equity Target ..........................................   21
   4.4 Failure to Meet Equity Target ......................................   21
   4.5 Marketing ..........................................................   23
   4.6 Indemnities Relating to Marketing ..................................   25
   4.7 Survival ...........................................................   26

ARTICLE 5. Closings; Closing Deliveries ...................................   26

   5.1 Closing Dates ......................................................   26
   5.2 First Closing Events ...............................................   26
   5.3 First Closing Document Deliveries ..................................   27
   5.4 Second Closing Events ..............................................   31
   5.5 Second Closing Document Deliveries .................................   31

ARTICLE 6. Sumitomo Closing Conditions ....................................   34

   6.1 Sumitomo Closing Conditions ........................................   34

ARTICLE 7. Closing Conditions of Hines and the Partnership ...................   36

   7.1 Closing Conditions of Hines and the Partnership .......................   36

ARTICLE 8. Failure to Satisfy Closing Conditions .............................   38

   8.1 Waiver of Closing, Condition by Hines and the Partnership .............   38
   8.2 Waiver of Closing Condition by SLR ....................................   38
   8.3 Procedure for Waiver ..................................................   38
   8.4 Cure of Certain Representations and Warranties ........................   38
   8.5 Failure to Satisfy Closing Conditions .................................   39
   8.6 Maximum Cure Amount ...................................................   39
   8.7 Limitation on Right to Claim Failure of Condition .....................   40

ARTICLE 9. Property Management and Leasing ...................................   40

   9.1 Termination of Existing Agreements ....................................   40
   9.2 Hines as New Property Manager and Leasing Agent .......................   40
   9.3 Termination of Certain Service Contracts and Construction Agreements...   40

ARTICLE 10. Advisory Agreement ...............................................   40

ARTICLE 11. Representations and Warranties of SLR ............................   41

   11.1 Properties "As Is" ...................................................   41
   11.2 Representations and Warranties .......................................   41
   11.3 Changes in Representations Regarding Leases ..........................   45
   11.4 Lease Documents and Service Contracts Not Yet Delivered ..............   46

ARTICLE 12. Representations and Warranties of Hines and the Partnership ......   46

   12.1 Representations and Warranties .......................................   46

ARTICLE 13. Defaults; Remedies; Survival of Representations and
            Warranties; Indemnities ..........................................   49

   13.1 Pre-Closing Defaults .................................................   49
   13.2 Post-Closing Breach of Representations and Warranties or Covenants....   52
   13.3 Indemnities of SLR ...................................................   53
   13.4 Indemnities of the Partnership .......................................   54
   13.5 Procedures Relating to Indemnities ...................................   55

ARTICLE 14. Transfer Taxes; Transaction Expenses .............................   55

   14.1 Transfer Taxes .......................................................   55
   14.2 Transaction Expenses .................................................   56

ARTICLE 15. Casualty; Condemnation ...........................................   57

   15.1 Definitions ..........................................................   57

   15.2 Termination Right .................................................   57
   15.3 Dispute Resolution ................................................   58
   15.4 Adjournment of Closing Date .......................................   58
   15.5 Waiver ............................................................   59
   15.6 Condemnation ......................................................   59

ARTICLE 16. Apportionments ................................................   59

   16.1 Apportionments of Certain Items at Closing ........................   59
   16.2 Utilities .........................................................   59
   16.3 Tenant Expense Recoveries .........................................   60
   16.4 Closing Statement; Payment of Estimated Prorations ................   60
   16.5 Post-Closing Apportionments .......................................   60
   16.6 Tax Protests ......................................................   60
   16.7 Apportionment of Rent Received Post-Closing .......................   61
   16.8 Post-Closing Payments .............................................   61
   16.9 Amounts Due under Property Management Agreements, Leasing Agent
   Agreements, Brokerage Commission Agreements and Construction
   Agreements; Tenant Improvement Allowances ..............................   61
   16.10 Survival .........................................................   62

ARTICLE 17. Certain Covenants .............................................   62

   17.1 Pre-Closing Negative Covenants ....................................   62
   17.2 Other Covenants ...................................................   63
   17.3 Inspections of Properties and Documents ...........................   64
   17.4 Survival ..........................................................   65

ARTICLE 18. Removal Title Defects; Surveys; Violations ....................   65

   18.1 Definition ........................................................   65
   18.2 Notice and Cure of Title Defects ..................................   65
   18.3 Discharge of Liens ................................................   65
   18.4 Surveys ...........................................................   65
   18.5 Violations ........................................................   65

ARTICLE 19. Training of Sumitomo Personnel ................................   66

ARTICLE 20. Notices .......................................................   66

ARTICLE 21. No Assignment .................................................   66
                                                                              ..
ARTICLE 22. Brokers .......................................................   66

   22.1 Payment ...........................................................   66
   22.2 Representations ...................................................   67
   22.3 Indemnities .......................................................   67
   22.4 Survival ..........................................................   67

ARTICLE 23. Confidentiality ...............................................   67
   23.1 Pre-Closing .......................................................   67
   23.2 Post-Closing ......................................................   67
   23.3 Certain Disclosures Permitted .....................................   67
   23.4 Existing Confidentiality Agreement; Survival ......................   68

ARTICLE 24. Miscellaneous .................................................   68

   24.1 Further Assurances ................................................   68
   24.2 Governing Law .....................................................   68
   24.3 Amendments ........................................................   68
   24.4 Entire Agreement ..................................................   68
   24.5 No Waiver .........................................................   68
   24.6 Counterparts ......................................................   69
   24.7 Successors and Assigns ............................................   69
   24.8 Jurisdiction Venue ................................................   69
   24.9 Invalidity of Certain Provisions ..................................   69
   24.10 No Third Party Beneficiaries .....................................   69
   24.11 Construction .....................................................   69
   24.12 No Personal Liability ............................................   69
   24.13 Clarification of Use of Defined Terms Sumitomo and SLR ...........   69
   24.14 Prevailing Party's Attorney's Fees ...............................   69
   24.15 Termination; Survival ............................................   70
   24.16 Cooperation ......................................................   70
   24.17 District of Columbia Disclosures .................................   70

SCHEDULES
Schedule "1"    Legal Descriptions of the Properties; Permitted Encumbrances
Schedule "2"    Current Ownership of the Properties
Schedule "3"    Agreed Valuations
Schedule "4"    Insurance
Schedule "5"    Existing Mortgage
Schedule "6"    Guidelines for Increase to Agreed Valuation of 425 Lexington
                Avenue
Schedule "7"    [Intentionally Omitted]
Schedule "8"    Website Domain Names
Schedule "9"    Other Closing Deliveries
Schedule "10"   [Intentionally Omitted]
Schedule "11"   SLR and SLRI Shareholders
Schedule "12"   Partners, Members, Officers and, Managers of Hines, General
                Partner and HREH
Schedule "13"   Leases and Related Information
Schedule "14"   Exceptions (if any) to SLR's Representations
Schedule "15"   Service Contracts and Construction Agreements
Schedule "16"   Notice Addresses
Schedule "17"   Environmental Reports

Schedule "18"   Leasing Agent Agreements and Brokerage Commission Agreements and
                Leasing/Brokerage Commissions Which Are or May Become Payable in
                Future.
Schedule "19"   Rent Rolls
Schedule "20"   Estoppel Tenants
Schedule "21"   Outstanding Amounts under Construction Agreements
Schedule "22"   Outstanding Tenant Improvement Allowances

EXHIBITS
Exhibit "A"   Form of Amended and Restated Agreement of Limited Partnership of
              the Partnership
Exhibit "B"   Trust Organization Documents
Exhibit "C"   Form of Deed
Exhibit "D"   Property Management and Leasing Agreement
Exhibit "E"   Advisory Agreement
Exhibit "F"   Form of HREH Guaranty
Exhibit "G"   Securities Protocol
Exhibit "H"   Subscription Agreement
Exhibit "I"   Filed Declaration of Trust
Exhibit "J"   Filed Certificate of Limited Partnership of the Partnership
Exhibit "K"   Form of Ground Lease Assignment                                .'
Exhibit "L"   Form of Assignment of Leases
Exhibit "M'   Form of General Assignment
Exhibit "N"   Form of Notice to Tenants
Exhibit "O"   Form of Agreement of SPE Owners and Current Owners

                              AMENDED AND RESTATED
                                MASTER AGREEMENT


                  AMENDED AND RESTATED MASTER AGREEMENT (this "Agreement") dated as of March 31, 2003 between HINES INTERESTS LIMITED PARTNERSHIP, a Delaware limited partnership ("Hines") and HINES US CORE OFFICE PROPERTIES LP, a Delaware limited partnership (the "Partnership"), each having an address at 2800 Post Oak Boulevard, Houston, Texas 77056-6118, and SUMITOMO LIFE REALTY (N.Y.), INC., a New York corporation ("SLR") having an address at Manhattan Tower, 101 East 52nd Street, 2nd Floor, New York, New York 10022.

                             INTRODUCTORY STATEMENT

                  On March 31, 2003, Hines, the Partnership and SLR entered into that certain Master Agreement relating to the creation of a real estate investment fund (the "Original Master Amendment"). After entering into the Original Master Agreement, the parties agreed to certain amendments of the Original Master Agreement and have elected to set forth such amendments in this Amended and Restated Master Agreement. Hines, the Partnership and SLR agree that this Amended and Restated Master Agreement amends and restates in its entirety the Original Master Agreement, which shall be of no further force or effect.

                  Hines is one of the largest privately held real estate development, investment, and management companies in the world. Hines currently manages several million square feet of first-class office and retail properties in the U.S. and other countries, and provides clients with a wide range of real estate services. Building upon these strengths, Hines has developed and managed several real estate investment funds.

                  SLR is the U.S. subsidiary of Sumitomo Life Insurance Company, one of the largest life insurance companies in Japan. Sumitomo Life Insurance Company is a major investor in Class A office properties in Japan and is also a major provider of asset, property management and related services in Japan. In the U.S., SLR and its wholly owned subsidiary SLR Investments, Inc. ("SLRI"), through their ownership of interests in the Current Owners (defined below) and otherwise, own a portfolio of signature office buildings in New York City and other major urban areas in the U.S. currently valued at approximately $1 billion. (SLR and SLRI are referred to together in this Agreement as "Sumitomo").

                  Hines and Sumitomo wish to combine certain of Sumitomo's U.S. assets and its real estate experience, Hines' acquisition, property management and leasing skills, and the respective reputations of each of the parties, to form a world-class core office investment structure, to be named the "Hines U.S. Core Office Fund." This structure will be in the form of a real estate investment trust combined with a limited partnership (as described in more detail below); it is intended to be an open-end, infinite life vehicle that will periodically seek new investments by offering shares and units for purchase at net asset value. (The Trust and the Partnership (each as defined below) are referral to together as the "Fund").

                  Investment in the Fund will be marketed by Hines, as lead sponsor, on a global basis to institutional and other investors seeking to invest in stable, long term, high current yield office assets with the goal of attracting third party equity commitments of $250 million by July 31,2003. The parties anticipate that most investors will elect to participate as Trust shareholders; however, for tax or other reasons some investors will receive interests (denominated by units) in the Partnership. Morgan Stanley & Co. Incorporated ("Morgan Stanley") will act as an advisor with respect to the marketing of the Fund.

                  It is anticipated that SLR and its affiliates would focus their capital-raising efforts for the Fund in Japan; however, due to economic conditions and other factors, the parties do not anticipate that marketing efforts in Japan would begin until after the Closings (defined below).

                  For Hines, this venture with Sumitomo will provide a set of signature properties (the "Properties", as defined below) which will form an impressive initial core office asset base to market to investors, and the possibility of investment from Japanese or other Asian capital sources. For Sumitomo, this venture with Hines will allow Sumitomo to restructure its U.S. real estate investments, and provide Sumitomo with an opportunity to develop and market its U.S. asset management expertise.

                  The parties intend also, to work to raise capital for a sister fund in Japan, for which Sumitomo would act as lead sponsor and Hines would be primarily responsible for raising capital outside of Japan and Asia.

                  The Trust will be a Maryland real estate investment trust. The Trust will be a limited partner in the Partnership which will own the Properties through one or more single-purpose subsidiaries ("SPE Owners", as defined below). The general partner of the Partnership is Hines US Core Office Capital LLC ("General Partner"), a Delaware limited liability company. An Affiliate of Hines is a limited partner in the Partnership. SLR and SLRI (or their Affiliates) will be shareholders of the Trust. The Trust and Partnership have been formed by Hines and its affiliates to facilitate the First Closing (defined below), but the appointment of the Trust board and Partnership management board, and other initial organizational activities, will not occur until the First Closing.

                  At the First Closing which would occur on or before June 30, 2003 (subject to extension as provided herein), Sumitomo will convey three of the Properties to the SPE Owners designated by the Partnership and receive in exchange shares in the Trust and cash. Conditions to the First Closing will include, among other things, obtaining satisfactory mortgage financing on these Properties and other matters described in this Agreement. If third party investors have made commitments to the Fund, these investors may be admitted to the Trust and/or the Partnership at the First Closing.

                  At the First Closing, Sumitomo will receive as consideration for the Properties being then conveyed, cash (the "Initial Sumitomo Payment", as defined below) and Trust shares representing a 19.9% interest in the Fund, not to exceed $25 million in share value. The Partnership will also obtain Permanent Financing and (to the extent Permanent Financing and third party equity raised by the First Closing are insufficient to pay the Initial Sumitomo Payment) a Bridge Loan with respect to the First Closing.

                  After the First Closing and the payment of the Initial Sumitomo Payment, all proceeds of third party equity of the Fund will be applied first, at the Partnership's option, to pay off the Bridge Loan (if a Bridge Loan is obtained), second, to redeem or purchase all of Sumitomo's shares, and third, at Hines' option, to redeem Hines' units until Hines holds units representing the lesser of $25 million or 1% of the total Fund capital (or such greater percentage as Hines may elect).

                  Sumitomo will convey a fourth Property to the Partnership at a Second Closing (defined below) which would occur on or before September 30, 2003 (subject to extension as provided herein), in exchange for cash (defined below as the "Second Sumitomo Payment") and $25 million in Trust shares. Conditions to the Second Closing will include, among other things, raising sufficient third party equity (or equity commitments) to repay in full the Bridge Loan, purchasing or redeeming all of Sumitomo's shares that it received at the First Closing and (if Hines elects) redeeming Hines' units as described above, as well as obtaining satisfactory mortgage financing on this Property, and other matters described in this Agreement.

                  In the event that the amount of third party equity raised (or equity commitments made) by the Second Closing Date (defined below) is insufficient to satisfy the Closing conditions described above and make the Second Sumitomo Payment, then at Sumitomo's election (as set forth below), alternatively: (1) the Second Closing will be postponed to a date specified by Sumitomo (but not later than December 31, 2003) or (2) Sumitomo may terminate this Agreement in part so that it is no longer obligated to convey the fourth Property to the Partnership.

                  In the event that the amount of third party equity raised after the First Closing and prior to December 31, 2003 is insufficient for the Trust to redeem all of Sumitomo's shares that it received at the First Closing, Hines shall purchase all of Sumitomo's shares on December 31, 2003.

                  After the Closings, Hines will become property manager and leasing agent for the Properties. Hines and Sumitomo (or its affiliates) will provide advisory, asset management and acquisition services to the Partnership and will receive fees for doing so.

                  The parties to this Agreement agree that this Introductory Statement is intended to serve as a preface to this Agreement only, and none of the terms of this Introductory Statement shall be legally binding on the parties or be used to interpret the terms of this Agreement.

                  NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1. DEFINITIONS.

         1.1 Certain Defined Terms. The following words and phrases have the following meanings in this Agreement:

                  "AAA" is defined in Section 3.1(d)(vi).

                  "Advisory Agreement" is defined in Article 10.

                  "Affected Floor" means any of floors 2 through 11 at 425 Lexington Avenue.

                  "Affected Property" is defined in Section 8.5(b).

                  "Affiliate" means a person or entity Controlling, Controlled by or under common Control with another person or entity. However, with respect to Sumitomo and the Current Owners, "Affiliate" shall be deemed not to include PM Partners LLC or any limited liability company, partnership or other Person in which PM Realty (and/or its affiliates) and Sumitomo (and/or its affiliates) hold ownership interests.

                  "Agreed Valuations" is defined in Section 3.1(c).

                  "Agreement" means this amended and Restated Master Agreement and all Schedules and Exhibits to this Agreement.

                  "Amended Cash Flow Stream" is defined in Schedule "6".

                  "Approved Marketing Materials" is defined in Section 4.5.

                  "Appurtenance" means, with respect to each Property, any easement, covenant, restriction, tenement, hereditament, and other right of every kind whatsoever, benefitting or appertaining to the Property (and all remainders, rents, issues, and profits thereof). "Appurtenance" includes all right, title and interest (if any) of the applicable Current Owner in and to the following with respect to the applicable Property: (i) any land lying in the bed of any streets, alleys, avenues, rights of way or roads abutting the Property to the center line thereof, (ii) all strips, gores, rights of way, reservations, and privileges, (iii) unpaid awards for any taking by condemnation or any damage by reason of a change of grade of any alleys, streets, roads, highways, avenues or rights-of-way, and (iv) all air and subsurface rights, transferable development rights, water and wastewater rights and reservations.

                  "Arbitrator" is defined in Section 3.1(d)(vi).

                  "Assignments of Leases" is defined in Section 5.3(a)(viii).

                  "Bankruptcy Event" means, with respect to any Person, that such Person has: (i) made an assignment for the benefit of creditors; (ii) commenced any Legal Proceeding for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; (iii) commenced any Legal Proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; or (iv) had any such Legal Proceeding (described in (ii) and/or (iii) above) filed or commenced against it.

                  "Bridge Loan" means a short-term loan made to one or more SPE Owners and/or the Partnership, as borrower, which will be unsecured or secured by interests of the Partnership in the SPE Owners and other assets of the Partnership, and with respect to which Sumitomo will have no personal liability.

                  "Brokerage Commission Agreement" means an agreement entered into by Sumitomo or any Current Owner or assumed by either of them from their respective predecessors in interest which requires the payment of a commission to a Tenant's broker in connection with any Lease transaction relating to any Property.

                  "Business Day" means any day other than (a) Saturday or Sunday; (b) a federal banking holiday; or (c) a banking holiday in the States of New York or Texas or in the District of Columbia.

                  "Cash Flow Stream" is defined in Schedule "6".

                  "Casualty Consultant" means a professional engineer, architect and/or general contractor selected by SLR and reasonably approved by Hines which has not been retained by SLR, Hines or their respective Affiliates within five years prior to the date of this Agreement.

                  "Casualty Event" is defined in Section 15.1.

                  "Change in Lease Status" is defined in Section 11.3.

                  "CIBC" is defined in Section 3.1(d).

                  "Claims" is defined in Section 4.6(a).

                  "Class A Common Share" is defined in the Declaration of Trust Form.

                  "Class B Common Share" is defined in the Declaration of Trust Form.

                  "Closing" means the First Closing and/or the Second Closing, as applicable.

                  "Closing Date" means the First Closing Date and/or the Second Closing Date, as applicable.

                  "Closing Instruments" means all instruments, agreements and documents required to be executed and/or delivered by Sumitomo, the Current Owners, Hines, the Partnership, the SPE Owners, the Trust, HREH, and/or their respective Affiliates, at the applicable Closing under this Agreement.

                  "Clsoing Statement" is defined in Section 16.4.

                  "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated pursuant thereto.

                  "Common Share" is defined in the Declaration of Trust Form.

                  "Condemnation" (or to "Condemn") means a taking (whether temporary or permanent) by any Government Entity in condemnation or eminent domain (or any transfer by agreement in lieu thereof).

                  "Construction Agreements" means every agreement, contract or purchase order for the performance or furnishing of work, materials or services relating to construction, repair, improvement or restoration of any Property (but not including Service Contracts) entered into by or on behalf of Sumitomo or any Current Owner or assumed by either of them from their respective predecessors in interest.

                  "Control" (or in the context, "Controlled" or "Controlling") means (i) the direct or indirect ownership of 51% or more of the common shares, membership interests, partnership interests or other equity of a person or entity, and/or (ii) the possession, directly or indirectly, of the power to direct the management and policies of a person or entity, whether through voting control, contractual rights, a trust, or otherwise. Notwithstanding the foregoing, with respect to a Sumitomo group entity which conducts marketing activities for the Fund, or performs services under and/or collects fees under the Advisory Agreement, the applicable percentage of ownership described above shall be 15% or more.

                  "Current Hines Partner" means the Affiliate of Hines that is a limited partner in the Partnership as of the date of this Agreement.

                  "Current Owner" means the Affiliate of Sumitomo which owns each Property as of the date of this Agreement. The Current Owners are described in Schedule "2" hereto.

                  "DC Return" is defined in Section 5.3(a)(iv).

                  "Declaration of Trust Form" means the form of Amended and Restated Declaration of Trust attached hereto as a part of Exhibit "B", as it may be revised from time to time in accordance with this Agreement.

                  "Defaulting Party" is defined in Section 13.1(a).

                  "Development Approvals" means temporary or permanent certificates of occupancy for each Property, and zoning variances, licenses, permits, certificates of operation for incinerators, boilers and other equipment, and any other approvals or consents, issued by a Government Entity with respect to each Property.

                  "Development Rights" means, with respect to each Property, the floor area pertaining to such Property and all rights to construct on, above, or under such property as permitted by applicable laws and any other transferable development rights.

                  "Due Diligence Information" is defined in Section 23.1.

                  "Employee" means an officer, director, managing director, employee, partner, agent, or representative involved in the operation, maintenance or repair of, or providing services in connection with, any Property.

                  "Encumbrance" means a Mortgage, security agreement, security interest, lien, levy, lease, pledge, hypothecation, charge, claim, license, judgment, covenant, easement, and/or any other encumbrance or restriction of any and every kind whatsoever.

                  "Event of Termination" is defined in Section 15.1.

                  "Existing, Mortgage" means the mortgage listed on Schedule "5" hereto.

                  "Expansion Amendment" means any contractually binding amendment to the Lease of, or new Lease with (a) CIBC which provides for the lease of any Affected Floor and which is fully executed and delivered by CIBC prior to the First Closing Date, or (b) STB which provides for the lease of any Affected Floor and which is fully executed and delivered by STB prior to the Outside Date.

                  "Fees-And-Costs" means reasonable fees of attorneys, architects, engineers, expert witnesses, consultants, and other Persons, and costs charged by, or reimbursable to, the foregoing (including costs of transcripts, printing of briefs and records, and copying).

                  "First Closing" means the closing of the conveyance of the First Closing Properties to the SPE Owners designated by the Partnership, the payment of the Initial Sumitomo Payment and (if not paid prior to the First Closing) the Hines Capital Contribution, the issuance of Units to the Hines Limited Partner, the General Partner and the Trust (if not issued prior to the First Closing), the issuance of Initial Sumitomo Shares to Sumitomo, and the completion of the First Closing deliveries described below.

                  "First Closing Date" is defined in Section 5.1.

                  "First Closing Properties" is defined in Section 3.1(a).

                  "Fiscal Year" is defined in Schedule "6".

                  "Form Lease and Guidelines" is defined in Section 17.1(a).

                  "General Assignments" is defined in Section 5.3(a)(ix).

                  "General Partner" means Hines US Core Office Capital, LLC, a Delaware limited liability company.

                  "Ground Lease Assignments" is defined in Section 5.3(a)(vii).

                  "Government Entity" means the United States; the State of New York or the District of Columbia; any other state in which a party to this Agreement is organized if a legal entity; any municipality or other political subdivision of any of the foregoing; and any agency, administrative board or body, authority, department, court, commission or other legal entity of any of the foregoing. "Government Entity" includes, also, any business improvement district or similar taxpayers' or real property owners' organization which assesses a charge against any Property for community security, street improvements, other improvements, or other services or benefits.

                  "Guarantees" means guarantees or warranties of workmanship, design, installation, construction, maintenance, performance, or functioning of buildings on the Properties.

                  "Hazardous Substances" means any materials, substances, fluids, chemicals, gases or other compounds the presence, use, storage, emission, drainage, leakage or disposition of which is prohibited by law or is subject by law to specific procedures, controls or restrictions, or which are otherwise deemed toxic, poisonous or unsafe.

                  "Hines Capital Contribution" is defined in Section 3.1(b).

                  "Hines Contribution Amount" is defined in Section 3.1(b).

                  "Hines Indemnitees" means Hines, its Affiliates, and their respective managers, members, partners, officers, directors, shareholders and employees.

                  "Hines Limited Partner" means the Affiliate of Hines that is then the limited partner in the Partnership.

                  "HREH" means Hines Real Estate Holdings Limited Partnership, a Texas limited partnership.

                  "HREH Guaranty" means the guaranty of HREH in favor of SLR with respect to certain obligations of Hines and the Partnership under Sections 3.1(d) and 4.4(d) of this Agreement, in the form attached hereto as Exhibit "F".

                  "HREH Opinion" means an opinion from counsel to HREH in favor of Sumitomo, in form reasonably satisfactory to Sumitomo, as to HREH's power and authority to execute and deliver the HREH Guaranty and the due execution and delivery of the HREH Guaranty.

                  "Initial Fund Equity" is declared in Section 3.1(b).

                  "Initial Sumitomo Payment" is defined in Section 3.1(a).

                  "Initial Sumitomo Shares" is defined in Section 3.1(a).

                  "Intangibles" means, with respect to each Property, all of the following intangible property associated with, or used in connection with, the
Property: the website domain names on Schedule "8", and the names of the buildings on each Property. For purposes of clarification, "Intangibles" does not include logos, trade names (other than the building names) or trademarks.

                  "Interests" means, collectively, Shares and Units.

                  "Leases" means all leases of space at the Properties, all other occupancy agreements affecting the Properties, and all amendments, renewals, replacements, extensions, substitutions and modifications of any of the foregoing, together with guarantees executed in connection with any such leases or occupancy agreements.

                  "Leasing Agent Agreement" means an agreement entered into by Sumitomo or any Current Owner or assumed by either of them from their respective predecessors in interest with a real estate brokerage firm to act as Sumitomo's, the Current Owners or any such predecessor's leasing agent for any Property.

                "Legal Proceeding" means an action, litigation, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind.

                "Loan Criteria" is defined in Section 4.1.

                "Major Lease" means the Lease of each of the following Tenants:
Simpson, Thacher and Bartlett; Canadian Imperial Bank of Commerce; Bloomberg, L.P.; Dreier & Baritz, LLP; Piper Rudnick LLP; Park Tower Realty Corp.; Mercer Management Consulting, Inc.; and with respect to 101 East 52nd Street, the collective Leases of Tenants occupying 10% or more of the rentable square footage in the aggregate.

                "Management and Leasing Agreement" is defined in Section 9.2.

                "Management Board" is defined in Section 2.3(a).

                "Material Tenant Default" means, with respect to any Tenant under a Major Lease: (i) the failure to pay when due one month's fixed rent and additional rent, and/or any other amounts due under such Lease which in the aggregate equal or exceed one month of such Tenant's fixed rent and additional rent, (ii) the failure to restore within applicable notice and grace periods a portion of its Tenant Deposit equal to or greater than one month of its fixed rent and additional rent, which the Current Owner has applied to such Tenant's Lease obligations, or (iii) the occurrence of any material non-monetary default under such Lease.

                "Maximum Cure Amount" is defined in Section 8.6.

                "Mortgage" means a mortgage, deed of trust, or other lien for the payment of borrowed money.

                "MSI" is defined in Section 3.2(a).

                "MSI Payment" means the amount, if any, to be paid to MSI by Sumitomo pursuant to Section 3.2(a).

                "Net Operating Income" is defined in Schedule "6".

                "Net Present Value" is defined in Schedule "6".

                "Non-Defaulting Party" is defined in Section 13.1(a).

                "Notice Addresses" means the addresses set forth on Schedule "16".

                "NYC Returns" is defined in Section 5.3(a)(iii).

                "NYS Returns" is defined in Section 5.3(a)(ii).

                "Offering" means the offering of the Interests to potential investors pursuant to the PPM.

                "Outside Date" means October 31, 2008.

                "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership in the form attached as Exhibit "A" hereto, as amended from time to time in accordance with the terms of this Agreement.

                "Permanent Financing" is defined in Section 4.1.

                "Permitted Encumbrances" means the Encumbrances listed as such for each Property on Schedule "1" hereto.

                "Person" means an individual person, a corporation, partnership, trust, joint venture, limited liability company, partnership, estate, association, land trust, other trust, Government Entity or other incorporated or unincorporated enterprise, entity or organization of any kind.

                "Personalty" means, with respect to each Property, all art work, machinery, equipment, fixtures, furniture, tools, supplies, spare parts, inventory and other tangible property of every kind owned by Sumitomo or the Current Owner (or in which Sumitomo or the Current Owner has any right, title, or interest but only to the extent thereof) now or hereafter attached to, or located in or upon, or used in connection with, the Property, together with additions to and substitutions for the same, and repairs, replacements and improvements thereof prior to the Closing.

                "PPM" means the private placement memorandum for the Fund, as the same may be supplemented from time to time in accordance with the terms of this Agreement.

                "Proposal" is defined in Section 3.1(d)(vi).

                "Properties" means more than one Property.

                "Property" means, individually, each of the following:

                (a) the land and improvements thereon located and commonly known as 499 Park Avenue, New York, New York as more particularly described in Schedule "1-A" hereto ("499 Park Avenue") and the Appurtenances thereof, the Personalty thereon, and the Intangibles and Development Rights associated therewith;


                (b) the land and improvements thereon located and commonly known as 425 Lexington Avenue, New York, New York as more particularly described in Schedule "1-B" hereto ("425 Lexington Avenue") and the Appurtenances thereof, the Personalty thereon, and the Intangibles and Development Rights associated therewith;

                (c) the land and improvements thereon located and commonly known as 101 East 52nd Street, New York, New York as more particularly described in Schedule "1-C" hereto ("101 East 52nd Street") and the Appurtenances thereof, the Personalty thereon, and the Intangibles and Development Rights associated therewith; and

                (d) the land and improvements thereon located and commonly known as 1200 Nineteenth Street, N.W., Washington, D.C. as more particularly described in Schedule "l-D" hereto ("1200 Nineteenth Street") and the Appurtenances thereof, the Personalty thereon, and the Intangibles and Development Rights associated therewith.

                "Property Documents" means the Development Approvals and the following: (a) all Leases; (b) all Service Contracts; (c) all Construction Agreements; (d) (if in the possession of Sumitomo or the Current Owner) all "as-built" and other drawings, plans and specifications; (e) all Guarantees; and
(f) the Current Owner's and Sumitomo's books, records, and correspondence (including correspondence with and from Tenants, environmental reports and studies) pertaining to the Service Contracts, Leases, Development Approvals, Guarantees, Construction Agreements, and the leasing, operation, maintenance and repair of the Property (collectively, "Building Records").

                "Property Information Binder" is defined in Section 4.5(a).

                "REIT" is defined in Section 2.2.

                "Rent" is defined in Section 11.2(g).

                "Residual Cap Rate" is defined in Schedule "6".

                "Residual Value" is defined in Schedule "6".

                "Restoration Costs" means, as of any date with respect to any Casualty Event affecting any Property, the cost to be incurred, from and after the date of such Casualty Event, to repair or restore (as reasonably determined by the agreement of the parties, or failing such agreement, by a Casualty Consultant in accordance with Section 15.3 hereof) the damage to the building and other improvements at such Property caused by such Casualty Event.

                "Second Closing" means the closing of the conveyance of the Second Closing Property to the SPE Owner designated by the Partnership and the payment of consideration to Sumitomo (or its Affiliate) for same as described in
Section 3.5 hereof.



                "Second Closing Date" is defined in Section 5.1.

                "Second Closing Property" is defined in Section 3.5.

                "Second Sumitomo Payment" is defined in Section 3.5.

                "Securities Protocol" is set forth as Exhibit "G" hereto.

                "Service Contracts" means all contracts and agreements for the furnishing of management, maintenance, repairs, supplies, or other services to the Properties (and all amendments thereof) entered into by or on behalf of Sumitomo or any Current Owner or assumed by either of them from their respective predecessors in interest.

                "Share" is defined in the Declaration of Trust Form.

                "SLR Lease Amendment" is defined in Section 5.5(a)(xii).

                "SNDAs" is defined in Section 7.1(m).

                "SPE" means a single purpose limited liability company.

                "SPE Owner" means, with respect to each Property, the SPE to be formed to hold the title to such Property (it being agreed that any SPE Owner may own and hold title to more than one Property). "SPE Owner" will also include any SPE formed to own all membership interests in the title-holding SPE if required by the lender in connection with the Permanent Financing.

                "STB" is defined in Section 3.1(d).

                "Subscription Agreement" is defined in Section 5.3(a)(xxiii).

                "Sumitomo Entity" means any limited liability company or other legal entity, wholly owned by SLR and/or SLRI, through which Sumitomo elects to hold its interest in the Fund.

                "Sumitomo Indemnitees" means Sumitomo, its Affiliates, and their respective managers, members, partners, officers, directors, shareholders and employees.

                "Tenant" means any Person occupying any portion of a Property.

                "Tenant Deposits" means all security deposits (including letters of credit), paid or deposited by the Tenants with the landlord, or any other person on the landlord's behalf pursuant to the Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for account of the respective Tenants).

                "Tenant Estoppels" is defined in Section 7.1(m).

                "Tenant Expense Recoveries" is defined in Section 16.3.

                "Third Party Equity" is defined in Section 3.1(b).

                "Third Party Investor" means any Person (other than Hines, Sumitomo and their respective Affiliates) who invests in the Fund.

                "Title Defect" is defined in Section 18.1.

                "Title Insurer" means First American Title Insurance Company.

                "Transaction Cost Reimbursement" is defined in Section 13.1(a).

                "Transfer" or "to Transfer" means to sell, transfer, assign, convey, pledge, donate, hypothecate, grant a security interest in, Mortgage, option or otherwise encumber or dispose of, voluntarily or involuntarily, with or without consideration.

                "Trust" means the Maryland real estate investment trust now known as "Hines U.S. Core Office Trust", which will amend its name at or before the First Closing to be called "Hines-Sumisei US Core Office Trust".

                "Trust Organization Documents" means the Declaration of Trust and the Bylaws of the Trust attached hereto as Exhibit "B".

                "Unit" means a "Partnership Unit" as such term is defined in the Partnership Agreement.

                "Utilities" or "Utility" means gas, water, sewer, electricity, light, heat, power, telephone, telecommunications, and other utilities of any kind.

                "Violation" means any note or notice of any violation of law noted or issued by any Government Entity against or with respect to any Property, other than violations relating to the compliance of the buildings on the Properties as of the date of this Agreement with applicable zoning requirements.

                "Wire Transfer" means a wire transfer of immediately available federal funds to a bank account to be specified by SLR.

        1.2     Construction. Wherever used in this Agreement:

                (a) the words "include" or "including" shall be construed as incorporating, also, "but not limited to" or "without limitation";

                (b) the word "day" means a calendar day unless otherwise specified;

                (c) the word "party" means each and every Person whose signature is set forth at the end of this Agreement;

                (d) the word "law" (or "laws") means any law, rule, regulation, order, statute, ordinance, resolution, code, decree, judgment, injunction, mandate or other legally binding requirement of a Government Entity

                (e) each reference to the Properties (or any part or component thereof) shall be deemed to include "and/or any portion thereof";

                (f) the word "notice" shall mean notice in writing (whether or not specifically so stated);

                (g) the word "month" means a calendar month unless otherwise specified;

                (h) the word "amended" means "amended, modified, extended, renewed, changed, or otherwise revised"; and the word "amendment" means "amendment, modification, extension, change, renewal, or other revision";

                (i) the phrase "subject to the terms of this Agreement" means "upon and subject to all terms, covenants, conditions and provisions of this Agreement"; and

                (j) documents or other items or materials shall be deemed in a party's "possession" if the same are in the actual possession or control of such party or its Affiliates or agents, of if such party may obtain such documents, items or materials from consultants or other third parties at minimal expense and with reasonable effort.

        1.3 Knowledge. For purposes of this Agreement, a party shall be deemed to have knowledge or notice of a matter if such matter is actually known by, or if written notice disclosing such matter has been received by, an officer, director, general partner, shareholder, limited liability company manager or member of such party (or of any entity which is a general partner or member of such party).

        1.4 Other Terms Defined Elsewhere. Other words and phrases are defined elsewhere in this Agreement and in the Schedules and Exhibits hereto.

ARTICLE 2:      FORMATION OF PARTNERSHIP AND TRUST.

        2.1 Formation of Partnership. Current Hines Partner and General Partner have formed the Partnership prior to the date hereof by filing the Certificate of Limited Partnership attached hereto as Exhibit "J" with the Delaware Secretary of State. At or prior to the First Closing, General Partner and the Current Hines Partner will execute and deliver the Partnership Agreement. The Trust will become a partner of the Partnership at or prior to the First Closing. Hines shall have the right to have admitted to the Partnership as a limited partner another Affiliate of Hines in place of Current Hines Partner and such Affiliate will then become the Hines Limited Partner. Before the First Closing, the Partnership will file an amendment to the Certificate of Limited Partnership to change the name of the Partnership to "Hines Sumisei US Core Office Properties LP."

        2.2 Formation of Trust. The Trust was formed prior to the date hereof by filing the Declaration of Trust attached hereto as Exhibit "I" with the State Department of Assessments and Taxation of Maryland. At or prior to the First Closing, the initial trustees of the Trust will cause the Trust to adopt its By-Laws and take such other actions as are necessary or desirable in connection with the formation of the Trust. At or prior to the First Closing, the Trust will file the amended and restated Declaration of Trust in the form attached hereto as part of Exhibit "B" and will change its name to "Hines-Sumisei U.S. Core Office Trust". The Trust is a Maryland real estate investment trust ("REIT") under the Maryland REIT Act. At the First Closing, the Trust will meet all requirements to qualify as a REIT under Section 856 of the Code (other than the requirements of Sections 856(a)(5), 856(a)(6) and 856(c)(1)). The parties anticipate that the Trust will meet the requirements of Sections 856(a)(5), 856(a)(6) and 856(c)(1) as soon as it has sufficient Third Party Equity to satisfy the requirement of Section 856(a)(6). Until the Trust qualifies as a REIT under the Code, the Trust will elect to be taxed as a partnership.

        2.3     Partnership Management: Trust Board.

                (a) As set forth in the Partnership Agreement, from and after the First Closing, the activities of the Partnership will be controlled by the General Partner, subject to the oversight of a "Management Board", consisting of two appointees of Sumitomo, four appointees of Hines and one appointee of the Trust. Day-to-day affairs of the Partnership shall be delegated to a three person management team (as described in the Partnership Agreement) whose initial members are expected to be: James A. Hime, President; Edmund Donaldson, Senior Investment Manager; and Steve Dwyer, Senior Asset Manager.

                (b) The Trust will be managed by a board of trustees, which shall have the powers and duties described in the Trust Organization Documents. The initial trustees shall be the same as the initial members of the Management Board.


ARTICLE 3.      FIRST CLOSING; SECOND CLOSING

        3.1     First Closing; Agreed Valuations.

                (a) At the First Closing, Sumitomo will convey (or cause to be conveyed) 499 Park Avenue, 425 Lexington Avenue and 1200 Nineteenth Street (collectively, the "First Closing Properties") to the SPE Owners designated by the Partnership. At the First Closing, in consideration for the First Closing Properties, Sumitomo or a Sumitomo Entity shall receive (a) Class B Common Shares with a value equal to 19.9% of the Initial Fund Equity (the "Initial Sumitomo Shares"), plus (b) cash in an amount equal to the Agreed Valuations for the First Closing Properties minus the value of such Shares in the Trust (the "Initial Sumitomo Payment"). Notwithstanding the preceding sentence, in no event shall the Initial Sumitomo Shares have an initial value greater than $25 million, or represent more than 50% of the total Fund equity at any time (and the Partnership shall redeem the Initial Sumitomo Shares as provided in
        Section 3.4 or decrease the number of Shares issued to Sumitomo at the First Closing (and increase the Initial Sumitomo Payment) to prevent this from occurring). In such event, "Initial Sumitomo Shares" shall mean such lesser number of Shares issued to Sumitomo at the First Closing and "Initial Sumitomo Payment" shall mean the increased cash amount payable to Sumitomo at the First Closing. Sumitomo shall cause the Existing Mortgage to be discharged at the First Closing. The Initial Sumitomo Payment shall be paid by Wire Transfer at the First Closing. Each Person other than Sumitomo that contributes cash to the Trust will receive Class A Common Shares, with such Shares valued at the same price per Share as the Initial Sumitomo Shares. The Trust, the Hines Limited Partner and any other Person contributing capital to the Partnership at the First Closing will receive Common Units at a price per Unit equal to the price per Share at which Common Shares are issued at the First Closing. In addition, the Trust shall issue Preferred Shares as provided in the Declaration of Trust Form, and the Partnership shall issue Preference Units as provided in the Partnership Agreement.

                (b) At the First Closing, Hines will or will cause one or more of its Affiliates to contribute cash to the Trust and/or the Partnership (the "Hines Capital Contribution") in an aggregate amount (the "Hines Contribution Amount") equal to the excess of (i) 80.1% of the excess of (A) the sum of (I) the Agreed Valuations of the First Closing Properties, (II) all closing costs (including the costs of obtaining any financing) and closing adjustments in respect of the First Closing Properties, and (III) all organizational expenses of the Trust and the Partnership which pursuant to the terms of the Partnership Agreement are to be paid by the Partnership, over (B) the proceeds of the Permanent Financing and the Bridge Loan in respect of the First Closing Properties (such excess of (A) over (B), the "Initial Fund Equity"), over (ii) the aggregate amount of capital contributed to the Trust and/or the Partnership by Third Party Investors ("Third Party Equity") at the First Closing. Of the Hines Contribution Amount, Hines or its Affiliate will contribute a sufficient amount to the Trust so that Hines and its Affiliates, together with any Third Party Investors issued Shares at the First Closing, hold, in the aggregate, at least 1% of the total number of Common Shares outstanding immediately after the First Closing, with the remainder of the Hines Capital Contribution being contributed to the Partnership or the Trust (as determined by Hines in its sole discretion); provided that if the Third Party Equity contributed to the Trust at the First Closing is greater than or equal to 1% of the total equity of the Trust immediately following the First Closing, then Hines and its Affiliates shall not be required to make any capital contribution to the Trust, and 100% of the Hines Capital Contribution may be contributed to the Partnership.

                (c) For purposes of this Agreement, the fair market value of each Property at Closing shall be the value set forth on Schedule "3" hereto (the "Agreed Valuations").

                (d) (i) As of the date of this Agreement, Canadian Imperial Bank of Commerce ("CIBC"), a Tenant of 425 Lexington Avenue, has not yet entered into an amendment of its Lease which would have allowed 425 Lexington Limited Liability Company to enter into an agreement with Simpson Thacher & Bartlett ("STB") to lease a portion of CIBC's premises. Hines and SLR acknowledge and agree that the fair market value of 425 Lexington Avenue may increase if one or more Expansion Amendments are executed and delivered. Accordingly, the parties wish to provide for a mechanism to increase the Agreed Valuation of 425 Lexington Avenue and the Initial Sumitomo Payment, if Expansion Amendments are executed and delivered by CIBC and/or STB. In the event that the Agreed Valuation of 425 Lexington Avenue is increased pursuant to this Section, references in this Agreement to the Agreed Valuation of 425 Lexington Avenue shall be deemed references to the Agreed Valuation set forth in Schedule "3" hereto, as increased pursuant to this Section 3.1(d).

                        (ii) The mechanism for determining the amount of the increase is set forth in Schedule "6" hereto. The parties acknowledge that Schedule "6" may not address all possible forms that an Expansion Amendment could take, and that different amendments could have different effects on the Agreed Valuation. Accordingly, the parties agree to work in good faith to agree upon an appropriate increase consistent (to the extent applicable) with the formula set forth in Schedule "6" when an Expansion Amendment is executed and delivered.

                        (iii) Prior to the Closing of 425 Lexington Avenue, Hines shall be notified of, and permitted to approve, any Expansion Amendment pursuant to Section

        17.1(a) hereof. If an Expansion Amendment is executed and delivered after the Closing Date, the Partnership shall notify SLR within 10 days after an Expansion Amendment has been executed and delivered. The parties shall work in good faith to agree upon the increase in the Agreed Valuation within 30 days after an Expansion Amendment is executed and delivered. The parties shall execute and deliver a written amendment to this Agreement which sets forth the amount of the agreed increase (but the failure to do so shall not affect SLR's rights hereunder).

                        (iv) The Initial Sumitomo Payment shall be increased by an amount equal to the agreed increase in the Agreed Valuation. If the amount of the increase is determined before the First Closing, the Initial Sumitomo Payment paid at the First Closing shall be increased accordingly. If the amount of the increase is determined after the First Closing, the Partnership shall be required to pay SLR by Wire Transfer, within sixty days after the date that the increase is agreed by the parties, the total amount of such increase, plus interest from the First Closing Date through the date of payment at the rate of 9% per annum, compounded annually. Hines will cause HREH to deliver the HREH Guaranty at the First Closing to guarantee the Partnership's obligation to pay the increase. If the full amount of such increase is paid at the First Closing, the HREH Guaranty will be delivered at the First Closing but will be modified to exclude Hines' obligations under this Section 3.1(d).

                        (v) In the event that no Expansion Amendment is executed and delivered prior to the Outside Date, the Partnership shall have no obligation to pay any increase in the Initial Sumitomo Payment or any other consideration to Sumitomo and this Section 3.1(d) shall be of no further force or effect. If more than one Expansion Amendment is executed and delivered on or before the Outside Date, the Partnership shall be required to pay the agreed increase with respect to each Expansion Amendment. In no event shall the Agreed Valuation of 425 Lexington Avenue be deemed to decrease as the result of any Expansion Amendment (or the failure to execute same). In the event that an increase in the Initial Sumitomo Payment is payable hereunder, SLR shall pay (or cause to be paid) New York State and New York City transfer tax on the amount of such increase promptly following receipt of same.

                        (vi) In the event that the parties cannot agree upon the amount of the increase to the Agreed Valuation within forty (40) days after an Expansion Amendment has been executed and delivered, then the parties shall submit the dispute to arbitration to be conducted in the City and County of New York in accordance with the then applicable expedited commercial arbitration rules of the American Arbitration Association (the "AAA"). An arbitrator shall be appointed by the AAA or its successor (the branch office of which is located in or closest to The City of New York), within ten (10) days of a request by either party (the "Arbitrator"). Each of the Partnership and SLR shall deliver to the Arbitrator in writing, within five (5) days after such Arbitrator is appointed, its proposal for the increase to the Agreed Valuation, together with any evidence, documentation, or other materials supporting the same (a "Proposal"). After the submission of such Proposals, neither party may make any additions to or deletions from, or otherwise change, its respective Proposal. Within ten (10) days after the delivery of the Proposals, the Arbitrator shall choose one or the other of the Proposals made by the

        Partnership and SLR. The determination of the Arbitrator (regardless of how appointed) shall be final and binding upon Hines, SLR and the Partnership. SLR and the Partnership shall each pay one-half of the costs and expenses incurred in connection with the selection and use of the Arbitrator.

                        (vii) This Section 3.1(d) shall survive Closing.

        3.2 MSI Interests.

                (a) MSI Property (U.S.A.), Inc. (formerly known as Sumitomo Marine Realty (U.S.A.), Inc.) ("MSI") owns a 10% interest in 19th and M Street Associates Limited Liability Company, the Current Owner of 1200 Nineteenth Street, and a 9.7727% interest in Park Land Associates Limited Liability Company and in Park Building Associates Limited Liability Company, collectively the Current Owner of 499 Park Avenue. Sumitomo will negotiate with MSI for the sale of MSI's interests in these Current Owners. It shall be a condition to Hines' and Sumitomo's obligation to proceed with the First Closing that either: (i) MSI has sold its interests in Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company and 19th and M Street Associates Limited Liability Company to Sumitomo at or prior to the First Closing; or (ii) MSI consents to, and at the First Closing MSI joins in, the sale of these Properties to the Partnership. The "MSI Payment" is the payment to be made by Sumitomo for MSI's interests in 499 Park Avenue and 1200 Nineteenth Street. At the First Closing, at Sumitomo's option, a portion of the Initial Sumitomo Payment will be paid directly to MSI in payment for its interests. Notwithstanding anything to the contrary in this Agreement, Sumitomo shall have no liability hereunder for failure to reach an agreement with MSI, or if such an agreement is obtained from MSI prior to the First Closing, for failure of MSI to close the transactions for any reason.

                (b) In the event that MSI has not (i) entered into a legally binding written agreement on or before May 15, 2003 to sell its interests in Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company and 19th and M Street Associates Limited Liability Company to Sumitomo, or (ii) delivered to SLR its written consent to the sale of 499 Park Avenue and 1200 Nineteenth Street to the Partnership, then each of Hines and Sumitomo may elect upon notice to the other, to postpone the First Closing (as to all of the First Closing Properties) in order to obtain MSI's agreement or consent, but neither party may postpone the Closing to a date later than July 31, 2003 (unless SLR elects to further extend the Closing as to 499 Park Avenue and 1200 Nineteenth Street by agreeing to pay the fees and other charges necessary to extend (and upon such payment Hines is able to extend) the Partnership's financing commitments) but in no event shall the Closing as to these Properties be extended beyond November 15, 2003. In the event Sumitomo fails to obtain such consent or agreement of MSI by the applicable date set forth above, such failure will constitute the failure of the Closing condition set forth in
        Section 6.1(e) and the provisions of Section 8.5(b) shall apply.

                (c) In the event that the agreement with MSI contemplated by
        Section 3.2(a) has not been obtained by May 15, 2003, but Hines wishes to enter into a loan commitment for the Bridge Loan with respect to the First Closing and such commitment requires Hines or the Partnership to post a non-refundable deposit, then Hines shall so notify SLR. SLR shall then elect to either have such commitment entered into or not have such commitment entered into. If SLR elects to have such commitment entered into, and if the written agreement with MSI is not obtained so that the First Closing does not occur with respect to 1200 Nineteenth Street and/or 499 Park Avenue, then Sumitomo shall reimburse Hines and the Partnership for any portion of such non-refundable deposit which is lost on account thereof. If SLR does not elect to have such commitment entered into, SLR shall have no liability hereunder for failure of Hines to satisfy such Closing condition and the failure of Hines to enter into a Bridge Loan commitment or obtain the Bridge Loan by the First Closing shall not be deemed a breach or default by Hines under this Agreement.

        3.3 [Intentionally Omitted].

        3.4 Repayment of Bridge Loan; Redemption of Shares and Units. After the First Closing, the Fund shall apply the net proceeds of all Third Party Equity contributed to the Fund and of all additional Permanent Financing obtained by the Fund (and any other funds from capital transactions of the Fund) as follows (before using such proceeds for any other purpose): (a) first, if the Partnership elects, to repay the Bridge Loan (if any) with respect to the First Closing in full; (b) second, to cause the Trust to redeem all of the Initial Sumitomo Shares at the same price per Share at which such Shares were issued at the First Closing; and (c) third, if Hines elects, to redeem Units held by the Hines Limited Partner until the Hines Limited Partner holds Common Units representing the lesser of 1% of the total number of Common Units outstanding or $25 million in value, as provided in the Partnership Agreement (or such greater amount as the Hines Limited Partner shall elect in its sole discretion). It shall be a condition to the Second Closing that Sumitomo has received payment for all of the Initial Sumitomo Shares at least 31 days prior to the Second Closing Date. In addition, it shall be a condition to the Partnership's obligation to proceed with the Second Closing that the Hines Limited Partner has received the sums described in clause (c) above (provided that Hines may waive this condition in its sole discretion). The parties anticipate that the redemption of the Initial Sumitomo Shares will occur at Third Party Equity Closing #1 (described in Section 4.3 below). Further, it shall be a condition to the Second Closing that the Bridge Loan (if any) obtained at the First Closing has been repaid in full, unless the Partnership demonstrates to SLR's reasonable satisfaction that the Partnership has sufficient Third Party Equity commitments to repay the Bridge Loan obtained at the First Closing in full and covenants in writing to SLR to apply such commitments to the repayment of such Bridge Loan no later than March 31, 2004.

        3.5 Second Closing. At the Second Closing, Sumitomo will convey 101 East 52nd Street (the "Second Closing Property") to the SPE Owner designated by the Partnership. At the Second Closing, in consideration for the Second Closing Property, Sumitomo shall receive from the Partnership (a) Class A Common Shares with a value of $25 million (at the same price per share at which the Initial Sumitomo Shares were issued at the First Closing) plus (b) cash in an amount equal to the Agreed Valuation for the Second Closing Property minus $25 million (the "Second Sumitomo Payment"). The Second Sumitomo Payment shall be paid by Wire Transfer at the Second Closing. If the First Closing does not occur due to the failure to satisfy any Closing condition, neither SLR nor the Partnership will have any obligation to proceed with the

Second Closing and in such event the parties may terminate this Agreement in accordance with Section 8.5. The Partnership shall be permitted to obtain a Bridge Loan to finance the Second Closing, provided that the Partnership demonstrates to SLR's reasonable satisfaction that the Partnership has commitments for Third Party Equity in an amount at least equal to the amount of such Bridge Loan (in addition to the commitments described in the last sentence of Section 3.4, as applicable) and covenants in writing to SLR to apply such commitments to the repayment in fue1s of such Bridge Loan no later than March 31, 2004.


ARTICLE 4. MORTGAGE FINANCING; THIRD PARTY EQUITY.

        4.1 Permanent Financing; Loan Criteria. The Partnership and Hines will use good faith efforts to obtain first mortgage financing, to be closed and funded at the First Closing and Second Closing (each, the "Permanent Financing"). The Permanent Financing shall meet the following criteria (the "Loan Criteria"):

                (a) the principal amount of (i) Permanent Financing for the First Closing shall not exceed 55% of the aggregate of (A) the Agreed Valuations of the First Closing Properties, plus (B) all closing costs (including the costs of obtaining any financing) and closing adjustments in respect of the First Closing Properties, and (ii) the Permanent Financing for the Second Closing Property shall not exceed an amount which, when taken together with all Permanent Financing on the First Closing Properties, would not cause the aggregate amount of Permanent Financing on all four Properties to exceed 55% of the sum of (x) the Agreed Valuations of all of the Properties, plus (y) all closing costs (including the cost of obtaining any financing) or closing adjustments paid by the Partnership with respect to the Closing of the Properties;

                (b) the security will consist of first mortgages, assignments of leases and other security instruments that are customary with respect to first lien mortgage financings;

                (c) the loan documents shall not prohibit or restrict in any way the redemption of the Initial Sumitomo Shares following the First Closing pursuant to Section 3.4 hereof (or pursuant to the corresponding provisions of the Declaration of Trust and Partnership Agreement), or Hines' ability to purchase the Initial Sumitomo Shares pursuant to
        Section 4.4(d);

                (d) the SPE Owners will be the borrowers and no party other than the SPE Owners and the Partnership will have liability in connection with the loans; provided, however, Hines may elect, in its sole discretion, to accept personal liability for itself or one or more of its Affiliates with respect to certain matters relating to such financing, such as non-recourse carve-outs and similar matters; and

                (e) all other terms of the loans must be acceptable to Hines and the Partnership in their sole and absolute discretion (subject to the requirements of the Partnership Agreement and PPM).

References in this Agreement to the Permanent Financing shall be deemed to mean Permanent Financing which meets the Loan Criteria. It will be a condition to Closing that Permanent Financing which meets the Loan Criteria is closed and funded at Closing.

        4.2 Existing Mortgage. Sumitomo will cause the Existing Mortgage to be fully released and discharged of record on or prior to the First Closing without expense to Hines or the Partnership.

        4.3 Third Party Equity Target. It is the parties' intention to raise at least $250 million in Third Party Equity on or before July 31, 2003, although it is hoped that Third Party Equity may be raised on or before the First Closing. The parties anticipate that Third Party Equity closings will occur on the following dates (and on the First Closing Date, if Third Party Equity is then available):

                (a) Third Party Equity Closing #1: July 31, 2003

                (b) Third Party Equity Closing #2: September 30, 2003
                    (simultaneous with the Second Closing)

                (c) Third Party Equity Closing #3: December 31, 2003

            However, in no event will Hines or the Partnership be deemed to be in breach or default hereunder if Third Party Equity in the amount specified above is not raised on or before July 31, 2003, nor if one or more of the Third Party Equity Closings described above fail to occur by the specified date.

        4.4 Failure to Meet Equity Target.

                (a) If, on the First Closing Date, Third Party Equity, together with the Hines Capital Contribution and Permanent Financing meeting the Loan Criteria, are insufficient to make the Initial Sumitomo Payment to Sumitomo, Hines shall use good faith efforts to obtain a Bridge Loan on behalf of the Partnership to cover the deficiency. Any Bridge Loan which the Partnership obtains in connection with the Closings shall be in an amount not to exceed 30% of the aggregate of (i) the Agreed Valuations of the applicable Properties and (ii) all closing costs (including cost of obtaining financing) and closing adjustments paid by the Partnership with respect to such Properties. In no event will the failure to raise sufficient Third Party Equity (or the failure to obtain funds which Third Party Investors have agreed to contribute) relieve Hines and the Partnership from the obligation to complete the First Closing, nor shall Hines and the Partnership be entitled to postpone the First Closing in order to obtain the Bridge Loan or other funds required for the First Closing (except as otherwise agreed by SLR or as provided in Section 3.2 or 8.5(b)).

                (b) If, on the Second Closing Date, Third Party Equity, together with Permanent Financing, is insufficient to (w) make the Second Sumitomo Payment to Sumitomo, (x) cause the Trust to redeem all of the Initial Sumitomo Shares, (y) if required by Hines, redeem Hines' Units so that the Hines Limited Partner holds Common Units representing the lesser of 1% of the total number of Common Units outstanding or $25 million in value, as provided by the Partnership Agreement, and (z) if required by the

        Partnership, to repay the Bridge Loan in full, then the Partnership shall so notify SLR prior to the Second Closing Date, and within five Business Days thereafter SLR shall elect, by notice to the Partnership, alternatively: (i) to postpone the Second Closing to a date to be specified by Sumitomo (but not later than December 31, 2003), or (ii) to terminate this Agreement as to the Second Closing Property without liability. Notwithstanding the foregoing, if the Partnership can, with the proceeds of a second Bridge Loan, (1) make the Second Sumitomo Payment, (2) cause the Trust to redeem all of the Initial Sumitomo Shares and (3) to the extent required by Hines, redeem Hines' Units as described above, then the Partnership shall be permitted to proceed with the Second Closing using a second Bridge Loan and SLR shall not be entitled to adjourn the Closing, subject to compliance with the last sentence of each of Sections 3.4 and 3.5. If SLR elects to postpone the Second Closing and the Second Closing does not occur by December 31, 2003 (or such earlier date to which SLR has agreed to extend the Second Closing), each of the Partnership and SLR shall have the right to terminate this Agreement only as to the Second Closing Property upon notice to the other. If Hines does not require the Partnership to redeem its Units prior to the Second Closing as provided in the first sentence of this Section, then all net proceeds of Third Party Equity contributed to the Fund after the Second Closing and of all additional Permanent Financing obtained by the Fund after the Second Closing shall be applied first to such redemption of Hines' Units.

                (c) After the First Closing, the Partnership shall not purchase any properties other than the Second Closing Property unless and until:
        (i) the Second Closing has occurred, or (ii) the Second Closing has not occurred for failure to satisfy a Closing condition and Sumitomo or the Partnership terminates this Agreement as permitted hereunder with respect to the Second Closing Property, or (iii) the Partnership demonstrates to SLR's reasonable satisfaction that it has sufficient Third Party Equity commitments which, when aggregated with the Permanent Financing for the Second Closing Property, will permit the Partnership to make the Second Sumitomo Payment and will permit the Trust to redeem all of the Initial Sumitomo Shares, and the Partnership covenants in writing to SLR to reserve such commitments to fund the Second Closing (or to repay a Bridge Loan which the Partnership may elect to obtain to complete the Second Closing).

                (d) In the event that Hines is unable to raise sufficient Third Party Equity to cause the Trust to redeem all of the Initial Sumitomo Shares in accordance with Section 3.4 on or before December 31, 2003, then (regardless of whether the Second Closing occurs) on December 31, 2003 Hines shall purchase or cause the Hines Limited Partner or another Affiliate of Hines to purchase (and Sumitomo shall sell) all the Initial Sumitomo Shares that are still owned by Sumitomo at the same price per Share at which such Shares were issued at the First Closing. At the First Closing, Hines shall cause HREH to deliver to Sumitomo the HREH Guaranty to guarantee Hines' purchase obligation described in this
        Section 4.4(d). If Hines purchases any of the Initial Sumitomo Shares, Sumitomo shall provide Hines with customary representations in assignment documentation that Sumitomo has not sold or encumbered, and has good title to, such Shares. In such event, this Agreement shall terminate as to the Second Closing Property in accordance with Section
        8.5 and Sumitomo shall have no further rights under the Trust Organization Documents, the Partnership Agreement or any agreements relating thereto (including but not limited to the Advisory Agreement). For example, Sumitomo shall no longer have any rights to appoint members to the Management Board or to receive fees under the Advisory Agreement.

                (e) Each Bridge Loan shall be on terms and conditions satisfactory to the Partnership and Hines in their sole discretion. While Sumitomo shall have no personal liability with respect thereto, Hines may, in its sole discretion, agree to accept limited liability as to such loan including liability for any non-recourse carve-outs. Hines and the Partnership agree to use good faith efforts to obtain the Bridge Loan to the extent required for the First Closing.

        4.5 Marketing.

                (a) The parties will work together to finalize the PPM and a binder containing detailed information regarding the Properties (the "Property Information Binder") as quickly as possible after the date hereof, and the forms of the PPM and Property Information Binder shall be acceptable to all parties in their reasonable discretion. The PPM and Property Information Binder which have been approved by the parties, and amendments or supplements to the foregoing which have been approved (or deemed approved) by the parties are referred to collectively as "Approved Market Materials". Changes--other than de minimis changes--in the forms of the Approved Marketing Materials, once final forms have been agreed, will require the prior written consent of the parties. In the event that any party wishes to amend any Approved Marketing Materials, such party shall notify the other parties of the proposed change. The other parties shall notify the party seeking the amendment of its approval (or the reasons for its disapproval) within 5 Business Days after receipt of such proposed change. Any revision of a proposed change submitted to secure the other party's approval shall also be approved or disapproved within 5 Business Days. If a party fails to respond to a notice requesting approval of a proposed change to Approved Marketing Materials within such 5 Business Day period, such party shall be deemed to have consented to the proposed change (except that only Hines will be permitted to make agreed changes to the Approved Marketing Materials).

                (b) Notwithstanding subparagraph (a) above, Hines, the Fund and Morgan Stanley shall be permitted to prepare and distribute other marketing materials without SLR's consent, provided that Hines causes each Third Party Investor to acknowledge in writing prior to investing in the Fund that in the event of any discrepancy between such marketing materials and Approved Marketing Materials, the Approved Marketing Materials shall govern.

                (c) Each party agrees (on its own behalf and on behalf of its Affiliates which engage or assist in Fund marketing efforts) that it shall comply with all applicable securities laws of the U.S. and each other jurisdiction in which such party is marketing Interests. For this purpose, each party shall comply with the Securities Protocol attached hereto as Exhibit "G" (the "Securities Protocol").

     (d) Hines has already begun, and shall continue, to market to third party investors in the U.S. and Europe the opportunity to invest equity in the Fund with a view towards obtaining the maximum amount of commitments for Third Party Equity. Hines, working together with Morgan Stanley, has the lead responsibility for marketing in the U.S. and Europe, including the preparation of marketing materials and negotiation of final terms with investors. Sumitomo and its Affiliates will have the lead responsibility after the Closings for marketing in Japan and, commencing in 2004, elsewhere in Asia; however, due to current economic conditions and other factors, Sumitomo and its Affiliates will not begin marketing efforts until after the Second Closing (i.e., it is not anticipated that any Asian capital will be raised prior to Second Closing) and are not specifically undertaking to do so in this Agreement. Prior to the date Sumitomo or its Affiliate begins such marketing activities, it shall enter into a placement agent agreement with the Trust and the Partnership with respect thereto, which agreement shall be in such form as may be acceptable to the parties acting reasonably. Hines will pay Morgan Stanley's placement fee. Sumitomo will pay the placement fees of any placement agent engaged by Sumitomo in connection with marketing Interests to investors in Japan and Asia, and SLR and its Affiliates shall be entitled to retain 100% of any marketing or distribution fees that they collect from Asian investors in connection with the marketing of Interests in the Fund. All other marketing costs will be paid by the Fund, including all travel and entertainment costs heretofore or hereafter incurred by Hines, Morgan Stanley and Sumitomo and its Affiliates in marketing Interests to Third Party Investors. Notwithstanding the foregoing, in the event that market conditions in the various geographic areas where the Fund is being marketed, or the requirements of Third Party Investors in these geographic areas, result in caps, limits or restrictions on the Fund's ability to pay or bear marketing costs (including travel and entertainment expenses), then any portion of such costs or expenses in excess of the amount the Fund may, as a result of such caps, limits or restrictions, pay or bear shall be paid (x) by Sumitomo, if incurred with respect to marketing efforts by Sumitomo or its placement agent(s), or (y) by Hines, if incurred with respect to marketing efforts by Hines or Morgan Stanley. It shall be a condition to Sumitomo's obligation to proceed with the First Closing that Hines obtain an amendment of Morgan Stanley's agreement to provide Sumitomo and its Affiliates with the sole right to market the Fund in Japan. After such agreement expires, Hines will structure any successor agreement, after consultation with SLR, to expand Sumitomo's exclusive marketing rights to other parts of Asia;

     (e) Hines and SLR agree that they will work together in good faith to adjust the asset management, advisory and acquisition fee structure and other terms of the Fund if, as a result of investor feedback, they conclude that such adjustments are necessary to make it market-clearing. The parties will also work together in good faith to make adjustments to the terms of the Fund as applied to Japanese investors, if necessary, once Sumitomo has had an opportunity to investigate the kind of fee structure and other terms that would optimize the raising of Japanese equity. Further, Hines and SLR agree that (i) they will work together in good faith to make such amendment to the Partnership Agreement, Trust Organization Documents, Advisory Agreement, and the Management and Leasing Agreement if, as a result of investor feedback, they conclude that such amendments or adjustments are necessary to make these documents market-clearing, or (ii) Hines may make amendments or adjustments to the above-referenced documents if

Hines concludes that such amendments or adjustments are necessary for the Fund to comply with applicable law, including being exempt from the registration requirements of the Securities Act of 1933 (as amended) or the Investment Company Act of 1940 (as amended). Notwithstanding the foregoing, each of SLR and Hines shall have the right to consent (in its sole discretion) to amendments or adjustments of the type described in the preceding sentence if such amendments or adjustments would affect the rights and/or obligations of SLR or Hines or their respective Affiliates hereunder or under any of the Closing Instruments in more than a de minimis manner. The failure of the parties, acting in good faith, to agree upon the amendments and adjustments described in this section shall not be deemed a default under this Agreement and in the event of such failure the parties shall have the remedies set forth in Section 8.5.

     (f) Hines may perform its obligations under this Article 4 through the General Partner, but such delegation shall not be deemed to relieve Hines of its obligations or liabilities hereunder.

4.6 Indemnities Relating to Marketing.

     (a) Each of Hines, the Trust and the Partnership, on the one hand, and Sumitomo, on the other hand, hereby agrees to indemnify, hold harmless and defend the other (and the Sumitomo Indemnitees and Hines Indemnitees, as applicable) against any and all claims, damages, losses, Legal Proceedings, costs, demands, liabilities, expenses and Fees-And-Costs, including Fees-and-Costs of enforcing this indemnity (collectively; "Claims") resulting from or arising out of the following in connection with or relating to the offer or sale of Interests by the indemnifying party or its Affiliates or otherwise in connection with marketing efforts of such party or its Affiliates relating to the Fund: (i) a breach by such party or its Affiliates of applicable securities laws; (ii) a breach of the Securities Protocol by such party or its Affiliates; or (iii) a misrepresentation as to a material fact or the omission of a material fact made by such party or its Affiliates in any communication other than Approved Marketing Materials.

     (b) Hines and the Partnership (on their own behalf and on behalf of the Trust) acknowledge and agree that the representations and warranties of SLR and its Affiliates in this Agreement and the Closing Instruments are made for the sole benefit of, and may be relied upon only by, Hines and the Partnership, and that the Trust, the other partners of the Partnership, and Third Party Investors shall have no right to rely upon such representations. Without limiting the preceding sentence, Hines and the Partnership (on their own behalf and on behalf of the Trust) acknowledge and agree that the Sumitomo Indemnitees shall have no liability to Hines, the Partnership or the Trust for, and hereby (on their own behalf and on behalf of their Affiliates) release the Sumitomo Indemnitees from all liability in connection with, any and all Claims arising from or in connection with any misrepresentation now or in the future included in, or any factual information omitted from, Approved Marketing Materials or otherwise communicated to any Person which is based upon a misrepresentation of, or any factual information omitted by, SLR or its Affiliates in this Agreement or the Closing Instruments. (The foregoing is not intended, however, to limit the remedies of Hines and the Partnership against SLR in Section 4.6(a) or Article 13 hereof.)

     (c) The Partnership and (by executing and delivering the form of agreement attached hereto as Exhibit "O" at the First Closing) the Trust, hereby agree to indemnify, hold harmless and defend each of the Hines Indemnitees and the Sumitomo Indemnitees against any and all Claims incurred by or asserted against any Sumitomo Indemnitee or Hines Indemnitee, as applicable, by Third Party Investors or other Persons (including third party partners of the Partnership and Trust shareholders) arising from or in connection with: (i) the offer or sale of Interests by the Indemnitees (or any of them), the Partnership or the Trust, or other marketing activities by the Indemnitees (or any of them), the Partnership or the Trust, in connection with the Fund, provided that the Indemnitee seeking indemnification has not: (A) violated applicable securities laws, (B) violated the Securities Protocol, or (C) made any misrepresentation to any Third Party Investor or any other Person of a material fact or omitted to disclose to any Third Party Investor or any other Person a material fact in any communication other than Approved Marketing Materials; (ii) a misrepresentation as to a material fact in or any omission of a material fact from Approved Marketing Materials (regardless of whether such misrepresentation or omission is based upon a misrepresentation or omission of SLR or its Affiliates in this Agreement or the Closing Instruments); (iii) any violation of applicable securities laws by Morgan Stanley or any misrepresentation of a material fact or omission of a material fact by Morgan Stanley in connection with the offer or sale of Interests in the Fund or otherwise in connection with marketing activities relating to the Fund; and (iv) any other Claims by Third Party Investors relating to the offer or sale of the Interests.

     4.7 Survival. This Article 4 (other than Sections 4.1 and 4.2) shall survive the Closings and the termination of this Agreement.

ARTICLE 5. CLOSINGS; CLOSING DELIVERIES.

     5.1 Closing Dates. The First Closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, NY 10019 on June 30,2003, or such later date as may be provided herein (the "First Closing Date"). The Second Closing shall also take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P. in New York, on September 30, 2003, or such later date as may be provided herein (the "Second Closing Date"). References in this Agreement to the "Closing" and the "Closing Date" are deemed to be references to the First and/or Second Closing, aricl the First and/or Second Closing Date, as applicable in the particular context.

     5.2 First Closing Events. The following shall occur at the First Closing:

          (a) The Partnership closes the Permanent Financing;

          (b) SLR provides to the Title Insurer all appropriate releases and discharges (in recordable form) of the Existing Mortgage;

          (c) The Initial Sumitomo Payment is made to Sumitomo and the Initial Sumitomo Shares are issued to Sumitomo;

          (d) The Hines Capital Contribution is made to the Partnership;

          (e) Units are issued to the Trust to reflect the value of the Shares being issued to Sumitomo;

          (f) If applicable, the Partnership closes the Bridge Loan;

          (g) Third Party Investors (if any) are admitted to the Fund and are issued an appropriate number of Shares or Units, as applicable;

          (h) The Title Insurer issues title policies for the First Closing Properties to the applicable SPE Owners;

          (i) Sumitomo, at its option, directs that a portion of the Initial Sumitomo Payment be used to make the MSI Payment to MSI (unless Sumitomo purchases MSI's interests in Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, and 19th and M Street Associates Limited Liability Company prior to the First Closing);

          (j) The First Closing Properties (and the related rights, titles and interests contemplated by this Agreement to be assigned or transferred at the First Closing) are conveyed to the SPE Owners;

          (k) The deliveries required by Section 5.3 are made;

          (l) If the Fund seeks to qualify for exemption from the registration requirements of the Securities Act of 1933 afforded by Regulation D, within 15 days after the Closing, the Fund shall file a Form D with the Securities and Exchange Commission in compliance with Regulation D and shall file with any state any comparable form required pursuant to such state's securities laws; and

          (m) The other payments required by this Agreement to be made at the First Closing are made with respect to the First Closing Properties.

5.3 First Closing Document Deliveries.

          (a) Subject to the terms of this Agreement, Sumitomo shall execute and/or deliver and/or cause the Current Owners to execute and/or deliver, as applicable, the following documents, items and payments at the First
     Closing:

               (i) The Deed to each First Closing Property, in the forms attached hereto as Exhibit "C";

               (ii) A New-York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (Form TP-584) and Real Property Transfer Report (Form RP-5217) (the "NYS Returns") for 499 Park Avenue and 425 Lexington Avenue;

               (iii) A New York City Real Property Transfer Tax Return and Real Property Transfer Report (Form RP 5217 NYC) (the "NYC Returns") for 499 Park Avenue and 425 Lexington Avenue;

               (iv) A Washington D.C. Real Property Recordation and Transfer Tax Form FP 7/C (the "DC Return");

               (v) Appropriate checks (or wire transfers to the extent required by the Title Insurer), payable to the applicable taxing authorities, in the amount of New York State and City and Washington, D.C. transfer and recordation taxes applicable to the conveyance of the First Closing Properties in accordance with Section 14.1 hereof;

               (vi) The Advisory Agreement;

               (vii) An Assignment of Ground Lease in the forms attached hereto as Exhibit "K" (collectively, the "Ground Lease Assignments") with respect to each of 499 Park Avenue and 425 Lexington Avenue;

               (viii) An Assignment of Leases in the forms attached hereto as Exhibit "L" (each, an "Assignment of Leases" and collectively, the "Assignments of Leases") with respect to each First Closing Property;

               (ix) A General Assignment in the forms attached hereto as Exhibit "M" (each, a "General Assignment" and collectively, the "General Assignments") with respect to each First Closing Property;

               (x) A notice to each Tenant of each First Closing Property in the forms attached hereto as Exhibit "N";

               (xi) A certificate of non-foreign status pursuant to Section 1445 of the Code from each of the Current Owners of the First Closing Properties;

               (xii) The closing deliveries specified in paragraphs 1 and 2 of Schedule "9";

               (xiii) Originals of the letters of credit for the First Closing Properties listed on Schedule "13" hereto, together with an original of the additional letter of credit required to be delivered by Dreier & Baritz, LLP;

               (xiv) Standard title affidavits requested by the Title Insurer to issue the title insurance policies for the First Closing Properties (which will not include any indemnities other than a so-called "gap indemnity" with respect to the Closing of 1200 Nineteenth Street);

               (xv) The letter agreement in the form attached hereto as Exhibit "O", executed and delivered by the Current Owners of the First Closing Properties;

               (xvi) Originals (or if such originals are not in the possession of Sumitomo and/or the Current Owners, copies) of the Property Documents for the First Closing Properties;

               (xvii) The Tenant Estoppels and SNDAs for the First Closing Properties, as required by Section 7.1(m) hereof;

               (xviii) Appropriate letters or other evidence with respect to the termination of management and Leasing Agent Agreements in accordance with Section 9.1 below;

               (xix) Appropriate letters or other evidence with respect to the termination of Service Contracts and Construction Agreements in accordance with Section 9.3 below;

               (xx) The Tenant Deposits: (i) in the case of cash Tenant Deposits, in the form of(x) a cashier's check payable to the Partnership (or by wire transfer to an account designated by the Partnership) or (y) transfer by appropriate instruments of the accounts in which such deposits are held, and (ii) in the event any Tenant Deposits are in the form of a letter of credit, then Sumitomo shall, or shall cause the applicable Current Owner to, deliver at Closing the original letter(s) of credit, together with documentation sufficient to cause the letter(s) of credit to be assigned to the Partnership or the applicable SPE Owner, together with the payment of any costs in connection therewith;

               (xxi) At least three (3) counterparts of a Closing Statement showing all closing apportionments made under Article 16 hereof and such other Closing payments; credits and prorations as may be required hereby;

               (xxii) All keys to the First Closing Properties which are in the possession of Sumitomo, the applicable Current Owners or any of their respective agents or employees;

               (xxiii) A Subscription Agreement from each of SLR and SLRI in the form attached hereto as Exhibit "H" (the "Subscription Agreement");

               (xxiv) Certified rent rolls for the First Closing Properties in substantially the same form as the rent rolls attached as Schedule "19" hereto, but updated to reflect the current status of Rents (subject, however, to Sections 7.l(g) and 8.5 hereof); and

               (xxv) Any other instruments or documents to be executed and/or delivered by Sumitomo or the Current Owners pursuant to any other provisions of this Agreement.

     (b) Subject to the terms of this Agreement, Hines, its Affiliates, and the Partnership shall execute and/or deliver, and/or cause the applicable SPE Owners and the Trust to execute and/or deliver, as applicable, the following documents, items and payments at the First Closing:

          (i)    The NYS Returns for 499 Park Avenue and 425 Lexington Avenue;

          (ii)   The NYC Returns for 499 Park Avenue and 425 Lexington Avenue;

          (iii)  The DC Return;

          (iv)   The Partnership Agreement;

          (v)    The Trust Organization Documents executed pursuant to Section
     2.2 hereof;

          (vi)   The Advisory Agreement;

          (vii) The Ground Lease Assignments with respect to the First Closing Properties;

          (viii) The Assignments of Leases with respect to the First Closing Properties;

          (ix) The General Assignments with respect to the First Closing Properties;

          (x) Certificates representing the Initial Sumitomo Shares issued to SLR and SLRI;

          (xi)   Copy of the Management and Leasing Agreement;

          (xii)  Copies of the Permanent Financing documents;

          (xiii) Copies of the Bridge Loan documents (if applicable);

          (xiv)  Copies of the title insurance policies;

          (xv) The closing deliveries specified in paragraphs 3 through 8 of Schedule "9";

          (xvi) At least three (3) counterparts of a Closing Statement showing all closing apportionments made under Article 16 hereof and such other Closing payments, credits and prorations as may be required hereby;

          (xvii) The letter agreement in the form attached hereto as "Exhibit "O", executed and delivered by the Trust and the SPE Owners of the First Closing Properties;

          (xviii) The HREH Guaranty and the HREH Opinion; and

          (xix) Any other instruments or documents to be executed and/or delivered by Hines, its Affiliates, the Partnership, the SPE Owners, the Trust and/or General Partner pursuant to any other provisions of this Agreement.

5.4 Second Closing Events. The following shall occur at the Second Closing:

               (a) The Partnership closes the Permanent Financing for the Second Closing Property;

               (b) The Second Sumitomo Payment is made to Sumitomo and Shares are issued to Sumitomo in accordance with Section 3.5;

               (c) If applicable, the Partnership closes the Bridge Loan;

               (d) The Title Insurer issues title insurance policies for the Second Closing Property to the applicable SPE Owner;

               (e) The Second Closing Property(and the related rights, titles and interests contemplated by this Agreement to be assigned or transferred at the Second Closing) is conveyed to the applicable SPE Owner;

               (f) The deliveries required by Section 5.5 are made; and

               (g) The other payments required by this Agreement to be made at Closing are made with respect to the Second Closing Property.

5.5 Second Closing Document Deliveries.

               (a) Subject to the terms of this Agreement, Sumitomo shall execute and/or deliver, and/or cause the Current Owner to execute and/or deliver, as applicable, the following documents, items and payments at the Second Closing:

                    (i) The Deed to the Second Closing Property in the form attached hereto as Exhibit "C";

                    (ii) The NYS Return for the Second Closing Property;

                    (iii) The NYC Return for the Second Closing Property;

                    (iv) An appropriate check (or wire transfer to the extent required by the Title Insurer), payable to the applicable taxing authorities, in the amount of New York State and City transfer taxes applicable to the conveyance of the Second Closing Property in accordance with Section 14.1 hereof;

                    (v) An Assignment of Leases with respect to the Second Closing Property;

               (vi) A General Assignment With respect to the Second Closing Property;

               (vii) A notice to each Tenant of the Second Closing Property in the form attached hereto as Exhibit "N";

               (viii) A certificate of non-foreign status pursuant to Section 1445 of the Internal Revenue Code from 600 Lexington Avenue Associates;

               (ix) The closing deliveries specified in paragraphs 1 and 2 of Schedule "9";

               (x) Originals of the letters of credit for Leases relating to the Second Closing Property listed on Schedule "13" hereto;

               (xi) Standard title affidavits requested by the Title Insurer to issue the title insurance policy for the Second Closing Property (which will not include any indemnities);

               (xii) An amendment to SLR's Lease covering certain space at the Second Closing Property, in a form reasonably acceptable to Hines and SLR (the "SLR Lease Amendment"), pursuant to which SLR surrenders 7,471 r.s.f. of space on floor 3 (Hines agrees to work in good faith with SLR to reach agreement on the surrender at the Second Closing by SLR of up to an additional 3,523 r.s.f. of space currently subleased by SLR, so long as in Hines' sole judgment the terms of such surrender of additional space do not have an impact on the value of this Property; however, the failure to reach such agreement shall not constitute a default, breach or failure of a condition to Closing);

               (xiii) Originals (or if originals are not in the possession of Sumitomo and/or the Current Owner, copies) of the Property Documents for the Second Closing Property;

               (xiv) The letter agreement in the form attached hereto as "Exhibit "0", executed and delivered by the Current Owner of the Second Closing Property;

               (xv) The Tenant Estoppels and SNDAs for the Second Closing Property, as required by Section 7.1(m) hereof;

               (xvi) Appropriate letters or other evidence with respect to the termination of management and Leasing Agent Agreements in accordance with Section 9.1 below;

               (xvii) Appropriate letters or other evidence with respect to the termination of Service Contracts and Construction Agreements in accordance with Section 9.3 below;

               (xviii) The Tenant Deposits: (i) in the case of cash Tenant Deposits, in the form of(x)a cashier's check payable to the Partnership (or by wire transfer to an account designated by the Partnership) or (y) transfer by appropriate instruments of the accounts in which such deposits are held, and (ii) in the event any Tenant Deposits are in the form of a letter of credit, then Sumitomo shall, or shall cause the applicable Current Owner to, deliver at Closing the original letter(s) of credit, together with documentation sufficient to cause the letter(s) of credit to be assigned to the Partnership or the applicable SPE Owner, together with the payment of any costs in connection therewith;

          (xix) At least three (3) counterparts of a Closing Statement showing all closing apportionments made under Article 16 hereof and such other Closing payments, credits and prorations as may be required hereby;

          (xx) All keys to the Second Closing Property which are in the possession of Sumitomo, the applicable Current Owner or any of their respective agents or employees;

          (xxi) A Subscription Agreement from each of SLR and SLRI in the form attached hereto as "Exhibit H";

          (xxii) Certified rent rolls for the Second Closing Property in substantially the same form as the rent rolls attached as Schedule "19" hereto but updated to reflect the current status of Rents (subject, however, to Sections 7.1(g) and 8.5 hereof); and

          (xxiii) Any other instruments or documents to be executed and/or delivered by Sumitomo or the Current Owner pursuant to any other provisions of this Agreement.

     (b) Subject to the terms of this Agreement, Hines, its Affiliates and the Partnership shall execute and/or deliver, and/or cause the applicable SPE Owners and the Trust to execute and/or deliver, as applicable, the following documents at the Second Closing:

          (i) The NYS Return for the Second Closing Property;

          (ii) The NYC Return for the Second Closing Property;

          (iii) An Assignment of Leases with respect to the Second Closing Property;

          (iv) A General Assignment with respect to the Second Closing Property;

          (v) The closing deliveries specified in paragraphs 3 through 8 of Schedule "9";

          (vi) Certificates representing the Shares issued to SLR and SLRI pursuant to Section 3.5;

          (vii) Copy of the Management and Leasing Agreement;

          (viii) Copies of the Permanent Financing documents;

          (ix) Copies of the Bridge Loan documents (if applicable);

          (x) Copy of the title insurance policy;

          (xi) The letter agreement in the form attached hereto as "Exhibit "O", executed and, delivered by the SPE Owner of the Second Closing Property;

          (xii) At least three (3) counterparts of a Closing Statement showing all closing apportionments made under Article 16 hereof and such other Closing payments, credits and prorations as may be required hereby; and

          (xiii) Any other instruments or documents to be executed and/or delivered by Hines, its Affiliates, the Partnership, the SPE Owners, the Trust and/or General Partner pursuant to any other provisions of this Agreement.

ARTICLE 6. SUMITOMO CLOSING CONDITIONS.

          6.1 Sumitomo Closing Conditions. Sumitomo's and the Current Owners' obligation to perform and complete its obligations at each Closing shall be subject to satisfaction of all of the following conditions:

               (a) The Partnership is prepared to close the Permanent Financing for the applicable Properties (i.e., loan documents have been, or are simultaneously being, executed and delivered and the lender is prepared to simultaneously disburse funds to the Partnership and/or the applicable SPE Owners);

               (b) If applicable, the Partnership is prepared to close the Bridge Loan;

               (c) With respect to the Second Closing: (i) if applicable, the Bridge Loan obtained at the First Closing has been repaid in full or the Partnership has demonstrated to SLR's reasonable satisfaction that it has equity commitments in an amount at least equal to the first Bridge Loan and covenants in writing to SLR to apply such commitments to the repayment of such Bridge Loan no later than March 31, 2004,
          (ii) if the Partnership elects to obtain a second Bridge Loan to finance the Second Closing, the Partnership has demonstrated to SLR's reasonable satisfaction that it has equity commitments (in addition to the equity commitments described in subsection (i) above) in an amount at least equal to the proceeds of such Bridge Loan, and the Partnership covenants in writing to SLR to apply such commitments to the repayment of such Bridge Loan no later than March 31, 2004, and
          (iii) proceeds of the Permanent Financing, the Third Party Equity, and Bridge Loan (if applicable) are sufficient to make the Second Sumitomo Payment;

               (d) The Trust and the Partnership are in compliance in all material respects with all applicable securities laws (or all applicable exemptions);

         (e) MS1 has joined in, or has consented to and authorized the applicable Current Owners to consummate, the sale of 499 Park Avenue and 1200 Nineteenth Street, or has assigned and transferred all of its interests in the Current Owners of these Properties to SLR, at or prior to the First Closing (this shall be a condition to the First Closing only and shall be a condition only with respect to 1200 Nineteenth Street and 499 Park Avenue);

         (f) The Trust: (i) qualifies as a REIT pursuant to the Maryland REIT Law, and (ii) meets all requirements to qualify as a REIT under Section 856 of the Code (other than the requirements of Sections 856(a)(5), 856(a)(6) and 856(c)(l));

         (g) Hines' and the Partnership's representations and warranties in this Agreement remain true, correct and complete in all material respects;

         (h) Neither Hines nor the Partnership is in material default under its respective covenants, agreements and undertakings in this Agreement, and HREH is not in material default under the HREH Guaranty;

         (i) The Partnership shall be prepared to pay to Sumitomo the Initial Sumitomo Payment or the Second Sumitomo Payment, as applicable;

         (j) The First Closing shall have occurred (this shall be a condition to the Second Closing only);

         (k) Hines and the Partnership shall have executed and delivered and/or shall have caused General Partner, the Trust, the Hines Limited Partner, the applicable SPE Owners and their respective Affiliates to execute and deliver, as applicable, all Closing Instruments required to be executed and delivered by the above described Persons, at or prior to Closing;

         (1) Any other conditions to SLR's obligations which are specifically set forth elsewhere in this Agreement shall have been fulfilled;

         (m) Hines (or an Affiliate) has purchased or the Trust has fully redeemed, all Initial Sumitomo Shares at least 31 days prior to the Second Closing Date (this shall be a condition to the Second Closing only);

         (n) No Bankruptcy Event shall have occurred with respect to any of Hines, HREH, any other direct or indirect parent company of Hines, any Affiliate of Hines which is involved in the transactions described in this Agreement, the General Partner, the Partnership, any SPE Owner, or the Trust;

         (o) The applicable SPE Owner has executed and delivered the SLR Lease Amendment (this shall be a condition to the Second Closing only); and

         (p) Hines has entered into the amendment of Morgan Stanley's agreement described in Section 4.5(d) (this shall be a condition to the First Closing only).

ARTICLE 7.        CLOSING CONDITIONS OF HINES AND THE PARTNERSHIP.

         7.1 Closing Conditions of Hines and the Partnership. The obligation of Hines, its Affiliates, the Partnership, the General Partner, the SPE Owners and the Trust to perform and complete their respective obligations at each Closing shall be subject to satisfaction of all of the following conditions:

                  (a)      All conditions in 6.1 (other than (c), (d), (f),
         (g), (h), (k), (1), (m), (n), (0) and (p)) are satisfied;

                  (b) Sumitomo has terminated (or has caused the applicable Current Owner to terminate) all management and Leasing Agent Agreements for the applicable Properties at or prior to Closing and has paid (or has caused the applicable Current Owner to pay) any and all leasing commissions or brokerage fees which SLR has agreed to pay pursuant to
         Section 16.9;

                  (c) Sumitomo has terminated (or has caused the applicable Current Owner to terminate) all Service Contracts and Construction Agreements not expressly assumed by the SPE Owners pursuant to Section
         9.3 hereof (subject to the last sentence of Section 9.3) and has paid (or has caused the applicable Current Owner to pay) any and all fees, costs and charges due or payable in connection with such termination or under such contracts or agreements;

                  (d) The Title Insurer has agreed to insure the applicable SPE Owner's title in fee simple (and, if applicable, its ground leasehold estate) to the applicable Properties on the current ALTA form title insurance policy in an amount equal to the Agreed Valuation for each applicable Property, excepting no Encumbrances other than the Permitted Encumbrances, without the requirement for the payment by the applicable SPE Owner (or the Partnership) of an additional premium (alternatively, this condition can be satisfied by another title insurer reasonably acceptable to the Partnership licensed to do business with the State of New York and Washington D.C. (as applicable) provided that the cost of coverage payable by the Partnership or SPE Owner does not exceed the cost agreed to by Hines and the Title Insurer);

                  (e) SLR is not in material default under SLR's covenants, agreements and undertakings in this Agreement;

                  (f) With respect to the Second Closing: (i) at the Partnership's election, the Bridge Loan obtained at the First Closing has been repaid in full (if applicable); (ii) at Hines' election, the interests of Hines (or its applicable Affiliate) have been redeemed so that the Hines Limited Partner holds Common Units representing the lesser of 1% of the total number of Common Units outstanding or $25 million in value, as provided in the Partnership Agreement; and
         (iii) proceeds of the Permanent Financing, Third Party Equity and Bridge Loan (if the Partnership elects to obtain a Bridge Loan) are sufficient to make the Second Sumitomo Payment;

                  (g) There shall be no Change in Lease Status which constitutes a Material Tenant Default or Bankruptcy Event under a Major Lease pursuant to Section 11.3 hereof

         (provided, however, that in such event SLR will be entitled to a reasonable adjournment of the applicable Closing (not to exceed 30 days) in order to provide notice of such default to the applicable Tenant and the opportunity for the Tenant to cure);

                  (h) SLR shall have executed and delivered (and caused SLRI and the Current Owners to execute and deliver, as applicable) all Closing Instruments required to be executed and delivered by SLR (and/or SLRI and/or the Current Owners, as applicable) at or prior to Closing;

                  (i) Any other conditions to Hines' obligations which are specifically set forth elsewhere in this Agreement shall have been fulfilled;

                  (j) The Properties which are the subject of the Closing are in compliance with all applicable zoning laws;

                  (k) No Bankruptcy Event shall have occurred with respect to any of Sumitomo or any Current Owner;

                  (l) No Event of Termination has occurred under Article 15 (it being understood that if an Event of Termination occurs, Hines shall only be entitled to terminate this Agreement as provided in
         Article 15);

                  (m)      Sumitomo shall have obtained and delivered to the
         Partnership: (i) executed estoppel certificates from: (A) for the First Closing, the Tenants listed on Schedule "20" attached hereto (the "Estoppel Tenants") and (B) for the Second Closing, Tenants at 101
         East 52nd Street leasing space which aggregates at least eighty percent (80%) of the total leased space at such Property ("Tenant Estoppels") on the forms attached to or described in such Tenants' leases (or if no such form is attached or described, a form reasonably required by the Partnership), with no material changes thereto, and (ii) Subordination, Non-Disturbance and Attornment Agreements ("SNDAs"), from all Estoppel Tenants and such other tenants, and on such form (with no changes thereto not approved by the Partnership's lender), as may be required by the Partnership's lenders;

                  (n) Each of Hines and SLR (in its respective sole discretion) shall have agreed to amendments to this Agreement reflecting a change in the structure of the transactions contemplated hereby pursuant to which none of Hines, its Affiliates or the investors which contribute Third Party Equity would be liable for payment of New York State or New York City transfer tax or Washington D.C. transfer or recordation tax upon the redemption, dilution or sale of the Interests of Hines and its Affiliates in connection with the admission of Third Party Investors to the Fund. The amendments contemplated by this
         Section 7.1(n) are designed to avoid the imposition of New York State, New York City, and Washington D.C. real property transfer and recordation taxes on the Partnership, Trust, Hines or its Affiliates as a result of obtaining Third Party Equity to redeem or purchase Shares and/or Units held by Hines or its Affiliates pursuant to Section 3.4 hereof (this Section 7.1(n) shall be a condition to the First Closing only);

                  (o) SLR's representations and warranties in this Agreement remain true, correct and complete in all material respects; and

                  (p) Dreier & Baritz, LLP shall have delivered to Sumitomo (or the applicable Current Owner) the additional letter of credit required to be delivered as an additional Tenant Deposit under its Lease (this shall be a condition to Closing for 499 Park Avenue only).

ARTICLE 8.        FAILURE TO SATISFY CLOSING CONDITIONS.

         8.1 Waiver of Closing Condition by Hines and the Partnership. Hines and the Partnership shall have the right to waive compliance by SLR and/or any other party with any condition set forth in Section 7.1.

         8.2 Waiver of Closing Condition by SLR. SLR shall have the right to waive compliance by Hines, the Partnership and/or any other party with any condition set forth in Section 6.1.

         8.3 Procedure for Waiver. Any waiver under Sections 8.1 or 8.2 must be in writing and must refer specifically to the condition being waived.

         8.4      Cure of Certain Representations and Warranties.

                  If, between the date of this Agreement and the Closing Date, any party becomes aware that any of its representations and warranties in this Agreement are untrue, incorrect, or incomplete in any material respect, such party shall give notice to the other party as promptly as practicable after such party becomes aware of the same and the following shall apply:

                                    (1)      If the representation or warranty
                           was untrue, incorrect or incomplete as of the date of this Agreement, or if it became so due to the act or omission of the party making the representation or warranty, then such party shall cure the same prior to Closing (subject to Section 8.6), failing which such party shall be in breach of this Agreement.

                                    (2)      Otherwise, the party making the
                           representation or warranty shall have the right, alternatively, to (i) cure or correct such untruth, incorrectness or incompleteness prior to five days before the Closing Date; or (ii) refuse to cure. If such party refuses or is unable to cure or correct the same on or before that date, the other parties shall have the option, by notice to the party making the representation or warranty, either to terminate this Agreement without further liability to any party, or to proceed with the Closing notwithstanding the particular problem, subject, however, to Section 11.3.

         8.5      Failure to Satisfy Closing Conditions.

                  (a) In the event that a condition to the First Closing is not satisfied by the First Closing Date, and such unsatisfied Closing condition relates to all of the First Closing Properties, the parties shall have no liability to each other and, unless the unsatisfied Closing condition has been waived or Hines and SLR have extended the Closing Date to satisfy the condition, this Agreement shall terminate without further obligation or liability on the part of any party, other than those obligations or liabilities which expressly survive termination of this Agreement.

                  (b) In the event that a condition to the First Closing is not satisfied by the First Closing Date and such unsatisfied Closing condition relates to less than all of the First Closing Properties, the parties shall have no liability to each other with respect to the Property or Properties which are the subject of such unsatisfied Closing condition (the "Affected Property") and, unless the unsatisfied Closing condition has been waived or Hines and SLR have extended the Closing Date to satisfy the condition, this Agreement shall terminate only as to the Affected Property without further obligation or liability on the part of any party (other than those obligations or liabilities relating to the Affected Property which expressly survive termination of this Agreement), but this Agreement shall remain in full force and effect with respect to the remaining First Closing Properties. In such event, the Initial Fund Equity shall be calculated as to only those Properties for which the Closing will occur. This
         Section 8.5(b) shall be subject to Section 3.2(b).

                  (c) In the event that a condition to the Second Closing is not satisfied by the Second Closing Date, the parties shall have no liability to each other with respect to the Second Closing Property, and unless the unsatisfied Closing condition has been waived or Hines and SLR have extended the Closing Date to satisfy the condition, this Agreement shall terminate only as to the Second Closing Property without further obligation or liability on the part of any party, other than those obligations or liabilities relating to the Second Closing Property that expressly survive termination of this Agreement, but otherwise this Agreement shall remain in full force and effort.

         8.6 Maximum Cure Amount. Notwithstanding anything to the contrary in this Agreement, (i) Sumitomo shall not be required to expend more than Two Million Dollars ($2,000,000) (the "Maximum Cure Amount") in the aggregate with respect to all Properties: (a) to discharge Violations under Article 18, (b) to cure or correct a representation or warranty as described in Section 8.4, and
(c) to cure any Title Defects other than Mortgages, judgments against Sumitomo and the Current Owners which constitute liens against the Properties, and liens against the Properties for non-payment of Sumitomo's or the Current Owners' Federal income tax and (ii) Hines and the Partnership shall not be required to expend more than the Maximum Cure Amount, in the aggregate with respect to all Properties, to cure or correct a representation or warranty as described in
Section 8.4. If the total cost of the items in clause (i) with respect to Sumitomo, or in clause (ii) with respect to Hines and the Partnership, as applicable, exceeds the Maximum Cure Amount, there shall be no obligation on the part of such party to cure, and the other party shall have the option to proceed with the Closing and to receive a credit against (or increase of) the Initial Sumitomo Payment or the Second Sumitomo Payment, as applicable, in an amount equal to the Maximum Cure Amount, or to terminate this Agreement as to the affected Property only without further liability to any party hereunder subject to Article 13.

         8.7 Limitation on Right to Claim Failure of Condition. Notwithstanding anything to the contrary contained herein, no party shall be entitled to claim or rely upon a failure of a condition to such party's obligation to close hereunder, if such failure results from or is based upon a breach or default by such party under this Agreement.

ARTICLE 9.        PROPERTY MANAGEMENT AND LEASING.

         9.1 Termination of Existing Agreements. At Closing, SLR will cause the Current Owners to terminate all existing property management and Leasing Agent Agreements relating to the Properties to be conveyed at such Closing. SLR shall direct the property manager (consistent with the obligations of the property manager under its agreements with the Current Owners) to cooperate with Hines prior to and after Closing to facilitate the orderly and prompt transition of the management of the property to Hines. At Closing, SLR will deliver to the Partnership fully executed termination agreements or other reasonably satisfactory evidence that all terminations required by this Section 9.1 have occurred.

         9.2 Hines as New Property Manager and Leasing Agent. From and after the First Closing, Hines (or an Affiliate) will act as the property manager and leasing agent for the First Closing Properties (and from and after the Second Closing, Hines (or an Affiliate) will act as the property manager and leasing agent for the Second Closing Property) in accordance with the terms of the Property Management and Leasing Agreement attached hereto as Exhibit "D" (the "Management and Leasing Agreement"). Hines (or an Affiliate), the Partnership, and the SPE Owners will execute and deliver the Management and Leasing Agreement at Closing.

         9.3 Termination of Certain Service Contracts and Construction Agreements. At Closing, SLR will cause the Current Owners to terminate, at their sole cost and expense, all Service Contracts and Construction Agreements which the Partnership does not expressly elect to have the SPE Owners assume in a written notice delivered to SLR on or before forty-five (45) days prior to the applicable Closing Date, except those Service Contracts specifically identified on Schedule "15" as not being terminable by the Closing Date, which non-terminable Service Contracts shall be assumed by the SPE Owners at Closing. At the applicable Closing, SLR or the Current Owners will deliver evidence showing that all such terminations have occurred. Notwithstanding the foregoing, SLR may elect not to terminate the Wilkes Artis agreement relating to 1200 Nineteenth Street, but if SLR does not terminate this agreement and the Partnership does not elect to assume this agreement at Closing, SLR shall be responsible for all obligations thereunder after the Closing Date.

ARTICLE 10.       ADVISORY AGREEMENT.

                  At the First Closing, Sumitomo, Hines (and/or their respective Affiliates) and the Partnership will execute and deliver the Advisory Agreement attached hereto as Exhibit "E" (the "Advisory Agreement").

ARTICLE 11.       REPRESENTATIONS AND WARRANTIES OF SLR.

         11.1 Properties "As Is". Subject to the specific representations and warranties of SLR set forth in Section 11.2, Sumitomo agrees to convey, and Hines and the Partnership and the applicable SPE Owners agree to accept, the Properties in "as is" condition on the date of this Agreement (reasonable wear and tear to the Properties excepted, subject to Article 15). Each of Hines and the Partnership acknowledge that it has had the opportunity to inspect all of the Properties and to review the records and other documentation of Sumitomo and the Current Owners relating to the Properties (and will have similar rights under Section 17.3 between the date hereof and the applicable Closing Dates) and that except with respect to the specific representations and warranties of SLR set forth in this Agreement, (i) Hines and the Partnership are relying upon their own independent investigations and analyses of the Properties and other matters referred to in this Agreement, and (ii) Hines and the Partnership are not relying upon information provided to Hines or the Partnership by Sumitomo, its Affiliates, property managers or other agents in deciding to enter into this Agreement.

         11.2 Representations and Warranties. SLR makes the representations and warranties set forth below to Hines and the Partnership as of the date hereof and as of the Closing Date:

                  (a) SLR is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and qualified to conduct business under the laws of the District of Columbia. The execution and delivery by SLR of this Agreement and the Closing Instruments, the performance by SLR of its obligations hereunder and thereunder and the consummation by SLR of the transactions contemplated thereby, have been duly authorized by all necessary action of SLR and duly approved by the board of directors of SLR. The execution and delivery of this Agreement and the Closing Instruments by SLR, the performance by SLR of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby, will not (i) violate any provision of SLR's certificate of incorporation or by-laws; (ii) violate any material agreement to which SLR is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon SLR or the property or business of SLR. The ownership of SLR, and its current officers and directors, are set forth on Schedule "11" hereto;

                  (b) SLRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement and the Closing Instruments by SLRI, the performance by SLRI of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby by SLRI have been duly authorized by all necessary action of SLRI and duly approved by its board of directors. The execution and delivery of the joinder to this Agreement and the Closing Instruments by SLRI, the performance by SLRI of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby, will not (i) violate any provision of SLRI's certificate of incorporation or by-laws, (ii) violate any material agreement to which SLRI is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon SLRI or the property or business of SLRI. The ownership of SLRI, and its current officers and directors, are set forth on Schedule "11" hereto;

                  (c) Each of Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company and 425 Lexington Limited Liability Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, and 19th and M Street Associates Limited Liability Company is a limited liability company duly organized and validly existing under the laws of the District of Columbia. The execution and delivery of the applicable Closing Instruments by each of Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, and 19th and M Street Associates Limited Liability Company, the performance by each entity of its respective obligations hereunder and thereunder and the consummation of the applicable transactions contemplated hereby by Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, and 19th and M Street Associates Limited Liability Company, have been duly authorized, as applicable, by all members of 425 Lexington Limited Liability Company, and by all members (other than MSI) of Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company and 19th and M Street Associates Limited Liability Company. The execution and delivery of the applicable Closing Instruments by Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, and 19th and M Street Associates Limited Liability Company, the performance by each entity of its respective obligations hereunder and thereunder and the consummation of the applicable transactions contemplated hereby, will not (provided MSI's consent to the transactions involving 499 Park Avenue and 1200 Nineteenth Street is obtained or MSI sells its interests in Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company and 19th and M Street Associates Limited Liability Company to Sumitomo prior to Closing): (i) violate any provision of the certificate of formation, certificate of conversion or articles of organization, as applicable, or operating agreement of Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, or 19th and M Street Associates Limited Liability Company; (ii) violate any material agreement to which any of Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, or 19th and M Street Associates Limited Liability Company is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon any of Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, or 19th and M Street Associates Limited Liability Company or the property or business of Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, or 19th and M Street Associates Limited Liability Company.
         The ownership of each Park Land Associates Limited Liability Company, Park Building Associates Limited Liability Company, 425 Lexington Limited Liability Company, and 19th and M Street Associates Limited Liability Company is set forth on Schedule "2" hereto;

                  (d) 600 Lexington Avenue Associates is a general partnership validly existing under the laws of the State of New York. The execution and delivery of the applicable Closing Instruments by 600 Lexington Avenue Associates, the performance by such entity of its obligations hereunder and thereunder and the consummation of the applicable transactions contemplated hereby regarding 600 Lexington Avenue Associates, have been duly authorized by the partners of 600 Lexington Avenue Associates. The execution and delivery of the applicable Closing Instruments by 600 Lexington Avenue Associates, the performance by such entity of its obligations hereunder and thereunder and the consummation of the applicable transactions contemplated hereby, will not: (i) violate any provision of the partnership agreement of 600 Lexington Avenue Associates; (ii) violate any material agreement to which 600 Lexington Avenue Associates is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon 600 Lexington Avenue Associates or the property or business of 600 Lexington Avenue Associates. The ownership of 600 Lexington Avenue Associates is set forth on Schedule "2" hereto;

                  (e) This Agreement, and the Closing Instruments to be executed by SLR, SLRI and/or the Current Owners, constitute the legal, valid and binding obligations of SLR, SLRI and/or the Current Owners (as applicable), enforceable against SLR, SLRI and/or the Current Owners (as applicable) in accordance with their respective terms;

                  (f) The Properties are owned by the Persons described on Schedule "2" subject to the Permitted Encumbrances. The Current Owners have not granted any options to purchase any of the Properties, rights of refusal to acquire any of the Properties, rights of first offer to acquire any of the Properties or similar rights to acquire any of the Properties which remain in effect as of the date hereof;

                  (g)      (I)      Schedule "13" contains a list of all Leases
                  currently in effect with respect to the Properties, and true, correct and complete copies of all such Leases have been delivered to Hines, except as provided in Schedule "13";

                  (II)     (A) All of the Leases are in full force and effect;
                  (B) to Sumitomo's knowledge, no Tenant has any right of offset or defense against the payment of rent, additional rent, Tenant Expense Recoveries or any other payments due under its Lease (collectively "Rent"), (C) except as set forth in Schedule "13", no Tenant occupies any portion of a Property except under a written Lease; (D) except as set forth in Schedule "13", to Sumitomo's knowledge, no Tenant has paid Rent more than one month in advance (this representation shall be deemed made initially as of March 25, 2003 and again as of the Closing Date); (E) except as set forth in Schedule "13", no Tenant has received notice of default under its Lease which has not been cured within applicable grace periods, and to Sumitomo's knowledge no Tenant is in default under the terms of its Lease; (F) all Tenant Deposits (whether in the form of cash or letters of credit) currently held by the Current Owners are described in Schedule "13"; (G) except as set forth on Schedule "18", no leasing commissions or brokerage fees are due or shall become due and payable (including, without limitation, on any renewal, extension or expansion of any Lease) after the date hereof in connection with any Lease in effect as of the date hereof, and except as set forth on Schedule "18" there are no Leasing Agent Agreements or Brokerage Commission Agreements affecting the Properties; (H) to Sumitomo's knowledge, no Bankruptcy Event has occurred with respect to any

                  Tenant; and (I) the rent rolls for the Properties attached as Schedule "19" hereto are true, accurate and complete in all material respects (this representation shall be deemed made initially as of March 25, 2003 and again as of the Closing
                  Date);

                           (III) To Sumitomo's knowledge, the Current Owners are not in default under any Lease, and the Current Owners have received no notice from any Tenant claiming a default under its Lease, or making a claim not set forth in its Lease for a decrease in Rent, or an increase in services, or claiming any defense or set off with respect to its Lease obligations, any rent concession or abatement not set forth in its Lease, or any right not set forth in its Lease to have the Current Owner perform (or pay for) work in its premises, and, except for the tenant improvement and other allowances described in Schedule "22", all tenant improvement and other allowances have been fully paid and disbursed;

                  (h) Schedule "13" contains true, correct and complete rent and expense statements for each Property for the years 2000 through 2002 and the first two months of 2003;

                  (i) Except as disclosed on Schedule "14", Sumitomo has received no written notice that any Property is not presently in compliance with any laws relating to the use and operation of the Property. To Sumitomo's knowledge, all material Development Approvals relating to the Properties are current, valid and in full force and effect;

                  (j) Except as described on Schedule "14", Sumitomo has no knowledge of any Hazardous Substances on, under or migrating to or from the Properties, other than (I) as set forth in the environmental reports listed on Schedule "17", true, correct and complete copies of which have been delivered to Hines and (II) minor quantities of Hazardous Substances which are used in the ordinary course of office operations or the maintenance and repair of an office building. Neither Sumitomo nor any Current Owner has received notice from any Government Entity or other Person regarding the actual or suspected presence of Hazardous Substances at, on or under any Property or the violation of any laws relating to Hazardous Substances with respect to any Property;

                  (k) Schedule "15" contains a list of all Service Contracts and Construction Agreements currently in effect with respect to the Properties, and except as otherwise provided in Schedule "15", true, correct and complete copies of all such Service Contracts and Construction Agreements have been delivered to Hines. To Sumitomo's knowledge, the Current Owners are not in default under any such Service Contract or Construction Agreement, the Current Owners have received no notice from any other party to any such Service Contract or Construction Agreement claiming a default by a Current Owner thereunder, and to Sumitomo's knowledge, no service provider or other third party is currently in default under any such Service Contract or Construction Agreement. There will be no Construction Agreements or Service Contracts in effect (or executory) on or as of the Closing Date other than those Construction Agreements and Service Contracts which the Partnership has expressly elected or is required to assume in accordance with Section 9.3 above;

                  (1) There are no approvals, authorizations, consents or other actions by or filings with any Person which are required to be obtained or completed by Sumitomo or the Current Owners (other than the actions to be taken by MSI as described in Section 3.2 above) in connection with the execution and delivery of this Agreement or any of the Closing Instruments or in connection with any other action required to be taken by Sumitomo or the Current Owners hereunder at or before the Closing;

                  (m) Except as set forth in Schedule "14", there are no outstanding judgments, orders, writs, injunctions or decrees of any Government Entity, and no Legal Proceedings pending (or to Sumitomo's knowledge threatened in writing), against: (i) any Property; (ii) Sumitomo or any Current Owner in connection with any Property; and/or
         (iii) Sumitomo or any Current Owner other than in connection with any Property (to the extent that the same would have a material adverse effect on Sumitomo's or any Current Owner's performance of its obligations under this Agreement or the Closing Instruments);

                  (n) Sumitomo and the Current Owners have received no written notice of any taking, or proposed taking, of any Property in Condemnation, and Sumitomo and the Current Owners have had no discussions with any Government Entity concerning any proposed Condemnation;

                  (o) Sumitomo and the Current Owners are not foreign persons within the meaning of Section 1445(b)(2) of the Code;

                  (p) Schedule "14" describes any Legal Proceedings pending by any Current Owner (or any Government Entity) for the reduction (or increase) of real property assessments or taxes on any Property as of the date hereof;

                  (q) The Current Owners have no Employees engaged in the operation, management, or repair of the Properties;

                  (r) There are no currently pending applications submitted to any Government Entity for changes to the current zoning status of any Property;

                  (s) As of the date hereof, no Bankruptcy Event has occurred with respect to any of Sumitomo or any Current Owner; and

                  (t) No Current Owner has received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Properties or any part or component thereof that would adversely affect the insurability of the Properties or cause any increase in the premiums for insurance for the Properties.

         11.3 Changes in Representations Regarding Leases. In the event that any representation or warranty of SLR in Section 11.2(g) was true, correct and complete when made (or deemed to be made) but is inaccurate or incomplete as of the applicable Closing Date (other than as a result of the actions or failure to act of Sumitomo or any of the Current Owners) (a "Change in Lease Status"), then such inaccuracy or incompleteness shall not be deemed to constitute a breach of representation or warranty by SLR hereunder. In the event that a Change in Lease Status constitutes a Material Tenant Default or a Bankruptcy Event under a Major

Lease, then such Change in Lease Status shall constitute the failure of a Closing condition and Hines shall have the applicable rights set forth in
Section 8.5 hereof. In the event there is a Change in Lease Status which does not constitute a Material Tenant Default or a Bankruptcy Event under a Major Lease, then such inaccuracy or incompleteness shall not be deemed to constitute a breach of SLR's representations or warranties or the failure of a Closing condition, and this Agreement shall remain in full force and effect without adjustment to the Initial Sumitomo Payment, the Second Sumitomo Payment or any other consideration to be delivered to SLR at any Closing.

         11.4 Lease Documents and Service Contracts Not Yet Delivered. Certain Lease documents and Service Contracts have not yet been delivered to Hines for review, as indicated on Schedules "13" and "15". SLR shall use commercially reasonable efforts to deliver copies of such documents to Hines promptly after the date hereof (and SLR shall notify Hines if it determines that such Lease documents and Service Contracts (or any of them) are not available and therefore cannot be delivered). If (a) SLR is unable to deliver any of such documents to Hines and/or (b) SLR delivers such documents to Hines and Hines reasonably determines that the contents of such documents materially impact the Agreed Valuation of any Property, then in either case, at Hines' option and as Hines' sole remedy, Hines may notify SLR within 10 days after (i) receipt of notice from SLR that any Lease documents and/or Service Contracts cannot be delivered or (ii) actual delivery of any such Lease documents and/or Service Contracts to Hines (as applicable), that Hines elects to terminate this Agreement as to the Property or Properties as to which such Lease documents and/or Service Contracts relate, and in such event the Agreement will terminate as to the Affected Property or Affected Properties under Section 8.5 without liability to SLR. Notwithstanding the preceding sentence, if the Service Contract in question can be terminated at or prior to Closing, Hines shall not have the right to terminate this Agreement under this Section 11.4 but may elect not to assume such Service Contract at Closing (in which event SLR shall terminate such Service Contract at or prior to Closing). If Hines fails to so notify SLR within such 10 day period after delivery of the last such Lease document or Service Contract (or notice that such Lease document or Service Contract cannot be delivered), time being of the essence, then Hines shall be deemed to have waived its right to terminate pursuant to this Section 11.4, this Agreement shall remain in full force and effect, and there shall be no adjustment to the Initial Sumitomo Payment, the Second Sumitomo Payment or any other consideration due to Sumitomo hereunder.

ARTICLE 12.       REPRESENTATIONS AND WARRANTIES OF HINES AND THE PARTNERSHIP.

         12.1 Representations and Warranties. Hines and the Partnership make the representations and warranties set forth below to Sumitomo as of the date hereof and as of the Closing Date:

                  (a) Hines is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery by Hines of this Agreement and the Closing Instruments, the performance by Hines of obligations hereunder and thereunder, and the consummation by Hines of the transactions contemplated thereby, have been duly authorized by all necessary action of Hines and duly approved by the partners of Hines. The executing and delivery of this Agreement and the Closing Instruments by Hines, the performance by Hines of its obligations hereunder and thereunder, and the consummation of the transactions contemplated thereby, will not: (i) violate any provision of Hines' certificate of limited partnership or partnership agreement; (ii) violate any material agreement to which Hines is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon Hines or upon the property or business of Hines. The partners of, and for the purpose of the definition of "knowledge" the relevant officers of, Hines are set forth on Schedule "12";

                  (b) General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of the Closing Instruments by General Partner, the performance by General Partner of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby by General Partner have been duly authorized by all necessary action of General Partner and duly approved by the members of General Partner. The execution and delivery of the Closing Instruments by General Partner, the performance by General Partner of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby, will not: (i) violate General Partner's certificate of formation or operating agreement; or (ii) violate any material agreement to which General Partner is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon General Partner or the property or business of General Partner. The ownership of, and members, managers and officers of, General Partner are set forth on Schedule "12";

                  (c) HREH is a limited partnership duly organized and validly existing under the laws of the State of Texas. The execution and delivery by HREH of the HREH Guaranty, the performance by HREH of its obligations thereunder, and the consummation by HREH of the transactions contemplated thereby, have been (or by closing will be) duly authorized by all necessary action of HREH and duly approved by the partners of HREH. The execution and delivery of the HREH Guaranty by HREH, the performance by HREH of its obligations thereunder, and the consummation of the transactions contemplated thereby, will not: (i) violate any provision of HREH's certificate of limited partnership or partnership agreement; (ii) violate any material agreement to which HREH is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon HREH or upon the property or business of HREH. The partners of HREH are set forth on Schedule "12";

                  (d) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and the Trust is an existing real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. The execution and delivery of the applicable Closing Instruments by the Partnership, the Trust and the SPE Owners, the performance of their respective obligations thereunder, and the consummation of the applicable transactions contemplated hereby by the Partnership, the Trust and the SPE Owners, have been or will be duly authorized by all necessary action of the Partnership, the Trust and the SPE Owners and duly approved by the partners of the Partnership, Trust shareholders and members of the SPE Owners. The execution and delivery of the applicable Closing Instruments by the Partnership, the Trust and the SPE Owners, the performance of their respective obligations thereunder, and the consummation of the transactions contemplated hereby, will not: (i) violate the organizational documents of the Partnership, the Trust or the SPE Owners; (ii) violate any material agreement to which the Partnership, the Trust or any SPE Owner is a party; or (iii) violate any law, judgment, order, injunction, award or decree of any Government Entity against or binding upon the Partnership, the Trust or any SPE Owner or the property or business of the Partnership, the Trust or any SPE Owner;

                  (e) This Agreement, and the Closing Instruments to be executed by Hines, its Affiliates, General Partner, HREH, the Partnership, the Trust and/or the SPE Owners constitute (or will constitute) the legal, valid and binding obligations of Hines, its Affiliates, General Partner, HREH, the Partnership, the Trust and/or the SPE Owners (as applicable), enforceable against Hines, General Partner, HREH, the Partnership, the Trust and/or the SPE Owners (as applicable) in accordance with their respective terms;

                  (f) There are no approvals, authorizations, consents or other actions by or filings with any Person which are required to be obtained or completed by Hines or the Partnership in connection with the execution and delivery of this Agreement or the performance of their respective duties and obligations hereunder before the Closing, except such approvals, authorizations, consents or other actions or filings as have been obtained or completed. There are no approvals, authorizations, consents or other actions by or filings with any Person which are required to be obtained or completed (except such approvals, authorizations, consents or other actions or filings as have been or by Closing will be obtained or completed) by Hines, the Partnership, the Trust, any Hines Affiliate (including HREH) and/or the SPE Owners in connection with the execution and delivery of any of the Closing Instruments or in connection with any other action required to be taken or performed at Closing by Hines, the Partnership, the Trust, any Hines Affiliate (including HREH) and/or the SPE Owners. It is understood and agreed that the failure or inability of any Person referred to in this subsection (f) to obtain or complete any approvals, authorizations, consents, other actions or filings described in this subsection by the applicable Closing Date shall be deemed a breach of representation and warranty by Hines and the Partnership (and not the failure of a Closing condition);

                  (g) There are no outstanding judgments, orders, writs, injunctions or decrees of any Government Entity, and no Legal Proceedings pending (or to Hines' knowledge threatened in writing), against Hines, General Partner, HREH, the Trust, the Partnership or the SPE Owners which, if determined in a manner adverse to Hines, General Partner, HREH, the Trust, the Partnership and the SPE Owners, would have a material adverse effect on the performance of the respective obligations of any of the above described Persons under this Agreement or the Closing Instruments;

                  (h) Hines, General Partner and their respective Affiliates have complied in all material respects with all applicable U.S. federal and state, and international, securities laws applicable to the marketing of the Fund and have received no notice from any Government Entity alleging any non-compliance with securities laws; and

                  (i) As of the date hereof, no Bankruptcy Event has occurred with respect to any of Hines, General Partner, HREH, any other direct or indirect parent company of Hines, any Affiliate of Hines which is involved in the transactions described in this Agreement, the Partnership, any SPE Owner, or the Trust.

ARTICLE 13. DEFAULTS; REMEDIES; SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES.

         13.l     Pre-Closing Defaults.

                  (a) If either Hines or the Partnership, on the one hand, or Sumitomo, on the other hand (in either case, the "Defaulting Party") is in material breach of its obligations, covenants or agreements set forth herein whether relating to one or more Properties, and if the other party or parties (collectively, the "Non-Defaulting Party") is not in breach of its obligations, covenants or agreements in this Agreement and there is no condition to the Defaulting Party's obligation to close which cannot be satisfied by the Closing Date if the parties perform their obligations under this Agreement, and such Defaulting Party fails to cure such breach within ten Business Days after receipt of notice thereof (or such longer period as may be required to cure such breach, provided that the Defaulting Party has promptly commenced and diligently prosecutes such cure to completion, but in no event in excess of 30 days, it being understood that such party shall be entitled to adjourn the Closing to complete such cure), the Non-Defaulting Party shall be entitled, as its sole and exclusive remedy (subject to Sections 13.1(b) and (c) below), to terminate this Agreement in its entirety (prior to the First Closing) or as to the Second Closing Property (after the First Closing) and receive and recover from the Defaulting Party the Transaction Cost Reimbursement. As used herein, the term "material breach" shall mean any breach or default which, when taken together with all such other breaches or defaults by the Defaulting Party, has the effect of directly causing the Non-Defaulting Party to incur costs and/or suffer losses or damages in the amount of $250,000 or more in the aggregate. As used herein, the term "Transaction Cost Reimbursement" shall mean the amount of any and all of the transaction costs described in Section 14.2 hereof incurred by the Non-Defaulting Party and/or its Affiliates in connection with the transactions contemplated by this Agreement and/or the Closing Instruments, up to an aggregate sum of $2,000,000. For purposes of clarification, with respect to a default which occurs after the First Closing, such transaction costs shall include only those costs relating to the Second Closing.

                  (b) Notwithstanding subsection (a) above or any other provision of this Agreement, if on the Closing Date a representation or warranty is untrue, incorrect or incomplete but is susceptible to cure, the Defaulting Party (the party which made such representation or warranty) shall be required to cure such breach, subject to Section 8.4 and 8.6 hereof, and such party shall be entitled to adjourn the Closing for up to 30 days to complete such cure. If such breach is not susceptible to cure or if the cost to cure would cause the Maximum Cure Amount to be exceeded, and if such party elects not to cure the breach, the Defaulting Party shall not be required to cure such breach and the Non-Defaulting Party shall be entitled, as its sole and exclusive remedy, to terminate this Agreement in its entirety (prior to the First Closing) or as to the Second Closing Property

(after the First Closing) and receive and recover from the Defaulting Party the Transaction Cost Reimbursement. If the Defaulting Party elects to cure the breach and spends an amount at least equal to the Maximum Cure Amount to attempt to cure such breach (and to cure other items covered by Section 8.6), but does not succeed in curing such breach, then in such event the Defaulting Party shall not be required to pay the Transaction Cost Reimbursement to the Non-Defaulting Party. Notwithstanding the preceding sentence, if the Defaulting Party reasonably determines that if it were to cure such breach and other items which the Defaulting Party is required to cure hereunder, the Maximum Cure Amount would be exceeded, then the Defaulting Party shall so notify the Non-Defaulting Party and the Non-Defaulting Party may elect, upon notice to the Defaulting Party given not more than 5 days after receipt of the Defaulting Party's notice, to terminate this Agreement and obtain the Transaction Cost Reimbursement in lieu of curing such items, in which event the Defaulting Party shall not be required to cure such items.

         (c)(i) Notwithstanding the provisions of subsection (a) above, if neither the Partnership nor Hines is in breach of its obligations, covenants or agreements in this Agreement and there is no Closing condition to SLR`s obligation to close which cannot be satisfied by the Closing Date if the parties perform their obligations under this Agreement, and SLR willfully breaches a covenant in Section 17.1 hereof or otherwise willfully refuses to consummate this Agreement and convey title to the applicable Properties at the First Closing (or willfully causes the Current Owners to so refuse), the Partnership may elect by notice to SLR within ten Business Days after it receives notice of (or otherwise becomes aware of the occurrence of) such willful breach or willful failure to close, as its sole and exclusive remedy and in lieu of the right to receive the Transaction Cost Reimbursement (subject to Section 13.l(c)(iii)), to purchase 425 Lexington Avenue from the applicable Current Owner for cash in an amount equal to the Agreed Valuation of 425 Lexington Avenue. If the Partnership fails to deliver notice of its election to purchase 425 Lexington Avenue within such, ten Business Day period, the Partnership will be deemed to have elected to receive the Transaction Cost Reimbursement.

            (ii) In the event the Partnership exercises such election, it shall deliver to SLR's attorneys simultaneously with the delivery of its election notice, a cash earnest money deposit in an amount equal to one percent (1%) of such Agreed Valuation of 425 Lexington Avenue (the "Earnest Money") to be held in escrow in an interest-bearing account pursuant to an escrow agreement acceptable to SLR's attorneys containing customary escrow provisions for a deposit under a contract of sale for real property and the applicable Current Owner and the Partnership shall close the sale of such Property on a date mutually agreed to by the parties but not later than the later of (i) June
30, 2003, and (ii) 60 days after notice of such election is given, time being of the essence. At the closing, of the conveyance of 425 Lexington Avenue under this subsection (c):(I) Sumitomo shall not receive Shares; (II) Sumitomo shall receive cash in the amount of the Agreed Valuation of 425 Lexington Avenue subject to adjustment under Section 3.1(d) hereof and the adjustments in Article 16 hereof (to the extent applicable to this Property); (III) the closing conditions shall be those conditions set forth in Sections 6.1 and 7.1 which apply to a conveyance of this Property for cash and without regard to the formation of the Fund; (IV) the satisfaction of Hines' and the Partnership's obligations relating to the formation of the Fund will not be conditions to such closing, the Advisory Agreement shal1 not be executed and delivered and Sumitomo shall have no rights to participate in the management of marketing of the Fund and there shall be no further obligation with respect to any other projects then contemplated by Hines and SLR (but all indemnities and releases relating to the Fund and the offer and sale of Interests in Section 4.6 shall remain in full force and effect and shall survive the closing); (V) SLR shall have no right to approve the terms of any financing obtained by the Partnership (but obtaining financing on terms satisfactory to the Partnership in its reasonable discretion shall be a condition to the Partnership's obligation to close); (VI) the Partnership shall have no right to purchase the Second Closing Property or any other Property and at closing this Agreement shall terminate as to all other Properties; (VII) the representations and warranties of SLR and its covenants relating to the Properties shall be deemed to relate only to 425 Lexington Avenue; (VIII) the maximum post-closing liability of any party under Section
13.2 shall be $8,000,000; (IX) the parties shall execute and deliver (or cause to be executed and delivered) the documents contemplated by Article 5 only with respect to such Property; and (X) SLR shall cause the applicable Current Owner to pay all real property transfer taxes relating to the conveyance of this Property in accordance with Section 14.1 hereof.

         (iii) As its sole remedies for a willful failure of SLR to convey 425 Lexington Avenue under this Section 13.1(c) the Partnership may bring an action for specific performance to enforce the obligations of SLR and the applicable Current Owner to convey 425 Lexington Avenue to the Partnership, or in lieu thereof the Partnership shall be entitled to obtain the Transaction Cost Reimbursement from SLR.

         (iv) In the event that after exercising its election under this Section 13.1(c), there is a material breach by the Partnership or Hines or willful failure of the Partnership to consummate this Agreement (as amended as provided in this Section 13.1 (c)) and accept title to 425 Lexington Avenue, then SLR may exercise the remedies described in Section 13.1(a) or in lieu thereof, SLR shall have the right to retain the Earnest Money as liquidated damages (it being agreed that actual damages would be difficult if not impossible to quantify), this Agreement shall terminate and be of no further force or effect and no party shall have any further rights or obligations hereunder (other than those rights and obligations which expressly survive the termination of this Agreement).

         (d) For the avoidance of doubt: (i) in no event shall a Defaulting Party be required in any event to pay an aggregate sum in excess of $2,000,000 under this Agreement in the event of a material breach (whether to cure such breach, to pay the Transaction Cost Reimbursement of any and all Non-Defaulting Parties, or to pay Fees-and-Costs in connection with a Legal Proceeding under
Section 13.1 (c)(iii) hereof) which occurs or is discovered prior to Closing, as applicable to all four Properties in the aggregate (except for the right to, retain the Earnest Money described in Section 13.l(c)(iv) above); (ii) the remedies of Hines and the Partnership hereunder shall be exercised jointly by both of them and Hines and the Partnership shall be jointly and severally liable for the obligations of either of them under this Section 23.1; and (iii) the remedies in this Section 13.1 shall be the sole and exclusive remedies of the parties hereto (or anyone claiming through any of them) as a result of a breach of covenant, representation or warranty discovered prior to Closing (whether or not a "material breach") or the willful failure to close; and (iv) in the event of a failure of a Closing condition, no party shall have any obligation to make any payment to any other party and Section 8.5 shall apply (subject, however, to Section 8.7 hereof).

13.2 Post-Closing Breach of Representations and Warranties or Covenants.

         (a) In the event of a breach by SLR of any of its representations or warranties in this Agreement or a breach by SLR of its covenants in Section 17.1(a) or (b) hereof, which is discovered after the applicable Closing, notwithstanding anything to the contrary in this Agreement: (i) in no event shall Hines or the Partnership be entitled to recover consequential or punitive damages against SLR in connection with this Agreement, the Closing Instruments, or the transactions contemplated hereby or thereby; (ii) in no event shall the maximum amount of damages of every kind whatsoever which Hines and the Partnership collectively shall be entitled to recover from SLR exceed, in the aggregate with respect to all Properties, $15,000,000; and (iii) neither Hines nor the Partnership shall have the right to bring any action against SLR, and SLR shall not have any liability to Hines or the Partnership, as a result of any Claim based upon the breach by SLR of its representations, warranties or covenants, unless and until the aggregate amount of all Claims of both Hines and the Partnership arising out of any such breaches (when aggregated with amounts incurred and/or losses suffered prior to Closing) exceeds $250,000.

          (b) In the event of a breach by Hines and/or the Partnership of any of its representations or warranties hereunder, which is discovered after the applicable Closing, notwithstanding anything to the contrary in this Agreement:
(i) in no event shall SLR be entitled to recover consequential or punitive damages against Hines or the Partnership in connection with this Agreement, the Closing Instruments or the transactions contemplated hereby or thereby; (ii) in no event shall the maximum amount of damages of every kind whatsoever which SLR shall be entitled to recover from both of Hines and the Partnership exceed in the aggregate with respect to all Properties $15,000,000; and (iii) SLR shall have no right to bring any action against Hines or the Partnership, and Hines and the Partnership shall have no liability to SLR, as a result of any Claim based upon the breach by Hines and the Partnership of any of their respective representations, warranties or covenants, unless and until the aggregate amount of all Claims arising out of any such breaches (when aggregated with amounts incurred and/or losses suffered prior to Closing) exceeds $250,000.

          (c) With respect to a breach described in Section 13.2(a) or (b) above, if the party to whom (or for whose benefit) the representation, warranty or covenant was made gives the other party (or parties) notice setting forth a brief description of the alleged breach at any time until the day which is 365 days after the applicable Closing Date, and commences a Legal Proceeding with respect to such breach within 380 days after the applicable Closing Date, the party giving the notice may enforce its rights against the other party or parties. Notwithstanding anything to the contrary in this Agreement, no party to this Agreement shall make any claim hereunder for any breach of a representation or warranty of the other party (or parties) or a breach of covenant by the other party, if such party has not given the notice described above, before the end of such 365 day period and commenced a Legal Proceeding thereon before the end of such 380 day period.

         (d) The limitations set forth in Sections 13.2(a)(ii) and 13.2(c) shall not apply to SLR's indemnities set forth in Sections 4.6, 13.3, Article 19 and
Section 22.3, and the limitation set forth in Section 13.2(a)(ii) above shall not apply to SLR's agreement to pay post-Closing adjustments in Article 16 hereof.

         (e) The limitations set forth in Sections 13.2(b)(ii) and 13.2(c) shall not apply to: (i) the indemnities of Hines and the Partnership in Sections 4.6, 13.4, 17.3(b) or 22.3; (ii) the Partnership's obligation to pay adjustments to the Initial Sumitomo Payment under Section 3.1(d) in connection with the adjustment to the Agreed Valuation of 425 Lexington Avenue; (iii) Hines' obligation to repurchase the Initial Sumitomo Shares under Section 4.4(d); or
(iv) the obligations of HREH under the HREH Guaranty. The limitation set forth in Section 13.2(b)(ii) shall not apply to the Partnership's obligation to pay post-Closing adjustments in Article 16 hereof.

         13.3 Indemnities of SLR. From and after the date that each Closing occurs, SLR hereby agrees to indemnify, hold harmless and defend the Hines Indemnitees against any and all Claims incurred by or asserted against any Hines Indemnitees by any third party, arising from or in connection with the following as they relate to the Properties which are the subject of such
Closing:

                  (a) any duty, obligation or payment arising or accruing under any Lease or Development Approval (i) prior to the First Closing Date, with respect to any First Closing Property, and (ii) prior to the Second Closing Date, with respect to the Second Closing Property;

                  (b) any duty, payment or obligation arising or accruing under any Service Contract which the Partnership has elected or is required to assume under Section 9.3 hereof (A) prior to the First Closing Date with respect to any First Closing Property, and (B) prior to the Second Closing Date, with respect to the Second Closing Property;

                  (c) any duty, payment or obligation arising or accruing under any Service Contract which the Partnership has not elected and is not required to assume under Section 9.3 hereof;

                  (d) any duty, payment or obligation arising or accruing under any Leasing Agent Agreements or Brokerage Commission Agreements which are the responsibility of SLR to pay under Section 16.9 hereof;

                  (e) any Tenant improvement allowances which are the responsibility of SLR to pay under Section 16.9 hereof;

                  (f) any amounts due under Construction Agreements which are the responsibility of SLR to pay under Section 16.9 hereof;

                  (g) any pending or threatened litigation described in Schedule "13", or in Schedule "14", other than the pending tax certiorari proceedings described in Schedule "14";

                  (h) except as otherwise provided in (d), (e), (f) or (g) above, any duty, payment or obligation of Sumitomo or any Current Owner under agreements affecting the Properties when the applicable payment or performance was due or to be performed prior to the applicable Closing Date;

                  (i) death, bodily injury or property damage (to property of others) occurring at, on or about the Property (or Properties) caused by the negligence or willful misconduct of Sumitomo, any Current Owner or any of their respective employees or agents prior to Closing;

                  (j) any New York State or New York City transfer taxes and Washington D.C. transfer or recordation taxes in connection with the Properties and/or the Fund which SLR has agreed to pay (or caused to be paid) under Sections 3.1(d) and 14.1 hereof; and

                  (k) any breach of SLR's covenants in Article 23 hereof.

         13.4 Indemnities of the Partnership. From and after the date that each Closing occurs, the Partnership hereby agrees to indemnify, hold harmless and defend the Sumitomo Indemnitees against any and all Claims incurred by or asserted against any Sumitomo Indemnitees by any third party arising from, or in connection with, the following as they relate to the Properties which are the subject of such Closing:

                  (a) any duty, payment or obligation arising or accruing under any Lease or Development Approval (i) on or after the First Closing Date, with respect to any First Closing Property, and (ii) on or after the Second Closing Date, with respect to the Second Closing Property;

                  (b) any duty, payment or obligation arising or accruing under any Service Contract which the Partnership has elected or is required to assume under Section 9.3 hereof: (A) on or after the First Closing Date, with respect to any First Closing Property, and (B) on or after the Second Closing Date, with respect to the Second Closing Property;

                  (c) any duty, payment or obligation arising or accruing under any Leasing Agent Agreements or Brokerage Commission Agreements which are the responsibility of the Partnership to pay under Section 16.9 hereof;

                  (d) any Tenant improvement allowances which are the responsibility of the Partnership to pay under Section 16.9 hereof;

                  (e) any amounts due under Construction Agreements which are the responsibility of the Partnership to pay under Section 16.9 hereof;

                  (f) except as otherwise provided in (c), (d) and (e) above, any duty, payment or obligation of the Partnership or any SPE Owner under agreements affecting the Properties when the applicable payment or performance was due or to be performed on or after the applicable Closing Date (but excluding obligations under agreements existing as of the date hereof which the Partnership and SPE Owners elect not to and are not required to assume at Closing);

                  (g) death, bodily injury or property damage (to property of others) occurring at, on or about the Property or Properties caused by the negligence or willful misconduct of the Partnership, any SPE Owner or any of their respective employees or agents after Closing;

                  (h) any New York State or New York City transfer taxes and Washington D.C. transfer and recordation taxes in connection with the Properties and/or the Fund relating to periods on and after the Closing Date, other than those which SLR has agreed to pay (or caused to be paid) under Sections 3.1(d) and 14.1 hereof; and

                  (i) any breach of Hines' or the Partnership's covenants in
         Article 23 hereof.

         13.5 Procedures Relating to Indemnities. In the event that any Claim is made against any indemnified party under any of the indemnities in this Agreement, the indemnified party shall promptly notice the indemnifying party of such claim and shall assist the indemnifying party (without expense to the indemnified party) in the defense of such Claim. The indemnifying party shall defend any Legal Proceeding commenced against the indemnified party relating to such Claim (with counsel reasonably acceptable to the indemnified party), advise the indemnified party promptly upon request of the status of such Claim, and provide copies of all legal process and other documents delivered to or received by the indemnifying party in connection with such Claim. The indemnifying party shall not settle any Claim unless the effect of such settlement is to release the indemnified party from all liability with respect to such Claim, without cost or contribution, and without admission of liability, from the indemnified party. The indemnified party shall not settle any Claim without the prior written consent of the indemnifying party unless the effect of such settlement shall be to release the indemnifying party from all liability with respect to such Claim, without cost or contribution from the indemnifying party. If the indemnifying party fails to defend any Claim when required hereunder, the indemnified party shall have the right (but no obligation) to defend the same at the indemnifying party's expense upon notice to the indemnifying party.

ARTICLE 14. TRANSFER TAXES; TRANSACTION EXPENSES.

         14.1 Transfer Taxes. Sumitomo will pay (or cause the Current Owners to pay) to the applicable Government Entities real property transfer and recordation taxes relating to the initial conveyance of the Properties by the Current Owners to the Partnership or SPE Owners, at the New York State or New York City transfer tax rates or District of Columbia transfer and recordation tax rates, based upon 100% of the Agreed Valuations of the Properties (as the same may be adjusted pursuant to Section 3.1(d) hereof). Sumitomo shall pay (or cause to be paid) the amount of such taxes referred to in the preceding sentence which become due upon the redemption by the Trust or sale to Hines of the Initial Sumitomo Shares promptly following such redemption or sale, and Sumitomo shall pay (or cause to be paid) the amount of such taxes referred to in the preceding sentence which become due upon any subsequent Transfer by Sumitomo of the Shares received by Sumitomo at the Second Closing promptly following such Transfer. Sumitomo shall have no liability for any transfer or recordation taxes which may be payable in connection with the purchase by Hines or its Affiliates of Interests in the Fund, or the transfer or issuance of Interests in the Fund to Third Party Investors, even if such transactions are aggregated with the conveyance of the Properties by the Current Owners to the Partnership, and/or the redemption by the Trust or purchase by Hines or its Affiliate of the Initial Sumitomo Shares, for transfer or recordation tax purposes; provided, however, that nothing in this sentence diminishes Sumitomo's obligation to pay (or to cause the Current Owners to pay) the transfer and recordation taxes based on 100% of the Agreed Valuations thereon as provided in this Section 14.1. The Current Owners and SPE Owners, as applicable, will sign all returns which are required in connection with the conveyances of the Properties.

         14.2 Transaction Expenses.

                  (a) The following costs shall be paid by the Partnership at or in connection with each Closing: mortgage recording tax (as applicable); loan fees, costs and points; title insurance premiums and title search fees; costs to prepare surveys; costs relating to third party assessments, evaluations, reports, studies and/or tests; recording costs; costs of formation of the Trust, Partnership and the SPE Owners (including the fees of Hines' attorneys relating thereto); general due diligence costs and expenses; marketing costs (subject to Section 4.5(d) hereof) other than the placement fee of Morgan Stanley; the fees of Hines attorneys incurred in connection with the negotiation and preparation of the purchase and sale aspects of this Agreement, including the negotiation of the typical real estate Closing Instruments (but not the fees of Hines' attorneys relating solely to the portion of this Agreement addressing the participation by Sumitomo in the Fund) and the fees of Hines' attorneys relating to general property acquisition and due diligence matters (e.g., title and survey review, lease review, etc.), and travel and entertainment costs of Hines, SLR and their respective Affiliates in connection with their marketing efforts (subject to Section 4.5(d) hereof).

                  (b) The following costs shall be paid by Hines at or in connection with each Closing: the placement fee of Morgan Stanley; the fees of Hines' attorneys relating solely to the portion of this Agreement addressing the participation by Sumitomo in the Fund; and all other costs which are designated as Hines' or General Partner's obligations pursuant to this Agreement or the Closing Instruments.

                  (c) The following costs shall be paid or caused to be paid by Sumitomo and/or the Current Owners at or in connection with each
         Closing: the MSI Payment; transfer taxes as described in Sections 3.1(d) and 14.1; the fees of Sumitomo's attorneys to negotiate this Agreement and the Closing Instruments; the fees payable to consultants and third party service providers retained by Sumitomo in connection with the transactions contemplated by this Agreement; and all other costs which are designated as Sumitomo's (or its Affiliates') obligations pursuant to this Agreement or the Closing Instruments.

ARTICLE 15. CASUALTY; CONDEMNATION.

         15.1 Definitions, "Event of Termination" means a fire or other casualty, including flood, lightning, other severe weather or terrorist attack (each, a "Casualty Event") which results in Restoration Costs in excess of 5% of the Agreed Valuation of the affected Property, as determined by the parties (or, if the parties cannot agree upon the amount of such costs within 15 days, as determined by the Casualty Consultant pursuant to Section 15.3).

         15.2 Termination Right.

                  (a) If an Event of Termination occurs prior to the Closing Date, such Event of Termination shall be deemed the failure of a Closing condition and in such event the Partnership shall have the right to terminate this Agreement with respect to the affected Property only under Section 8.5, by notice to SLR given within 45 days after the Casualty Event. If the Partnership elects to terminate under the preceding sentence, this Agreement shall not terminate if within 15 days after receipt of the Partnership's notice SLR (i) demonstrates to the Partnership's satisfaction that the Event of Termination is fully covered by insurance (including business interruption and loss of rents coverage but less deductible) or (ii) agrees to pay the Restoration Costs as well as lost rental income to the extent such costs and income exceed such insurance coverage with respect to such Event of Termination. In such event, SLR shall arrange for the Partnership to speak to the applicable insurer(s) to verify the status of coverage. If the Partnership fails to deliver the termination notice referred to in the first sentence of this subsection (a) within such 45 day period (time being of the essence), or if SLR demonstrates to the Partnership within such 15-day period (time being of the essence) that full coverage is available or agrees to pay any uninsured amount as described above, then this Agreement shall remain in full force and effect and there shall be no reduction in the Initial Sumitomo Payment, the Second Sumitomo Payment or any other consideration payable to SLR at Closing, but in such event, at Closing SLR shall (A) pay or cause the applicable Current Owner to pay to the Partnership (or the applicable SPE Owner) all insurance proceeds received prior to Closing,
         (B) cause to be assigned to the Partnership (or SPE Owner) (by an assignment in form reasonably satisfactory to counsel for Hines and consented to by the applicable insurer), all of Sumitomo's and the applicable Current Owner's right, title and interest (if any) in and to all of the Current Owner's policies of casualty, business interruption and lost rental income insurance (if any) for the applicable Property and all sums paid or payable thereunder, (C) pay (or cause the Current Owner to pay) the Partnership (or the applicable SPE owner) the amount of the deductible (if any) on or under the applicable insurance policy or policies, and (D) pay (or cause the Current Owner to pay) the Partnership any excess Restoration Costs as well as lost rental income which it agreed to pay as provided above. If such Event of Termination is not covered by any insurance, SLR shall have no right to pay the Restoration Costs and prevent a termination of the Agreement as to the affected Property as provided above. If an Event of Termination is demonstrated to the Partnership's satisfaction to be fully covered by insurance and the Partnership does not elect to terminate but it is later determined prior to Closing (for any reason) that the applicable policies of insurance may not be assigned by the Current Owner as specified above or do not fully cover the Event of Termination, the Partnership may terminate this Agreement upon notice to SLR only as to the affected Property within 10 days after receipt of notice by the Partnership that the policy or policies cannot be assigned or do not fully cover the Event of Termination (time being of the essence), unless SLR agrees in writing within 15 days after receipt of the Partnership's notice (time being of the essence) to pay the Restoration Costs to the extent such costs exceed all insurance which would be assigned to the Partnership hereunder with respect to the affected Property. If the Partnership does not elect to terminate within such 10 day period, the Partnership shall be deemed to have waived its termination right with respect to the applicable Casualty Event. For purposes of clarification, if Hines elects to close and it is determined after Closing that insurance proceeds are unavailable or less than the amount determined to be available pre-Closing, Hines shall have no right to additional payments or price adjustments or any other payments from or remedies against SLR or its Affiliates on account of such Casualty Event. If this Agreement does not terminate as to the affected Property, SLR shall obtain the Partnership's consent (not to be unreasonably withheld or delayed) to settle or adjust (prior to the Closing or any earlier termination of this Agreement) the amount of any loss payable under an insurance policy covering such Casualty Event, and the Partnership, by written notice to SLR, shall have the right to participate in any negotiations relating to any such settlement or adjustment.

                  (b) In the event that there is a Casualty Event which is not an Event of Termination, or the Partnership does not otherwise have a right to terminate this Agreement in accordance with Section 15.2(a) above, the parties shall proceed to Closing on the terms and conditions set forth in this Agreement, there shall be no adjustment as a result of such Casualty Event to the Initial Sumitomo Payment, the Second Sumitomo Payment or other consideration payable to Sumitomo at Closing, all insurance proceeds previously received shall be paid by Sumitomo or the applicable Current Owner to, and all applicable insurance policies shall be assigned by Sumitomo or the applicable Current Owner to, the Partnership or applicable SPE Owner as provided above, and SLR shall pay the deductible (if any) on or under the applicable insurance policy or policies.

         15.3 Dispute Resolution. If any party disputes the Restoration Costs after a Casualty Event, the disputing party shall give notice to the other party within 15 days after the occurrence of the Casualty Event. In such event, if the parties are unable to resolve such dispute within 15 days, the parties shall submit the dispute to the Casualty Consultant who shall issue a written decision as promptly as possible; and the parties shall abide by the decision of the Casualty Consultant (which shall be conclusive and binding).

         15.4 Adjournment of Closing Date. The Closing Date shall be adjourned automatically to allow the parties the periods of time specified for the exercise of rights under Sections 15.2 and 15.3, but in no event beyond December 31, 2003, time being of the essence. The parties' failure to exercise their rights under Section 15.2 on or before December 31, 2003 shall be deemed a failure of a Closing condition.


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


         15.5 Waiver. This Article 15 shall constitute an express waiver by all parties of the provisions of any law apportioning the risk of loss under contracts for the sale or purchase of real property.

         15.6 Condemnation. In the event that prior to Closing, Sumitomo or any Current Owner receives official notice by a Government Entity of a Condemnation (or a notice from a Government Entity threatening such action) with respect to any Property, this Agreement shall not terminate in whole or in part and there shall be no adjustment to the Initial Sumitomo Payment, Second Sumitomo Payment or other consideration to be received by Sumitomo at Closing, but SLR shall cause the Current Owner to assign to Hines at Closing (by an assignment in form reasonably satisfactory to counsel for Hines) all of the Current Owner's right, title and interest (if any) in and to any awards in Condemnation or any sums paid or payable thereunder.

ARTICLE 16. APPORTIONMENTS.

         16.1 Apportionments of Certain Items at Closing. The following shall be apportioned and adjusted between Sumitomo, the Current Owners, the Partnership and the SPE Owners, as applicable, as of midnight the day preceding each Closing Date (with respect to the applicable Properties) and shall constitute adjustments to the Initial Sumitomo Payment or Second Sumitomo Payment as applicable:

                  (a) real property taxes and assessments by any Government Entity (including any business improvement district assessments or fees);

                  (b) all other items of revenue (other than Rent) and expense and expenditures with respect to the applicable Properties (other than Tenant Expense Recoveries, amounts due under Service Contracts and Construction Agreements which the Partnership has not elected and is not required to assume in accordance with Section 9.3 hereof and as otherwise provided in Article 9 and Section 16.9 hereof);

                  (c) Rent (other than Tenant Expense Recoveries) received by the applicable Current Owner prior to Closing from Tenants under Leases; and

                  (d) Tenant Expense Recoveries as provided in Section 16.3 below.

         16.2 Utilities. At the Closing, if permitted by applicable Utility companies, the Current Owners shall assign to the applicable SPE Owner all deposits or escrows, if any, held for the Current Owner's account at or by any Utility company in connection with Utility services furnished to the Properties; and the Partnership shall pay SLR or the applicable Current Owner (or credit to the Initial Sumitomo Payment or Second Sumitomo Payment, as applicable), at the Closing for the amount of the deposits or escrows so assigned. If a transfer of such Utility service is permitted, prior to the Closing Date, SLR shall notify (or shall cause the applicable Current Owner to notify) all such Utility companies in writing (with copies to Hines) of the applicable transfer of service. The Current Owners shall arrange for the applicable Utility companies to take meter readings on the applicable Closing Date, and SLR and/or the Current Owners shall be solely responsible for paying all utility usage shown by such meter readings.


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


         16.3 Tenant Expense Recoveries. SLR will prepare a reconciliation as of midnight the day preceding each Closing Date of the amounts of all billings and charges for operating expense escalations and tax escalations (collectively, "Tenant Expense Recoveries") under the Leases. If more amounts have been incurred for Tenant Expense Recoveries than have been collected from Tenants for Tenant Expense Recoveries, the Partnership will pay such difference to SLR at such time as the Partnership has recovered such amounts from the Tenants. If more amounts have been collected from Tenants for Tenant Expense Recoveries than have been incurred for Tenant Expense Recoveries, SLR will pay to the Partnership at Closing such excess collected amount. Notwithstanding the foregoing, the parties agree that Partnership's obligations under this Section
16.3 shall terminate 180 days after the Closing Date. This Section 16.3 is only intended to cover amounts payable by Tenants with respect to operating expenses and taxes. All other items of taxes, expenses and expenditures are covered by
Section 16.1.

         16.4 Closing Statement; Payment of Estimated Prorations. The estimated Closing apportionments contemplated by Sections 16.1, 16.2 and 16.3 above shall be set forth on a closing statement to be prepared by SLR and submitted to the Partnership for its approval (which approval shall not be unreasonably withheld, delayed or conditioned) at least three (3) Business Days prior to the Closing Date (the "Closing Statement"). The Closing Statement, once agreed upon, shall be signed by SLR, the applicable Current Owners, the Partnership and the applicable SPE Owners and delivered in accordance with Article 5 hereof. The estimated Closing apportionments shall be paid at Closing by the Partnership to SLR (if the estimated apportionments result in a net credit to SLR) or by SLR to the Partnership (if the estimated apportionments result in a net credit to the Partnership).

         16.5 Post-Closing Apportionments. If any item covered by this Article cannot be apportioned because the same has not been (or cannot be) fully ascertained on the Closing Date, or if any error has been made with respect to any apportionment, such item shall be apportioned (or corrected, as applicable) as soon as the same is fully ascertained. Notwithstanding the foregoing, the parties agree that their respective rights to make or correct apportionments hereunder shall terminate 180 days after the Closing Date.

         16.6 Tax Protests. After the date of this Agreement, SLR shall not institute, withdraw, settle, or otherwise compromise any protest or reduction proceeding affecting real estate taxes or other charges of any Government Entity assessed against any Property, or enter into any agreement with any Government Entity to increase the assessed value of any Property in tax years after the 2002/2003 tax year (and shall not permit the Current Owners to do so) without the Partnership's prior written consent (which consent shall not be unreasonably withheld or delayed). Real estate tax refunds and credits received after the Closing which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between SLR and the Partnership, after deducting the Fees-And-Costs of collection thereof, unless and to the extent the same are payable to Tenants under Leases. (Refunds or credits for prior years shall be payable to SLR, after deducting the fees and costs of collection thereof unless and to the extent the same are payable to Tenants under Leases.) SLR agrees to cooperate reasonably (at no cost or expense to SLR) with the Partnership and/or the SPE Owners in connection with any protest or reduction proceeding filed by the Partnership and/or the SPE Owners for the year in which the Closing occurs (or prior years).


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


         16.7 Apportionment of Rent Received Post-Closing. If any Tenant is in arrears as of the Closing Date in the payment of Rent, payments received from such Tenant after the Closing shall be applied in the following order of priority:

                  (a) first, to Rent due for the month in which the Closing occurs;

                  (b) second, to Rent due for the month preceding the month in which the Closing occurs;

                  (c) third, to Rent due for any month(s) following the month in which the Closing occurs with respect to which Rent is due at the time of receipt; and

                  (d) fourth, to Rent due for the period prior to the month preceding the month in which the Closing occurs.

         If any payments from a Tenant received by SLR (or any Current Owner) or the Partnership (or SPE Owner) after the Closing are payable to the other party by reason of this Section, the appropriate sum (less a pro rata share of Fees-And-Costs for collection thereof, based on the percentage collected for the other party) shall be promptly paid to the other party. After the Closing, the Partnership (or SPE Owner) shall use commercially reasonable efforts to collect arrearages from Tenants for periods prior to the Closing Date. The Partnership (or SPE Owner) shall commence Legal Proceedings (to the extent not commenced by or on behalf of Sumitomo, any Current Owner or their Affiliates prior to Closing) against Tenants on behalf of the Current Owners to recover amounts in excess of $25,000 owed by any Tenant (which are more than one hundred eighty days past due) under the applicable Lease with respect to periods or events occurring prior to the Closing Date, but the Partnership (or SPE Owner) shall have no obligation to evict such Tenants or commence any Legal Proceeding which may result in any eviction of such Tenants or otherwise terminate Leases. Each of SLR (or the Current Owner), on the one hand and the Partnership (or SPE Owner), on the other hand shall pay a pro rata share of the Fees-and-Costs of each such Legal Proceeding, based upon the portion of the total rents collected in such Legal Proceeding by or on behalf of such party which are due to the Partnership (or SPE Owner) or SLR (or the Current Owner) respectively. The Partnership shall furnish to SLR upon request copies of papers served by the Partnership (or SPE Owner) or the respective Tenant in any Legal Proceeding for amounts due from such Tenant prior to the Closing Date.

         16.8 Post-Closing Payments. If Hines; the Partnership (on its own behalf or on behalf of any SPE Owner), any Current Owner or Sumitomo owes any other party any money under this Article 16 (whether at the Closing or thereafter), the party owing shall pay the other party such money as promptly as possible after the amount is determined.

         16.9 Amounts Due under Property Management Agreements, Leasing Agent Agreements, Brokerage Commission Agreements and Construction Agreements; Tenant Improvement Allowances. Notwithstanding Section 16.1 hereof: (a) SLR shall be responsible to pay all amounts due through the date of termination (and otherwise in connection with the termination) of property management agreements;
(b) each of SLR and the Partnership shall be required to pay all amounts due under Leasing Agent Agreements and Brokerage Commission Agreements with respect to Leases executed prior to the date hereof which are designated as


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


such party's responsibility in Schedule "18"; (c) each of SLR and the Partnership shall be responsible for paying the Tenant improvement allowances with respect to Leases executed prior to the date hereof which are designated as such party's responsibility in Schedule "22"; (d) the Partnership shall be responsible for paying all brokerage commissions, Tenant improvement allowances, legal fees incurred in connection with the negotiation of, and any other costs incurred by Sumitomo or the Current Owner (as landlord) relating to, Leases executed after the date hereof pursuant to Section 17.1(a) hereof and SLR shall be entitled to reimbursement for the foregoing amounts at Closing to the extent paid by Sumitomo or the Current Owner prior to Closing; and (e) each of SLR and the Partnership shall be responsible for paying amounts due under Construction Agreements which are designated as such party's responsibility in Schedule "21" hereof.

         16.10 Survival. This Article 16, and all rights and duties of the parties hereunder, shall survive the Closing.

ARTICLE 17. CERTAIN COVENANTS

         17.1 Pre-Closing Negative Covenants. From the date hereof until the Closing Date (or if earlier, a termination of Sumitomo's obligations under the Agreement) Sumitomo agrees that it shall not take any of the following actions (or permit the Current Owners to do so), provided that neither Hines nor the Partnership is in material breach of its obligations under this Agreement:

                  (a) without Hines' prior written consent (which consent shall not be unreasonably withheld or delayed) enter into any Lease, or grant any right to renew, expand or extend any Lease, or materially amend, materially modify or terminate (except in the event of default by Tenant) any Lease or release or discharge any Tenant. Sumitomo shall request Hines' consent prior to entering into any final letter of intent or final term sheet with any proposed Tenant for any such transaction (which request shall be accompanied by any such letter of intent or term sheet as well as all financial information obtained by SLR with respect to such Tenant). Hines shall respond to each request for consent within five days after receipt of such request so long as the terms in the letter of intent and/or term sheet comply with the standard form lease and leasing guidelines (the "Form Lease and Guidelines") to be jointly developed by SLR and Hines promptly after the execution of this Agreement, which Form Lease and Guidelines shall be acceptable to each party in its sole discretion, If Hines objects to the proposed transaction it shall notify SLR of the reasons for its objection within such five day period. If Hines fails to respond as provided in the preceding sentence within such five day period, Hines' consent shall be deemed given. If Hines consents to any such transaction, such consent shall be subject to review and approval of final documentation, and SLR will provide Hines with copies of the applicable Lease documents as negotiations proceed. SLR will submit the final Lease documents evidencing the transaction as well all Tenant financial information obtained by SLR to Hines for its consent, which will not be unreasonably withheld provided there are no material changes to the transaction as originally presented to Hines for its consent as described above. Hines shall respond to SLR's request for final consent within five days. If Hines objects to the proposed transaction it shall notify SLR of the reasons for its objection within such five day period. If Hines fails to respond as provided in the preceding sentence within such five day


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


         period, Hines' consent shall be deemed given. Each of SLR and Hines shall appoint (and promptly notify the other party in writing of such appointment) a representative who shall be responsible for coordinating the process described in this Section 17.1(a) on behalf of its organization. Notwithstanding anything to the contrary in this Section, the deadline for Hines to respond to requests for approval of all new Leases delivered to Hines prior to the date hereof shall be Friday, April 4, 2003. In the event that a proposed Lease transaction described in the first sentence of this subsection (a) does not comply with the Form Lease and Guidelines: (i) the procedure and time periods for consent shall be the same as provided in this subsection (a) (and if consent is not granted or withheld within such time periods it shall be deemed given); (ii) Hines may grant or deny its consent to such transaction in its sole discretion; and (iii) if Hines rejects any such transaction, SLR may nevertheless proceed with such transaction (or cause the applicable Current Owner to do so) provided that SLR pays all brokerage commissions, Tenant improvement allowances, legal fees incurred in connection with the negotiation of, and any other costs incurred by Sumitomo or the Current Owner (as landlord) relating to, such transaction. Hines and Sumitomo agree to work together to update the Form Lease and Guidelines from time to time to reflect changes in the leasing market;

                  (b) consent to any zoning changes, or sell, transfer, assign, dispose of, or consent to the utilization of, any Development Rights, if any, relating to any Property;

                  (c) place any Encumbrances on any Property, other than: (i) Permitted Encumbrances; (ii) Encumbrances consented to by Hines in writing; (iii) Encumbrances which can and shall be satisfied by SLR at Closing; and (iv) liens which, with an indemnity from SLR, the Title Insurer is willing to omit from the title insurance policies as an exception to coverage;

                  (d) make any improvement, alteration or addition to any building or improvements on any Property other than pursuant to existing Construction Agreements set forth on Schedule "15", unless such improvements, alterations or additions are required (in SLR's reasonable judgment) to preserve the Property, without Hines' prior written consent; or

                  (e) fail to operate and maintain any Property or the buildings thereon in accordance with SLR's customary practices.

         17.2 Other Covenants. From the date hereof until the Closing Date (or if earlier, a termination of Sumitomo's obligations under this Agreement) provided Hines and the Partnership are not in material breach of any of their respective obligations under this Agreement, SLR agrees that it shall (or shall cause Sumitomo and/or the Current Owners, as applicable, to):

                  (a) provide Hines with a copy of any notice of default received from or sent to any Tenant;

                  (b) pay all real estate taxes and assessments which may become liens upon the Properties, subject to the Current Owners' right to contest such taxes or assessments in


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


         good faith, provided that such contest does not jeopardize the Current Owners' title to the Properties;

                  (c) keep in force the amounts of casualty insurance currently in effect with respect to the Properties (as set forth on Schedule "4"), to the extent available at commercially reasonable rates;

                  (d) notify Hines of the commencement of any Legal Proceeding relating to Sumitomo (to the extent relating to any Property), the Current Owners, or any Property;

                  (e) make those capital repairs contemplated in Construction Agreements set forth on Schedule "15";

                  (f) use commercially reasonable efforts to obtain the SNDAs and Tenant Estoppels from Tenants as described in Section 7.1, but SLR shall have no liability hereunder to the Partnership or to the lender in the event SLR fails to obtain the required agreements or estoppels; and

                  (g) qualify SLRI to conduct business in the State of New York, if such qualification is required in order for SLRI to perform its obligations hereunder or under the Closing Instruments.

17.3 INSPECTIONS OF PROPERTIES AND DOCUMENTS.

                  (a) Hines shall be entitled to inspect all Property Documents and other information in Sumitomo's (or the Current Owners') possession which relate to the ownership and operation of the Properties, as Hines may reasonably request to confirm, verify or inquire into matters covered by or represented by SLR in this Agreement and/or the Closing Instruments. Hines, at Hines' sole cost, shall also have the right to make such inspections, investigations and tests of the physical condition of the Properties (subject to the rights of Tenants under Leases) as Hines may elect to make or obtain; provided, however, that
         (i) Hines shall not perform invasive testing in any Tenant premises without SLR's consent (which may be granted or withheld in SLR's reasonable discretion) and without the consent of the applicable Tenant, and (ii) Hines shall work with SLR to schedule such inspections, investigations and tests so as not to disturb or interfere with the operations of Tenants. SLR shall provide reasonable access to the Properties to Hines and Hines' employees, consultants and agents, and, within seven days after request from Hines, SLR shall deliver to Hines any documents or instruments of the type described above which are in Sumitomo's or the Current Owners' possession. Upon request by Hines, SLR shall arrange interviews with Tenants to permit Hines to make reasonable inquiries of Tenants. It is understood and agreed this
         Section 17.3 does not constitute a free look" or similar right and that the results of the above described due diligence shall not give Hines the right to terminate this Agreement, subject to the other provisions of this Agreement.

                  (b) Hines agrees to indemnify Sumitomo and its Affiliates from and against all Claims which Sumitomo and its Affiliates may suffer, incur, or pay out by reason of any physical damage to the Property or injury to persons caused by the acts or omissions


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


         of any of Hines' officers, employees, consultants or other agents in making any reviews, interviews, inspections or tests relating to the Properties pursuant to Section 17.3(a).

         17.4 Survival. Section 17.3 shall survive the Closings and any termination of this Agreement. Sections 17.1 (other than Section 17.1(a) and
(b)) and 17.2 shall not survive, with respect to any Property, the applicable Closing of such Property or termination of this Agreement with respect to such Property.

ARTICLE 18. REMOVAL OF TITLE DEFECTS; SURVEYS; VIOLATIONS.

         18.1 Definition. "Title Defect" means any Encumbrance recorded against, or otherwise affecting, any Property which is not a Permitted Encumbrance.

         18.2 Notice and Cure of Title Defects. On or before the Closing Date, Hines may give SLR notice of any Title Defect. If Hines gives notice to SLR of any such Title Defect, SLR may adjourn the Closing for a period or periods not exceeding 30 days in the aggregate in order to remove the Title Defect(s) specified in Hines' notice. Upon the expiration of such period(s) (or on the Closing Date if sooner and if SLR does not so adjourn the Closing), if SLR is unable or does not elect (subject to Section 8.6 hereof) to satisfy the conditions in Section 7.1(d) of this Agreement, Hines may accept such title as SLR is then able to provide (without any adjustment in the Agreed Valuations); or Hines shall terminate this Agreement with respect to the Affected Property by notice to SLR, without further liability to either party.

         18.3 Discharge of Liens. SLR agrees, without further notice from Hines, to pay and discharge at the Closing all Mortgages, including the Existing Mortgage, judgments against Sumitomo and the Current Owners which constitute liens against the Property, and liens against the Property for non-payment of Sumitomo's and the Current Owners' Federal income tax, and, subject to Section
8.6 hereof, to remove and discharge of record, by payment, bonding or otherwise all mechanics', materialmen's and any other liens of record which may be satisfied by payment of money only and which are not Permitted Encumbrances (or in the case of liens which are not Mortgages, to provide the Title Insurer with an indemnity sufficient to induce the Title Insurer to insure title to the Property free and clear of such liens).

         18.4 Surveys. The Partnership shall obtain, at the Partnership's expense, all surveys of the Properties which the Partnership requires in connection with the transactions described in this Agreement.

         18.5 Violations. If Hines gives notice to SLR on or prior to the Closing Date of any Violations noted or noticed in writing against or with respect to any Property prior to the date of this Agreement that are not set forth in the title insurance commitments delivered to the Partnership and SLR prior to the date of this Agreement, SLR shall cure, correct, or eliminate all such Violations at SLR's expense (or pay to the Partnership at the Closing the cost of curing the same), subject to Section 8.6 hereof. For the avoidance of doubt, SLR shall have no obligation to cure: (a) any Violations which are disclosed in the title commitments referred to in the previous sentence, (b) any Violations filed against the Property after the date hereof, or (c) any violations of law which relate to compliance of the Properties with zoning requirements; however, in the event any such Violations described in (a), (b) and (c) above shall occur, Hines


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
shall have the right to terminate this Agreement with respect to the Property or Properties affected thereby if the aggregate cost to cure such violations exceeds $250,000.

ARTICLE 19. TRAINING OF SUMITOMO PERSONNEL.

           From time to time, as requested by Sumitomo, Hines will provide access in Houston to employees of Hines and to the Partnership's Management Team to provide appropriate training opportunities for Sumitomo's (and its Affiliates') personnel with respect to the operations of the Fund, its investment strategy, the marketing of Shares and other topics relating to the Fund and its business that are of interest and value to employees of Sumitomo and its Affiliates. A reasonable number of Sumitomo's (and its Affiliates') employees will seek this training at any time, and such employees will be compensated by Sumitomo or its Affiliates during such training period. Hines shall not be required to bear any costs or expenses with respect to such personnel and Hines may require Sumitomo to demonstrate that it has the appropriate insurance to protect Hines from any injury or sickness of or claims made by such personnel. Sumitomo shall indemnify and hold harmless Hines from any and all costs, liabilities and claims made by such personnel unless the same results from the gross negligence or willful misconduct of Hines.

ARTICLE 20. NOTICES.

           All notices, consents or other communications under this Agreement must be in writing and addressed to each party at its respective Notice Address set forth on Schedule "16" (or at any other address which the respective parties may designate by notice given to the other party from time to time). Any notice required by this Agreement to be given or made within a specified period of time, on or before a date certain, shall be deemed given or made if sent by fax with confirmed answer back received, or by registered or certified mail (return receipt requested and postage and registry fees prepaid) or by commercial express or courier service. A notice sent by registered or certified mail shall be deemed given on the date of receipt (or attempted delivery if refused) indicated on the return receipt. All other notices shall be deemed given when actually received. A notice may be given by a party or by its legal counsel.

ARTICLE 21. NO ASSIGNMENT.

           None of Hines, the Partnership nor SLR shall have the right to. Transfer this Agreement or any rights or obligations under this Agreement except with the prior written consent of the other party, which consent may be granted or withheld in the other party's sole discretion.

ARTICLE 22. BROKERS.

           22.1 Payment. Hines shall pay all fees and commissions due or payable to Morgan Stanley in connection with the transactions contemplated by this Agreement and the Closing Instruments. SLR shall pay all fees and commissions, if any, due to Richard Jennings, in connection with the transactions contemplated by this Agreement and the Closing Instruments (although SLR believes that no such fees or commissions are or should be due to Mr. Jennings).


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


           22.2 Representations. Hines represents and warrants to SLR, and SLR represents and warrants to Hines, that each knows of no broker, advisor, or finder who has claimed or who has the right to claim any fee, commission or other similar compensation in connection with the transactions contemplated by this Agreement or the Closing Instruments, except as set forth in Section 22.1, and that each has taken no actions which would form the basis for such a claim.

           22.3 Indemnities. Hines shall indemnify, hold harmless and defend the Sumitomo Indemnitees against all Claims arising out of any breach of Hines' obligations or representation in Sections 22.1 and 22.2. SLR shall indemnify, hold harmless and defend the Hines Indemnitees against all Claims arising out of any breach of SLR's obligations or representations in Sections 22.1 and 22.2.

           22.4 Survival. This Article shall survive the Closings (or, if the Closings do not occur, the termination of this Agreement).

ARTICLE 23. CONFIDENTIALITY.

           23.1 Pre-Closing. Prior to the Closing, the parties hereto agree not to make public announcements regarding this Agreement or the transactions contemplated under this Agreement except on a joint basis, and, except to the extent the parties agree that a joint public announcement is desirable, each of the parties agrees to keep confidential the terms of this Agreement and the Closing Instruments and all Property and other transaction-related information which Hines or SLR has provided (or will provide) to the other in connection with this Agreement and the transactions contemplated hereby (to the extent such information is not publicly available and is not required to be disclosed under applicable laws or court order) (collectively, the "Due Diligence Information"). The parties acknowledge that certain information which has been provided to them is required under the terms of Leases and other Property Documents to be treated in a confidential manner, and agree not to make any unauthorized disclosure of such information which could result in liability to Sumitomo and its Affiliates.

           23.2 Post-Closing. After the First Closing, each of the parties may make public announcements without the consent or participation of the other party; provided, however, that no such public announcements shall describe the business terms of this Agreement or the Closing Instruments or the contents of any Due Diligence Information which relates to the business, operations or financial position of Sumitomo or its Affiliates (but not the Properties) and, for a period of one year after the applicable Closing, before any public announcement is made by any party it shall furnish a copy thereof to the other parties and give the other parties a reasonable period of time to comment on and/or suggest changes in the same.

           23.3 Certain Disclosures Permitted. Notwithstanding Sections 23.1 and 23.2, each of the parties may make disclosures regarding these matters to: (a) their respective Affiliates, partners, members, officers, directors, and employees (on a need to know basis); (b) financial institutions, but only in connection with the proposed financing of the Properties or the Fund; (c) proposed Third Party Investors; (d) such other parties as SLR or Hines deems necessary in order to comply with laws; (e) Morgan Stanley; (f) Tenants (provided, however, that Hines shall only make disclosure to Tenants during the interviews contemplated by Section 17.3, such


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


disclosure by Hines shall be limited to matters necessary to determine the status of the tenancy, satisfaction with the Property, and related matters, not involve any disclosure relating to other Tenants' leases, and no party shall disclose pricing or other specific financial terms of the transactions under this Agreement with Tenants); and (g) agents, partners, shareholders, attorneys, and consultants of any of the foregoing whose involvement is necessary or appropriate for such matters. Notwithstanding the foregoing, the parties shall not disclose any Due Diligence Information which relates to the business, operations (other than the Properties) or financial position of Sumitomo or its Affiliates except to the extent required by applicable laws or court order to do so (and in such event, to the extent time and law permits, such party shall give SLR advance notice of disclosure and an opportunity to contest the need for such disclosure). Prior to making disclosure to any Person described in the preceding sentence, the disclosing party shall notify such Person of the confidential nature of such information and request that such Person keep such information confidential.

         23.4 Existing Confidentiality Agreement; Survival. This Article 23 is intended to supercede that certain Confidentiality Agreement dated October
28, 2002 between Hines, SLR and Mitsui Fudosan America, which shall be of no further force or effect. This Article 23 shall survive the Closings and the termination of this Agreement.

ARTICLE 24. MISCELLANEOUS.

         24.1 Further Assurances. Each of the parties shall take such actions and sign and deliver such other instruments and documents as may be reasonable, necessary or appropriate to effectuate the transactions contemplated under this Agreement; provided, however, that the taking of such acts or the execution of such documents will not result in material cost or liability to the respective party which is not otherwise required under this Agreement.

         24.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law), provided however, that the laws of the District of Columbia shall govern to the extent required with respect to the conveyance of 1200 Nineteenth Street.

         24.3 Amendments. This Agreement shall not be modified, waived, or amended except by written agreement executed by the Partnership, SLR and Hines.

         24.4 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, and any other documents, agreements or instruments which are specifically stated to form a part of this Agreement or to relate thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties relating thereto.

         24.5 No Waiver. Except as expressly provided in this Agreement, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof or as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise hereunder. Except as otherwise provided in this Agreement, the rights and remedies of each party under this Agreement are cumulative and are not exclusive of any rights or remedies which the party may otherwise have at law or in equity.

         24.6 Counterparts. This Agreement may be executed (a) in counterparts, a complete set of which together shall constitute an original and (b) in duplicates, each of which shall constitute an original. Copies of this Agreement showing the signatures of the respective parties, whether produced by photographic, digital, computer, or other reproduction, may be used for all purposes as originals.

         24.7 Successors and Assigns. This Agreement (and all terms thereof, whether so expressed or not), shall be binding upon the respective successors, permitted assigns and legal representatives of the parties and shall inure to the benefit of and be enforceable by the parties and their respective successors, permitted assigns and legal representatives.

         24.8 Jurisdiction; Venue. Each party (and each permitted assignee of any party) irrevocably submits to the jurisdiction of the courts of (and service of process in) the State of New York and agrees that any action or proceeding arising out of or relating to this Agreement may be brought and/or defended in such courts.

         24.9 Invalidity of Certain Provisions. If any term, covenant, condition or provision of this Agreement is determined by a final judgment to be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this agreement shall not be affected thereby; and each other term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         24.10 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended: (a) to confer on any Person -- other than the parties hereto -- any rights, obligations, liabilities, or remedies; or (b) to waive any claim or right of any party hereto against any Person who is not a party hereto.

         24.11 Construction. This Agreement shall be construed without regard to any presumption requiring construction against the party drafting this Agreement. The captions of this instrument are for convenience and do not define or limit the provisions of this Agreement.

         24.12 No Personal Liability. It is expressly understood and agreed, anything herein to the contrary notwithstanding, that in no event will the members, partners, shareholders, directors, officers, agents, employees or managers, of any party have any personal liability for the obligations of such party under this Agreement or any of the Closing Instruments.

         24.13 Clarification of Use of Defined Terms Sumitomo and SLR. The defined terms Sumitomo and SLR are used interchangeably throughout this document. Each of them agrees that a reference to one of them will also include a reference to the other of them to the extent necessary for each of them to perform its obligations under this Agreement.

         24.14 Prevailing Party's Attorney's Fees. In connection with any Legal Proceeding initiated by a party hereto against any other party hereto and arising out of this Agreement or any Closing Instrument, the prevailing party shall be entitled to recover the Fees-and-Costs actually incurred in connection with such Legal Proceeding from the other party or parties. The provisions of this section shall survive the Closing or the termination of this Agreement.

         24.15 Termination; Survival.

                  (a) In the event that any party elects to terminate this Agreement as permitted hereunder, this Agreement shall terminate with respect to the applicable Properties effective as of the date that such party's notice is given, and neither party shall have any further rights, obligations or liabilities hereunder with respect to the applicable Properties except under the following Sections of this Agreement, which shall be deemed to survive any termination of this Agreement (as a whole or with respect to one or more Properties) for a period of six years: Sections 4.6, 8.5(b), 13.1, 13.5, 17.3(b), 22.3,
         24.2, 24.7, 24.8, 24.9, 24.10, 24.11, 24.12, 24.13, 24.14 and 24.15 and
         Article 23, For the avoidance of doubt, in the event this Agreement is terminated as to less than all of the Properties as permitted herein, this Agreement shall remain in full force and effect in all respects as to each Property which is not the subject of a termination hereunder.

                  (b) Notwithstanding Section 13.2(c) above, the following provisions of this Agreement shall survive the Closing of the applicable Property for a period of six years: Sections 3.1(d), 4.4(d), 4.5, 4.6, 13.3, 13.4, 13.5, 14.1, 17.3(b) and 22.3, and Articles 19, 23
         (other than Section 23.l), and 24 (other than Section 24.17).

         24.16 Cooperation. After the Second Closing, the Partnership agrees to cooperate with SLR, its Affiliates and advisors (at no material expense to the Partnership) and provide SLR, its Affiliates and advisors with access to records relating to the LePatner and Associates Lease to enable SLR to defend the LePatner litigation after Closing.

         24.17 District of Columbia Disclosures. SLR (on behalf of the Current Owners) indicates that the characteristic of the soil on the premises hereby conveyed is Urban land as described by the Soil Conservation Service of the United States Department of Agriculture in the Soil Survey of the District of Columbia published in 1976 and as shown on the Soil Maps of the District of Columbia at the back of that publication. For further information, the Partnership can contact a soil testing laboratory, the District of Columbia Department of Environmental Services or the Soil Conservation Service of the Department of Agriculture. This Section is intended solely to comply with D.C. Code Ann. Section 42-608 (2003) and (to the maximum extent permitted by applicable law) neither SLR nor any Current Owner shall be deemed to have made any representation with respect to the subject matter of this Section or to have any liability hereunder to Hines or the Partnership with respect to any inaccuracy, untruth or incompleteness in this Section.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Hines, the Partnership and SLR have executed and delivered this Agreement as of the date first set forth above.


                                   HINES INTERESTS LIMITED PARTNERSHIP

                                   By: Hines Holdings, Inc.,
                                       its general partner

                                   By: /s/ JEFFREY C. HINES
                                       -----------------------------------------
                                       Jeffrey C. Hines
                                       President


                                   HINES US CORE OFFICE PROPERTIES LP

                                   By: Hines US Core Office Capital LLC,
                                       its general partner


                                       By: Hines Interests Limited Partnership,
                                           its sole member

                                           By: Hines Holdings, Inc.,
                                               its general partner

                                           By: /s/ JEFFREY C. HINES
                                               ---------------------------------
                                               Jeffrey C. Hines
                                               President


                                   SUMITOMO LIFE REALTY (N.Y.), INC.

                                   By:  /s/ NORIO MORIMOTO
                                       -----------------------------------------
                                       Norio Morimoto
                                       President

          The following party signs below to evidence its agreement with the terms of, and to agree to be bound by, and to perform its obligations under, this Amended and Restated Master Agreement.

                                                  SLR INVESTMENTS INC.


                                                  By: /s/ NORIO MORIMOTO
                                                      -------------------------
                                                      Norio Morimoto
                                                      President

                            AMENDMENT TO AMENDED AND
                            RESTATED MASTER AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED MASTER AGREEMENT (this "Amendment") dated as of July 22, 2003 between HINES INTERESTS LIMITED PARTNERSHIP, a Delaware limited partnership ("Hines") and HINES US CORE OFFICE PROPERTIES LP, a Delaware limited partnership (the "Partnership"), each having and address at 2800 Post Oak Boulevard, Houston, Texas 77056-6118, and SUMITOMO LIFE REALTY (N.Y.), INC., a New York corporation ("SLR"), having an address at Manhattan Tower, 101 East 52nd Street, 2nd Floor, New York, New York 10022.


                             INTRODUCTORY STATEMENT

         Hines, the Partnership and SLR are parties to that certain Amended and Restated Master Agreement dated as of March 31, 2003, as amended by that certain letter agreement dated June 26, 2003 between Hines, the Partnership and SLR (collectively, the "Master Agreement"). Words and phrases used but not defined in this Amendment shall have the meanings set forth in the Master Agreement.

         The Master Agreement provides that at the First Closing, Sumitomo will receive Trust shares with a value equal to 19.9% of the Initial Fund Equity plus cash, and that Hines will contribute cash to the Fund equal to the excess of 80.1% of the Initial Fund Equity over Third Party Equity contributed at the First closing.

         The First Closing is scheduled to occur on July 31, 2003. Although Hines is negotiating a letter of intent (the "LOI") with General Motors Asset Management ("GMAM") (the most current draft of which is attached hereto as Exhibit "5") concerning a possible equity investment to be made in the Properties by General Motors Pension Trust or any fund consisting of General Motors Pension Trust and other U.S. pension plans which fund is advised by GMAM (collectively, the "Potential Investor"), the terms of such an investment have not yet been finalized by Hines or approved by SLR. The parties intend to work in good faith (without obligation) to revise the Fund structure (such revised structure, the "Proposed Fund") to permit investment in the Proposed Fund by the Potential Investor by August 5, 2003, as more particularly described in the LOI; however, the parties acknowledge that Hines may not be able to reach a final agreement with the Potential Investor by August 5, 2003, or the terms of such agreement may not be acceptable to SLR.

         In order to complete the First Closing by August 5, 2003, Hines, the Partnership and SLR have agreed to amend the Master Agreement as set forth below so that in the event Hines does not reach an agreement with the Potential Investor, or the agreement that is reached is not acceptable to SLR (in its sole discretion), or the parties cannot agree upon further amendments to the Master Agreement which are required by Hines or SLR in its sole discretion in connection with the final agreement with the

Potential Investor, at the First Closing: (1) if Hines has not reached a final agreement with the Potential Investor, the First Closing Properties will be contributed to the Partnership and Sumitomo will receive Trust shares with a value equal to 51% of the Initial Fund Equity and cash in an amount equal to the Agreed Valuations of the First Closing Properties minus the value of such shares, and Hines will contribute cash to the Fund equal to 49% of the Initial Fund Equity or (2) if Hines reaches a final agreement with the Potential Investor which is not acceptable to SLR, or parties cannot agree upon further amendments to the Master Agreement required by Hines or SLR in its sole discretion in connection with the final agreement, then Hines, its Affiliate, the Partnership, or an entity in which Hines and/or its Affiliates are equity owners (including Potential Investor) will acquire the First Closing Properties for cash only (and will become obligated to purchase the Second Closing Property for cash only at the Second Closing), all as more particularly described in this Amendment.

         Hines will continue its efforts to raise equity for the Fund (as the same may be restructured as provided herein), and the parties hope that by October 31, 2003, Hines will raise at least $250 million in Third Party Equity (in addition to any funds that may be raised from the Potential Investor), although Hines, the Partnership and HREH will remain obligated as set forth below whether or not Third Party Equity is raised from the Potential Investor or other sources.

         In addition, the parties wish to amend and/or clarify certain other matters relating to the Master Agreement, as described in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Closing Options.

                  (a) Hines shall regularly inform SLR as to the status of (and to the extent appropriate, include SLR and its counsel in) Hines' negotiations with the Potential Investor, and Hines shall provide SLR with all drafts of proposed documentation relating to the Potential Investor's investment in the Proposed Fund. Hines shall have the right, in its sole discretion, to accept or reject any agreements relating to the terms of an investment by the Potential Investor. Hines shall notify Sumitomo prior to the First Closing Date whether Hines has reached a final agreement with the Potential Investor (and if a deal has been reached, Hines shall provide SLR with copies of the most recent versions of the transaction documents and shall advise SLR in such notice whether such documents are in final form). In the event that Hines reaches an agreement with the Potential Investor which is acceptable to SLR in its sole discretion, SLR shall so notify Hines and the Closings shall take place as described in paragraph 2 below (the "GM Closing", as defined below). (However, if Hines does not deliver final forms of transaction documents with its notice described above, any approval of such transaction by SLR shall be subject to its review and approval of the final transaction documents with respect thereto.) In the event that Hines reaches an agreement with the Potential Investor which is not acceptable to SLR (in its sole discretion), or the parties cannot agree upon further amendments to the Master Agreement required by Hines or SLR in its sole discretion in connection with such agreement (as described in paragraph 2(a) below) SLR shall so notify Hines prior to the First Closing Date and Hines, its Affiliate, the Partnership, or an entity in which Hines and/or its Affiliates and Potential Investor are equity owners, or a wholly-owned subsidiary of any of them (each, and "Acquiring Entity") shall purchase the First Closing Properties on the First Closing Date for cash only, and upon the exercise of such option Hines shall become obligated to cause another Acquiring Entity to purchase the Second Closing Property for cash only (collectively, the "Cash Closing"), all upon the terms described in subparagraphs (b), (c) and (f) below, and the Master Agreement shall be deemed modified accordingly. In the event that Hines fails to reach a final agreement with the Potential Investor it shall so notify SLR, and SLR shall contribute the First Closing Properties to the Partnership on the First Closing Date for combination of cash and Shares, and on the Second Closing Date shall contribute the Second Closing Property to the Partnership for a combination of cash and Shares, upon the terms described in subparagraphs
     (d), (e) and (f) below (the"51-49 Closing"). (For purposes of clarification, if Hines notifies SLR pursuant to this Section that is has selected (or is deemed to have selected) the GM Closing and thereafter Hines is unable to conclude the transaction with Potential Investor or to obtain SLR's approval of such transaction, Hines shall be permitted to withdraw its notice and select another Closing Option prior to the First Closing Date.)

                  (b) In the event of a Cash Closing, notwithstanding anything to the contrary in the Master Agreement, the following transactions will take place. At the First Closing:

                           (i) Sumitomo shall convey the First Closing
                  Properties to an Acquiring Entity designated by Hines (which Acquiring Entity shall be deemed an SPE Owner);

                           (ii) Sumitomo shall receive cash in an amount equal
                  to the Agreed Valuations for the First Closing Properties via Wire Transfer, less $45 million (the "First Post-Closing Payment"), subject to adjustment under Section 3.1(d) and
                  Article 16 of the Master Agreement, and Sumitomo shall not receive Shares;

                           (iii) the Acquiring Entity shall pay via Wire
                  Transfer the First Post-Closing Payment to Sumitomo, not later than December 31, 2003, with interest at a rate per annum equal to the one-month London Interbank Offered Rate on the First Closing Date (and adjusted on the first day of each month thereafter until the date of payment) plus 375 basis points, calculated form the First Closing Date to the date of payment, the obligation to pay these amounts shall be evidenced by a promissory note or other instrument acceptable to SLR in its sole discretion made by the Acquiring Entity, its REIT parent company, or a credit-worthy Hines

Affiliate in favor of Sumitomo and delivered to SLR at Closing, and HREH shall guaranty the repayment of all amounts due pursuant to such promissory note or other instrument under the HREH Guaranty;

         (iv) the closing conditions shall be those conditions set forth in Sections 6.1 and 7.1 of the Master Agreement which apply to the conveyance of the First Closing Properties for cash and without regard to the formation of the Fund or any Alternate Fund (as defined below), and the satisfaction of Hines' and the Partnership's obligations relating to the formation of the Fund shall not be conditions to closing (without limiting the foregoing, the conditions in Sections 6.1(c), (d), (f), (i), (j), (m) and (o), and Section 7.1(f), shall not apply and the conditions in Sections 6.1(a) and (b) shall be deemed to apply to the Acquiring Entity);

         (v) subject to paragraph 17(a) hereof, SLR shall have the rights (described in the Master Agreement and the Exhibits thereto) to participate in the management of the Fund or similar rights with respect to any fund or other investment vehicle developed by Hines and/or the Acquiring Entity with respect to the First Closing Properties (including the Proposed Fund), whether or not similar to the Fund (an "Alternate Fund"), and regardless of whether Sumitomo makes an equity investment in the Fund or Alternate Fund, but in such event the Fund or Alternate Fund may not use the "Sumsei" or "Sumitomo" names without the prior written consent of SLR (which may be granted or withheld in SLR's sole discretion);

         (vi) (I) as a condition to Sumitomo's obligation to close, the Partnership shall assign to the Acquiring Entity (if other than the Partnership), and the Acquiring Entity shall assume in writing (in form reasonably acceptable to SLR), all rights, obligations and liabilities of the Partnership, the Trust and the SPE Owners under the Master Agreement as applicable to the First Closing Properties and shall make the same representations and warranties with respect to such Acquiring Entity as Hines, the Trust and the Partnership have made with respect to themselves in the Master Agreement (modified as necessary to reflect the organizational structure of the Acquiring Entity), (II) Hines and the Partnership shall not be relieved of any of their respective obligations under the Master Agreement, (III) all indemnities and releases relating to the Fund and the offer and sale of Interests in Section 4.6 shall be deemed to apply, also, to any Alternate Fund, and the Acquiring Entity shall have the same rights, obligations and liabilities thereunder as the Partnership, and such indemnities and releases shall remain in full force and effect and survive the Closings, and (IV) the Acquiring Entity, Hines and the Partnership shall exercise their rights and remedies under the Master Agreement jointly, and the Acquiring Entity shall be liable for its obligations under Article 13 of the Master Agreement (but shall not be liable for the obligations thereunder of Hines, the Partnership (to the extent Acquiring Entity has not assumed the obligations of the

         Partnership) and/or the Acquiring Entity which acquires the Second Closing Property), and the limits on liability (and limits on recovery of damages) in the Master Agreement shall apply on an aggregate basis to both Acquiring Entities, Hines and the Partnership;

                  (vii) the Advisory Agreement shall be executed and delivered with respect to the Fund (or an agreement with the same rights in favor of SLR shall be executed and delivered with respect to the Alternate
         Fund), and SLR shall have the right to market interests in the Fund or any Alternate Fund in Asia;

                  (viii) SLR shall have no right to approve the terms of any financing obtained by the Acquiring Entity (but obtaining financing on terms satisfactory to Hines in its sole discretion shall be a condition to the Acquiring Entity's obligation to close);

                  (ix) SLR shall cause the Current Owner to pay real property transfer and recordation taxes relating to the conveyance of the First Closing Properties to the Acquiring Entity in accordance with Section 14.1; and

                  (x) except as provided herein, the closing shall take place pursuant to the terms and conditions of the Master Agreement, as amended hereby.

         (c) In the event of a Cash Closing, the Second Closing will occur on the same terms as those described above, as applicable to the Second Closing Property, except that:

                  (i) the Second Closing Date shall be February 2, 2004;

                  (ii) Hines shall designate another Acquiring Entity to acquire the Second Closing Property, and at the Second Closing, in consideration for the conveyance of the Second Closing Property to such Acquiring Entity Sumitomo shall receive via Wire Transfer, cash in an amount equal to the Agreed Valuation for the Second Closing Property, less $25 million (the "Second Post-Closing Payment"), subject to adjustment under Article 16 of the Master Agreement;

                  (iii) the Acquiring Entity shall pay via Wire Transfer the Second Post-Closing Payment to Sumitomo, not later than July 31, 2004, with interest at a rate per annum equal to the one month London Interbank Offered Rate on the Second Closing Date (and adjusted on the first day of each month thereafter until the date of payment) plus 375 basis points, calculated from the Second Closing Date to the date of payment, the obligation to pay these amounts shall be evidenced by a promissory note or other instrument satisfactory to SLR in its sole discretion made by the Acquiring Entity, its REIT parent company, or credit-worthy Hines

         Affiliate in favor of Sumitomo and delivered to SLR at Closing, and HREH shall guaranty the repayment of all amounts due pursuant to such promissory note or other instrument under the HREH Guaranty;

                  (iv) Section 3.4, the second, third and last sentences of
         Section 3.5, and Sections 4.4(b) and (d) shall not apply to the Second Closing, the conditions in Sections 6.1(c), (d), (f), (i), (m), and (p) and Section 7.1(f)) shall not apply to the Second Closing, and the conditions in Sections 6.1(a) and (b) shall be deemed to apply to the Acquiring Entity;

                  (v) (I) as a condition to Sumitomo's obligation to close, the Partnership shall assign to the Acquiring Entity (if other than the Partnership), and the Acquiring Entity shall assume in writing (in form reasonably acceptable to SLR), all rights, obligations and liabilities of the Partnership, the Trust and the SPE Owners under the Master Agreement as applicable to the Second Closing Property and shall make the same representations and warranties with respect to Acquiring Entity as Hines, the Trust and the Partnership have made with respect to themselves in the Master Agreement (modified as necessary to reflect the organizational structure of the Acquiring Entity), (II) Hines and the Partnership shall not be relieved of any of their respective obligations under the Master Agreement, (III) the Acquiring Entity shall have the same rights, obligations and liabilities under Section
         4.6 of the Master Agreement as the Partnership, and (IV) the Acquiring Entity which acquires the First Closing Properties, the Acquiring Entity which acquires the Second Closing Property, Hines and the Partnership shall exercise their rights and remedies under the Master Agreement jointly, and the Acquiring Entity which acquires the Second Closing Property shall be liable for its obligations under Article 13 of the Master Agreement (but shall not be liable for the obligations of Hines, the Partnership (to the extent Acquiring Entity has not assumed the obligations of the Partnership) and/or the other Acquiring Entity thereunder), and the limits on liability (and limits on recovery of damages) in the Master Agreement shall apply on an aggregate basis to both Acquiring Entities, Hines and the Partnership.

         (d) In the event of a 51-49 Closing, the following transactions will take place at the First Closing, Sumitomo will contribute the First Closing Properties to the Partnership in consideration for Class B Common Shares with a value equal to 51% of the Initial Fund Equity, and cash in an amount equal to the Agreed Valuations for the First Closing Properties minus the value of such Shares. At the First Closing, Hines will or will cause one or more of its Affiliates to contribute cash to the Trust and/or the Partnership in an amount equal to 49% of the Initial Fund Equity. The parties acknowledge that Third Party Equity will not be contributed to the Fund at the First Closing, but that Hines will continue its efforts to raise Third Party Equity, as described in the Master Agreement (provided, however, in no event will the failure to raise Third Party Equity be deemed a breach or default by Hines or the Partnership under the Master

Agreement nor will Hines or the Partnership be subject to any liability as a result of such failure, but such failure shall not relieve the Partnership from the obligation to complete the First Closing). It is the parties' hope that sufficient Third Party Equity will be raised to make the redemptions described in Section 3.4 of the Master Agreement on or before September 30, 2003.

         (e) Unless the Cash Closing or the GM Closing (as defined in paragraph 2(a) below) takes place pursuant to the terms of this Amendment, the Closings shall take place pursuant to the terms of the Master Agreement, as amended by this Amendment. The Master Agreement is hereby amended as follows to reflect the matters described in subparagraph 1(d) above (and except as set forth in subparagraph 1(d) and this subparagraph 1(e), the 51-49 Closing will take place pursuant to the terms of the Master Agreement):

             (i) In the Introductory Statement, in the fifth paragraph, the words "July 31, 2003" are hereby deleted and replaced with the words "October 31, 2003", and in the eleventh paragraph, third line, the words "19.9% interest in the Fund, not to exceed $25 million" are hereby deleted and replaced with the words "51% interest in the Fund, not to exceed $45 million."

             (ii) In Section 3.1(a), fifth line, the number "19.9%" is hereby deleted and replaced with the number "51%".

             (iii) In Section 3.1(a), ninth and tenth lines, the words "$25 million, or represent more than 50% of the total Fund equity at any time" are hereby deleted and replaced with the words "$45 million".

             (iv) In Section 3.1(b), fourth line, the words "the excess of (i) "80.1%" are hereby deleted and replaced with the words "49%".

             (v) In Section 3.1(b), tenth through twelfth lines, the words "over
         (ii) the aggregate amount of capital contributed to the Trust and/or the Partnership by Third Party Investors ("Third Party Equity") at the First Closing" are hereby deleted and replaced with the following: "The parties acknowledge that Third Party Investors may not contribute capital to the Trust and/or the Partnership ("Third Party Equity") at the First Closing, but that Hines will continue to seek Third Party Equity as described in this Agreement (provided, however, in no event will the failure to raise Third Party Equity be deemed a breach or default by Hines or the Partnership hereunder nor will Hines or the Partnership be subject to any liability as a result of such failure, but such failure shall not relieve the Partnership from the obligation to complete the First Closing.)"

             (vi) In Section 3.1(b), the last sentence thereof is hereby deleted and replaced with the following sentence: "Of the Hines Contribution Amount, Hines or its Affiliate will contribute a sufficient amount to the

         Trust so that Hines and its Affiliates hold, in the aggregate, at least 1% of the total number of Common Shares outstanding immediately after the First Closing, with the remainder of the Hines Capital Contribution being contributed to the Partnership or the Trust (as determined by Hines in its sole discretion)."

                  (vii) In Section 4.3: (I) in the first and last sentences, the words "July 31, 2003" are hereby deleted and replaced with "October 31, 2003"; (II) in Section 4.3(a) the words "(GM only)" are inserted after "#1", and the words "July 31,2003" are hereby deleted and replaced with "August 5, 2003"; (III) in Section 4.3(b), the words "(simultaneously with the Second Closing)" are hereby deleted; (IV) in Section 4.3(c), the words "December 31,2003" are hereby deleted and replaced with "October 31,2003"; and (V) the following is hereby added as a new
         Section 4.3(d): "Third Party Equity Closing #4; December 31, 2003."

         (f) For the avoidance of doubt, this Amendment shall not be deemed to release or reduce the obligations of HREH under the HREH Guaranty, except that if a Cash Closing occurs, no Initial Sumitomo Shares or Second Sumitomo Shares will be issued and in such event the HREH Guaranty will not cover the purchase of such Shares by Hines. Hines acknowledges that as a result of this Amendment, HREH's obligations under the HREH Guaranty will increase, since, as applicable:
(i) the value of the Initial Sumitomo Shares which Hines may be required to purchase under Section 4.4(d) of the Master Agreement is increased as a result of the changes in the structure of the transactions described in this paragraph 1 and paragraph 2 below, and (ii) the HREH Guaranty will also include and guaranty all of the obligations of: (A) the Acquiring Entity with respect to the First Post-Closing Payment and the Second Post-Closing Payment; (B) Hines and the Partnership under the new Section 4,4(f) of the Master Agreement as set forth below; and (C) Hines and the Partnership under paragraph 16 below, as applicable.

         2.       Third Party Equity; Potential Investor.

         (a) As of the date hereof, Hines has not yet obtained agreements from Third Party Investors to contribute equity to the Fund, and this Amendment contemplates that Third Party Equity may not be available at the First Closing. However, the parties acknowledge that Hines is negotiating the LOI regarding a possible major equity investment in the Proposed Fund. In the event that Hines and the Potential Investor fail to reach a final agreement on the terms of the Potential Investor's investment in the Proposed Fund prior to the First Closing Date, such failure shall not be deemed a default or breach by Hines or the Partnership or the failure of a Closing condition under the Master Agreement, and the parties shall proceed to a 51-49 Closing on the First Closing Date, as described in paragraph 1 above. If, however, Hines and the Potential Investor reach a final agreement for the Potential Investor's investment prior to the First Closing Date and such final agreement is acceptable to SLR (in SLR's sole discretion), then assuming that no further amendments to the Master Agreement are required by SLR or Hines (as described below), each being able to require the same in its sole discretion, the Closings shall take place as provided in subparagraphs (b) and (c) below (collectively, the "GM Closing") and the Master Agreement shall be deemed modified accordingly. In the event that the final agreement between Hines and the Potential Investor is acceptable to SLR (in SLR's sole discretion) but Hines or SLR (each in its sole discretion) determines that such final agreement contains terms which it wishes to address in the Master Agreement, the parties agree to work in good faith (without obligation) to further amend the Master Agreement prior to the First Closing Date to reflect the final agreement and make the final agreement and Master Agreement consistent. Notwithstanding anything to the contrary in this paragraph 2, however, in no event shall any party have any obligation to agree to any further amendments to the Master Agreement, or any liability to any other party as a result of its failure or refusal to agree to any further amendments to the Master Agreement, it being understood that each party has the right in its sole discretion to agree (or refuse to agree) to any such amendments. If, after a final agreement has been reached by Hines and the Potential Investor, and SLR or Hines has determined that further amendments to the Master Agreement are required, and Hines, the Partnership and SLR fail to agree prior to the First Closing Date to such amendments, such failure to agree shall not be deemed a breach or default by Hines, the Partnership or SLR or the failure of a Closing condition under the Master Agreement, and in such event the Cash Closing shall occur. Notwithstanding anything to the contrary in this Amendment, in no event shall the LOI be deemed a part of the Master Agreement (as amended by this Amendment), nor shall SLR be deemed to have approved the terms of the LOI, it being understood that SLR shall not be deemed to have approved the LOI or any of the terms and conditions thereof unless and until SLR has reviewed and approved (in its sole discretion) all documentation relating to the Potential Investor's investment, the structure of the Proposed Fund, and the other matters described in the LOI, and the parties shall have executed and delivered all further amendments to the Master Agreement (if any) required by SLR (in its sole discretion) in connection with the agreement with the Potential Investor. In no event shall GMAM, the Potential Investor or any other GM affiliate be deemed a third party beneficiary of the Master Agreement (as amended by this Amendment). In no event shall this paragraph 2 be deemed an agreement by any party to adjourn any Closing Date in order to permit a simultaneous Third Party Equity closing.

         (b) In the event of a GM Closing, notwithstanding anything to the contrary in the Master Agreement, the following transactions will take place. At the First Closing:

                  (i) Sumitomo shall contribute the First Closing Properties to REIT Co #l (as defined in the LOI), or to one or more of its wholly-owned subsidiaries (which shall be deemed SPE Owners);

         (ii) in consideration for the contribution of the First Closing Properties, Sumitomo shall receive (I) shares in REIT Co #1 having a value equal to the lesser of 24.5% of the total initial equity of REIT Co #1 and $45 million, which shares shall provide rights which, considered together with asset management fees payable to Hines or an Affiliate of Hines by REIT Co #l and/or SLR under the terms of the definitive documentation entered into at the GM Closing, are no less favorable to SLR than those provided by the Initial Sumitomo Shares (including the Class E Preferred Shares considered together with the asset management fee payable to the General Partner under the terms of the Partnership Agreement) to be issued to Sumitomo under the current terms of the Master Agreement ("Sumitomo REIT Co #l Shares") plus (II) cash in an amount equal to the Agreed Valuations of the First Closing Properties less the value of the Sumitomo REIT Co #l Shares, subject to adjustment under Section 3.1(d) (in the same manner as the Initial Sumitomo Payment) and Article 16 of the Master Agreement;

         (iii) the rights and obligations set forth in the Master Agreement (as amended hereby) with respect to the Initial Sumitomo Shares (including but not limited to Hines' obligations to cause the redemption of, or to purchase, such shares under Section 4.4(d) of the Master Agreement and the obligations under the HREH Guaranty) shall apply to the Sumitomo REIT Co #l Shares;

         (iv) the closing conditions shall be those conditions set forth in Sections 6.1 and 7.1 of the Master Agreement which apply to the conveyance of the First Closing Properties, without regard to the formation of the Fund, and the satisfaction of Hines' and the Partnership's obligations relating to the formation of the Fund shall not be conditions to closing (without limiting the foregoing, Section 4.4(b) shall not apply to the GM Closing, the conditions in Sections 6.1 (c), (f), (i),(j), (m) and (o) and 7.1 (f) shall not apply to the GM Closing, the conditions in Sections 6.1(a) and (b) shall be deemed to apply to REIT Co #l and Sections 6.1(d) and (k) shall be deemed to apply to the New Entities (as defined below));

         (v) the following shall be additional conditions to SLR's obligation to consummate the First Closing:

                  (I) REIT Co #l shall have been formed as a Maryland real estate investment trust by the filing of a declaration of trust with the State Department of Assessments and Taxation of Maryland, the initial trustees shall have adopted the by-laws for REIT Co #l, and such REIT shall (A) qualify as a REIT pursuant to the Maryland REIT Law, and (B) meet all requirements to qualify as a REIT under Section 856 of the Code (other than the requirements of Section 856(a)(5), 856(a)(6) and 856(c)( 1));

                  (II) Holding Partnership (as such term is defined in the LOI) shall have been formed as a Delaware limited partnership by filing the certificate of limited partnership with the Delaware Secretary of State and executing and delivering the partnership agreement; Hines Affiliates shall have acquired general and limited partner interests in Holding Partnership; and Holding Partnership shall have acquired equity interests in REIT Co #1;

                  (III) Potential Investor shall acquire a 51% equity interest in REIT Co #1 for cash at the First Closing;

                  (IV) Hines or an Affiliate of Hines shall contribute cash to Holding Partnership and/or REIT Co #1 at the First Closing in an amount equal to the lesser of 24.5% of the total initial equity contributed to REIT Co #1 (directly and/or through the Holding Partnership) and $45 million;

         (vi) the names of REIT Co #1 and Holding Partnership shall each contain the name "Sumisei";

         (vii) (I) as a condition to Sumitomo's obligation to close, the Partnership shall assign to REIT Co #l, and REIT Co #l shall assume in writing (in form reasonably satisfactory to SLR), all rights, obligations and liabilities of the Partnership, the Trust and the SPE Owners under the Master Agreement as applicable to the First Closing Properties and shall make the same representations and warranties with respect to REIT Co #1 as Hines and the Partnership have made with respect to themselves in the Master Agreement (modified as necessary to reflect the organizational structure of REIT Co. #l);
(II) Hines and the Partnership shall not be relieved of any of their respective obligations under the Master Agreement, (III) all indemnities and releases relating to the Fund and the offer and sale of Interests in Section 4.6 of the Master Agreement shall be deemed to apply, also to REIT Co #1, REIT Co #2, REIT Co #3 (as defined in the LOI), Holding Partnership, and Hines Operating Limited Partnership (as defined in the LOI) (collectively, the "New Entities") and the offer and sale of interests therein; the New Entities shall (and as a condition to Sumitomo's obligation to close REIT Co #1 and Holding Partnership shall confirm in writing at the closing that they) have the same rights, obligations and liabilities under Section 4.6 as the Partnership; and such indemnities and releases shall remain in full force and effect and survive the Closings (it being agreed that each of REIT Co #2, REIT Co #3 and Hines Operating Limited Partnership shall confirm, by written agreement delivered to Sumitomo, its rights, obligations .and liabilities under Section 4.6 of the Master Agreement as soon as it is formed); and (IV) REIT Co #l, Hines and the Partnership shall exercise their rights and remedies under the Master Agreement jointly; and REIT Co #l shall be liable for its obligations under Article 13 of the Master Agreement (but shall not be liable for the obligations thereunder of Hines and/or the Partnership (to the extent REIT Co #l has not assumed the obligations of the Partnership)), and the limits on liability (and limits on recovery of damages) in the Master Agreement shall apply on an aggregate basis to REIT Co #1, Hines and the Partnership;

                  (viii) SIX and one or more of the New Entities shall execute and deliver one or more agreements which provide SLR with the same rights and obligations with respect to the new investment structure as those currently contemplated, with respect to the Fund under the Advisory Agreement;

                  (ix) SLR, Hines and/or an Affiliate of Hines and/or one or more of the New Entities shall enter into one or more agreements and deliver such other documents (in such forms as are agreed by the parties in their sole discretion) as are necessary to give effect to the new investment structure and provide SLR with the same rights and obligations with respect to the new investment structure (including without limitation the payment by SLR, directly or indirectly, of asset management fees to Hines or an Affiliate of Hines with respect to the First Closing Properties) as those currently contemplated with respect to the Fund under the Master Agreement, including all Exhibits thereto;

                  (x) the contribution of Third Party Equity (other than that of the Potential Investor) shal1 not be a condition to closing; and

                 (xi) except as provided herein, the closing shall take place pursuant to the terms and conditions of the Master Agreement, as amended hereby.

         (c) In the event of a GM Closing, the Second Closing will occur on the same terms as those described in subsection (b) above, as applicable to the Second Closing, Property, except that:

                 (i) Sumitomo shah convey the Second Closing Property to REIT Co #3 or one of its wholly-owned subsidiaries (which shall be deemed an SPE Owner) in consideration for (I) a limited partnership interest in Holding Partnership having a value of $25 million (the "Sumitomo Partnership Units") which Sumitomo Partnership Units shall provide rights which, considered together with asset management fees payable to Hines or an Affiliate of Hines by Holding Partnership and/or SLR under the terms of the definitive documentation entered into on or before the Second Closing, are no less favorable to SLR than those provided by the Class A Shares and the corresponding Class E Preferred Shares (considered together with the asset management fee payable to the General Partner under the terms of the Partnership Agreement) to be issued to Sumitomo under the current terms of the Master Agreement, plus

(II) cash in an amount equal to the Agreed Valuation of the Second Closing Property less the value of the Sumitomo Partnership Units, subject to adjustment under Article 16 of the Master Agreement;

         (ii) the rights and obligations of Hines and its Affiliates set forth in the Master Agreement (as amended hereby) with respect to the shares received by Sumitomo at the Second Closing shall apply to the Sumitomo Partnership Units;

         (iii) it shall be a condition to SLR's obligation to consummate the Second Closing that:

                 (I) Holding Partnership, Potential Investor and SLR shall have agreed (in their respective sole discretion) upon the final forms of organizational documents for REIT Co #3, and Holding Partnership, Hines and SLR shall have agreed (in their respective sole discretion) upon the final forms of organizational documents for REIT Co #2 and Hines Operating Limited Partnership (which documents shall be in forms substantially similar to the forms of Trust Organization Documents and the Partnership Agreement and Certificate of Limited Partnership of the Partnership, respectively, modified as necessary to reflect the structure of the Proposed Fund); provided, however, that if SLR does not agree to the final forms of any of such organizational documents, then the Second Closing shall take place as a Cash Closing pursuant to the terms of paragraph 1(c) above (and the terms described in this paragraph 2(c) shall not apply to such Closing);

                 (II) REIT Co #3 shall have been formed as a Maryland real estate investment trust by the filing of a declaration of trust with the State Department of Assessments and Taxation of Maryland, the initial trustees shall have adopted the by-laws for such REIT, and such REIT shall (A) qualify as a REIT pursuant to the Maryland REIT Law, and
         (B) meet all requirements to qualify as a REIT under Section 856 of the Code (other than the requirements of Section 856(a)(5), 856(a)(6) and 856(c)(1)); and

                 (III) Potential Investor, other Third Party Investors, Holding Partnership and/or Hines or its Affiliates shall acquire at least an aggregate 37.5% equity interest (based upon the Agreed Valuation of the Second Closing Property and assuming a loan equal to 55% of such Agreed Valuation) in REIT Co #3 for cash at the Second Closing; provided, however, if no Third Party Equity (including Potential Investor) is available to make the cash payment to Sumitomo described in subsection
         (c)(i) above at the Second Closing, Hines shall so notify SLR prior to the Second Closing Date and SLR shall have the option (in its sole discretion)
          either to: (A) proceed with the Closing (pursuant to the terms and conditions of the Master Agreement, as amended hereby), in which event Hines or a Hines Affiliate shall be required to contribute all equity required to complete the Second Closing or (B) terminate the Master Agreement as to the Second Closing Property only, in which event the failure to obtain the necessary Third Party Equity shall be deemed the failure of a Closing condition (notwithstanding anything to the contrary in the Master Agreement (as amended hereby); and

                   (IV) Hines (or an Affiliate), Potential Investor and/or Third Party Investors have purchased or REIT Co #1 has fully redeemed, all Sumitomo REIT Co #l Shares (for the same price per share at which such Shares were issued to Sumitomo at the First Closing) at least 31 days prior to the Second Closing Date;

          (iv) the closing conditions shall be those conditions set forth in Sections 6.1 and 7.1 which apply to the conveyance of the Second Closing Property, without regard to the formation of the Fund, and the satisfaction of Hines' and the Partnership's obligations relating to the formation of the Fund shall not be conditions to closing (without limiting the foregoing, Sections 4.4(b) and 4.4(f) shall not apply to the Second Closing, the conditions in Sections 6.1 (c), (f), (i), (m) and (p) and 7.1 shall not apply to the Second Closing, the conditions in Sections 6.1(a) and (b) shall be deemed to apply to REIT Co #3, and Sections 6.1(d) and (k) shall be deemed to apply to the New Entities);

          (v) (I) as a condition to Sumitomo's obligation to close, the Partnership shall assign to REIT Co #3, and REIT Co #3 shall assume in writing (in form reasonably satisfactory to SLR), all obligations and liabilities of the Partnership, the Trust and the SPE Owners under the Master Agreement as applicable to the Second Closing Property and shall make the same representations and warranties with respect to REIT Co #3 as Hines and the Partnership have made with respect to themselves in the Master Agreement (modified as necessary to reflect the organizational structure of REIT Co #3),
(II) neither Hines nor the Partnership shall be relieved of any of their respective obligations under the Master Agreement, and (III) REIT Co #1, REIT Co #3, Hines and the Partnership shall exercise their rights and remedies under the Master Agreement jointly, and REIT Co #3 shall be liable for its obligations under Article 13 of the Master Agreement (but shall not be liable for the obligations thereunder of Hines, the Partnership (to the extent REIT Co #3 has not assumed the obligations of the Partnership), and/or REIT Co #1 thereunder), and the limits on liability (and limits on recovery of damages) in the Master Agreement shall apply on an aggregate basis to REIT Co #3, REIT Co #1, Hines and the Partnership;

                  (vi) SLR, Hines and/or an Affiliate of Hines and/or one or more of the New Entities shall enter into one or more agreements and deliver such other documents (in such forms as are agreed by the parties in their sole discretion) as are necessary to accomplish the Second Closing and give effect to the new structure and provide SLR with the same rights and obligations with respect to the new investment structure (including without limitation the payment by SLR, directly or indirectly, of asset management fees to Hines or an Affiliate of Hines with respect to SLR's interest in the Holding Partnership) as those currently contemplated with respect to the Fund under the Master Agreement, including all Exhibits thereto;

                  (vii) it shall not be a condition to the Second Closing that the Bridge Loan is repaid (or that there are sufficient commitments for Third Party Equity to repay the Bridge Loan) or that Hines' equity is redeemed as contemplated by Section 3.4 of the Master Agreement;

                  (viii) notwithstanding paragraph 4(b) hereof, the Second Closing Date shall not be any date selected by Hines on or after October 31, 2003 and not later than February 2, 2004 (but in any event not less than 31 days after all of the Sumitomo REIT Co #1 Shares are purchased by Hines, its affiliate or Potential Investor or redeemed by REIT Co #1), which Second Closing Date shall be set forth in a notice specifying the date of such purchase or redemption delivered by Hines to SLR not later than ten days prior to the date of such purchase or redemption, but in no event shall the selection of any Second Closing Date by Hines affect the Closing condition in subsection (c)(iii)(IV) above or postpone the date of purchase or redemption of the Sumitomo REIT Co #l Shares under Section 4.4(d) of the Master Agreement; and

                  (ix) except as provided herein, the closing shall take place pursuant to the terms and conditions of the Master Agreement, as amended hereby.

                  (d) The Master Agreement is hereby amended as follows: "The Partnership and" is deleted from the beginning of the first sentence of
         Section 4.1.


                  3.       Required Purchase of Manhattan Tower.

                  (a) The following is hereby added to the Master Agreement as a new subsection 4.4(f):

                  "(i) If the First Closing occurs (with respect to one or more of the First Closing Properties) as a 51-49 Closing, but Hines is unable to raise sufficient Third Party Equity for the Partnership to purchase the Second Closing Property by the Second Closing Date, and, provided SLR has not exercised its right to terminate this Agreement as to the Second Closing Property in accordance with Section 4.4(b) hereof, but has instead elected to extend the Second Closing Date to December 31,2003 pursuant to said Section 4.4(b), then in addition to Hines' obligations under Section 4.4(d), at Sumitomo's option (to be exercised by giving notice to Hines on or before January 9, 2004), the Partnership (or an SPE Owner designated by the Partnership) shall purchase (and Sumitomo shall cause the Current Owner of the Second Closing Property to sell to the Partnership or such designated SPE Owner) the Second Closing Property on February 2, 2004. At the closing of title to the Second Closing Property as provided in the preceding sentence (the "Buyout Closing"), Sumitomo shall receive Class B Common Shares with a value of $25 million (the "Second Sumitomo Shares") (at the same price per share at which the Initial Sumitomo Shares were issued at the First Closing) and the Second Sumitomo Payment, as described in Section 3.5. However, in such event Hines shall be required to purchase (or cause its Affiliate to purchase or the Trust to redeem) all of the Second Sumitomo Shares for $25 million not later than March 31, 2004; provided, however, that Hines shall have a one-time right to extend this date (but not beyond July 31, 2004) upon notice given to SLR on or before March 15, 2004. In the event of any such purchase by Hines or its Affiliate or redemption by the Trust of the Second Sumitomo Shares, Sumitomo shall provide the purchaser or the Trust with customary representations in the assignment or redemption documentation that Sumitomo has not sold or encumbered, and has good title to, such Shares.

                  (ii) Subject to the provisions of this Section 4.4(f), the terms of and conditions to a Buyout Closing shall be the same as the terms of and conditions to the Second Closing set forth herein, except that (A) in no event shall the Partnership be entitled to postpone the Buyout Closing in order to obtain the Bridge Loan or other funds required for the Buyout Closing and
Section 4.4(b) shall not apply to the Buyout Closing; (B) Section 6.1(c) shall not be a condition to Sumitomo's or the Current Owner's obligation to close; (C) Sections 6.1(i) and 7.1(f) and the conditions in the third and fifth sentences of Section 3.4 shall not be conditions to the obligation of Hines, its Affiliates, the Partnership, the General Partner, the SPE Owner and the Trust to close; (D) the requirement in the proviso in the last sentence of Section 3.5 shall be deemed waived; (E) the net proceeds of Third Party Equity contributed to the Fund after the Buyout Closing (and of all additional Permanent Financing obtained by the Fund after the Second Closing) shall be applied first to the redemption of the Second Sumitomo Shares (unless Hines has elected or is obligated hereunder to purchase the Second Sumitomo Shares); and (F) the conditions, limitations and requirements of Section 4.1(a) and in the second sentence of Section 4.4(a) shall be deemed waived. For the avoidance of doubt, in no event shall the failure to raise sufficient Third Party Equity (or the failure to obtain funds which Third

                           Party Investors have agreed to contribute) relieve the Partnership from the obligation to complete the Buyout Closing.

                           (iii) HREH shall guaranty the obligations of the
                  Partnership and Hines under this Section 4.4(f) pursuant to the HREH Guaranty.

                           (iv) In the event of a Buyout Closing, references in
                  the Master Agreement to the Second Closing (as amended hereby) shall be deemed references to the Buyout Closing, references to the Closing shall be deemed to include, as applicable, the Buyout Closing, and references to the Closing Date shall be deemed to include, as applicable, the date of the Buyout Closing."

                  (b) The parties hereto acknowledge that it will be necessary to amend the Declaration of Trust in order to permit the issuance of additional Class B Shares at a Buyout Closing and the preferential redemption of such shares as described in subparagraph 3(a) above. In the event of a Buyout Closing, at or prior to Closing Hines and the Partnership shall obtain and deliver to SLR (at no expense to SLR) an amendment to the Declaration of Trust in form reasonably satisfactory to Sumitomo which permits the issuance of additional Class B Shares to Sumitomo and the preferential redemption of such shares described in subparagraph 3(a) above (and which does not affect any of the rights of Sumitomo under the Master Agreement (as amended hereby), the Trust Organization Documents, the Partnership Agreement or any other agreements relating to the transactions described in the Master Agreement (as amended hereby)). In the event that Hines and the Partnership cannot or do not obtain such amendment, then the Buyout Closing shall occur as described in subparagraph 3(a) above, except that in lieu of Class B Shares, Class A Shares with a value of $25 million (at the same price per share at which the Initial Sumitomo Shares were issued at the First Closing) shall be issued to Sumitomo and Hines shall be obligated to purchase (or to cause its Affiliate to purchase) such shares as if such shares were the Class B Shares described in subparagraph 3(a) above. The failure of Hines and the Partnership to obtain the above-described amendment to the Declaration of Trust shall not relieve Hines or the Partnership from its obligation to complete the Buyout Closing and the purchase of the shares received at such closing.

                  (c) The Master Agreement is hereby amended as follows to reflect the matters described in subparagraph 3(a) above:

                           (i) The form of HREH Guaranty set forth in Exhibit
                  "F" to the Master Agreement is hereby deleted in its entirety and replaced with the form of HREH Guaranty set forth in Exhibit "1" hereto.

                           (ii) In Section 1.l of the Master Agreement, in the
                  definition of HREH Guaranty, the words "under Sections 3.1(d) and 4.4(d) of this Agreement" are hereby deleted.

                          (iii) In Section 4.1(c), the following words are
                 hereby added to the end of the paragraph "or the Partnership's ability to purchase the Second Closing Property or the redemption or purchase of the Shares received by Sumitomo at the Second Closing or Buyout Closing."

                           (iv), In Section 4.4(d), the last two sentences are
                  hereby deleted.

                  (d) Hines and SLR hereby amend the form of Declaration of Trust, attached to the Master Agreement as Exhibit "B", as follows to reflect the matters described in subparagraph 3(a) above: in Section 6.3(a)(v), after the words "the Initial Asset Group" the following words shall be added: "or otherwise in connection with the transactions described in that certain Amended and Restated Master Agreement dated as of March 31,2003 between SLR, Hines and the Partnership".

                  4. First Closing Date; Second Closing; Date Acknowledgment of Potential Property Contributions.

                  (a) The parties hereby agree to adjourn the First Closing to August 5, 2003. In Section 5.1 of the Master Agreement, the words "June 30, 2003" are hereby deleted and replaced with the following: "August 5, 2003". In the Introductory Statement, tenth paragraph, the words "June 30, 2003" are hereby deleted and replaced with the words "August 5, 2003." In Section 13.l(c)(ii), eighth line, the words "June 30, 2003" are hereby deleted and replaced with the words "August 5, 2003," The parties hereby agree that either of SLR or Hines may elect, at its option upon notice given to the other parties no later than August 1, 2003, to adjourn the First Closing to a date not later than August 15, 2003.

                  (b) The parties hereby agree to adjourn the Second Closing to October 31, 2003. In Section 5.1 of the Master Agreement, the words "September 30, 2003" are hereby deleted and replaced with the following: "October 31, 2003". In the Introductory Statement, thirteenth paragraph, the words "September 30, 2003 " are hereby deleted and replaced with the words "October 31, 2003".

                  (c) The parties hereby acknowledge and agree that the provisions of Section 4.4(c) of the Master Agreement shall not be deemed to apply to, restrict or prohibit, contributions of assets to the Fund by potential Third Party Investors in exchange for Shares or Units prior to the Partnership's (or its designated SPE Owner's) acquisition of the Second Closing Property, provided that the Fund does not make any cash payments to such Third Party Investors or other Persons in connection with such contributions unless and until the Initial Sumitomo Shares have been redeemed and the Second Closing Payment has been received by SLR.

                  5. Service Contracts and Construction Agreements. The Partnership hereby elects, pursuant to Section 9.3 of the Master Agreement, to have the SPE Owners assume all Service Contracts and Construction Agreements listed on Schedule "15"

(other than the existing management contracts and the Leasing Agent Agreements (except for the Leasing Agent Agreement with Futterman, which the Partnership or applicable SPE Owner will assume) and the Wilkes Artis agreements listed on the last page of Schedule "15") with respect to all of the Properties. Notwithstanding the preceding sentence, Sumitomo, upon the request of the Partnership, shall prepare termination notices from the SPE Owners for all such Service Contracts (other than Service Contracts which, as indicated on Schedule "l5", cannot be terminated for convenience upon 30 days' notice), which notices may, at the Partnership's option, be executed by the SPE Owners and delivered on the applicable Closing Date, so that such Service Contracts will be terminated thirty days after the applicable Closing. The Partnership will be responsible for all costs and charges incurred from and after the Closing Date through the effective date of termination under such Service Contracts, except for termination fees under such Service Contracts as to which the Partnership elects to deliver such termination notices on the applicable Closing Date and items which are the responsibility of SLR under Section 16.9 of the Master Agreement. Sumitomo shall be solely liable and responsible for, and shall indemnify, hold harmless and defend the Hines Indemnitees against, any and all termination fees incurred in connection with the termination of such Service Contracts as to which the Partnership elects to deliver such termination notices on the applicable Closing Date. The procedures relating to indemnities set forth in
Section 13.5 of the Master Agreement shall apply to the indemnity in this paragraph 5.

                  6. Brokerage Commission Agreements and Leasing Agent
Agreements.

                  (a) Schedule "18" to the Master Agreement is hereby amended to include the following Brokerage Commission Agreement relating to 101 East 52nd Street, a copy of which was delivered previously to Hines:
         Agreement dated August 14, 2002 between 600 Lexington Avenue Associates and Garrick-Aug Associates Store Office Leasing, Inc. (relating to Riva Cards, Inc. d/b/a Papyrus). The parties agree that of the total commission of $2,975.75 due under this agreement, $396.90 has been paid by SLR, the second payment of $396.90 will be paid by SLR in July 2003, and the balance of $2,181.95 will be paid by the Partnership.

                  (b) The commissions listed on Exhibit "2" hereto, which are listed on Schedule "18" of the Master Agreement as payable by SLR, have been paid by the applicable Current Owners.

                  (c) The brokerage commission payable in connection with the Dreier LLP (successor of Dreier & Baritz) leases (collectively; the "Dreier Lease") has been reduced to $193,684.10 by letter from Insignia/ESG, Inc. to Park Building Associates Limited Liability Company dated June 12, 2003 (the "Dreier Brokerage Amendment") amending the brokerage agreement dated January 3, 2000 between Park Building Associates Limited Liability Company and Insignia/ESG, Inc. (the "Dreier Brokerage Agreement"). Accordingly, in Schedule "18" of the Master Agreement, the list of leasing/brokerage commissions which are or may become payable in the future is hereby amended by adding a reference to the Dreier Brokerage Amendment to the description of the Dreier Brokerage Agreement, and by replacing the commission amount of $202,074.19 with the amount of $193,684.10. SLR hereby agrees to pay one-half of this commission ($96,842.05) prior to the First Closing, and the Partnership agrees to pay the remainder ($96,842.05) in August, 2003, which amount will be reimbursed by SLR to the Partnership upon notice to SLR after payment. Notwithstanding the foregoing, neither Hines nor the Partnership shall have any liability for, and Sumitomo hereby agrees to remain solely liable and responsible for, and from and after the First Closing to indemnify, hold harmless and defend Hines, the Partnership and the other Hines Indemnitees against, any and all Claims incurred by or asserted against any of them or otherwise arising from or under, relating to or in connection with any leasing and/or brokerage commissions which may be due, payable or owing to, or claimed by, Insignia/ESG, Inc. in connection with the promissory note described in paragraph 9 below. The procedures relating to indemnities in Section 13.5 of the Master Agreement shall apply to the indemnity in this subparagraph 6(c).

                  (d) Neither Hines nor the Partnership shall have any liability for, and Sumitomo hereby agrees to remain solely liable and responsible for, and from and after the First Closing to indemnify, hold harmless and defend Hines, the Partnership and the other Hines Indemnitees against, any and all Claims incurred by or asserted against any of them or otherwise arising from or under, relating to or in connection with that certain letter agreement dated January 28, 2000, between 425 Lexington Limited Liability Company and Insignia/ESG, Inc. regarding certain services to be provided in connection with leasing negotiations with Simpson Thacher & Bartlett. Notwithstanding the preceding sentence, SLR believes that no payments are due to Insignia/ESG pursuant to the agreement described in the preceding sentence. The procedures relating to indemnities in Section 13.5 of the Master Agreement shall apply to the indemnity in this subparagraph 6(d).

                  7. Approved Leases. The parties hereby acknowledge that Hines has approved the following Lease documents under Section 17.1(a) of the Master
Agreement:

                  (a) First Amendment of Lease dated as of April 1, 2003 between 600 Lexington Avenue Associates and Alvarez & Marsal, Inc.

                  (b) Second Amendment of Lease dated as of May 15, 2003 between 600 Lexington Avenue Associates and Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP.

                  (c) Seventh Amendment to Lease dated April 14, 2003 between 425 Lexington Limited Liability Company and Simpson, Thacher & Bartlett.

                  (d) Eight Amendment to Lease, dated May 29, 2003 between 425 Lexington Limited Liability Company and Simpson, Thacher & Bartlett.

                  (e) Second Amendment of Lease, dated as of June 30, 2003, between 600 Lexington Avenue Associates and Welch Fund Management, LLC.

The above-referenced Lease documents are hereby deemed added to Schedule "13" of the Master Agreement.

                  8. Construction Agreement. Supplementing Schedule "21" of the Master Agreement, the Partnership has advised SLR that the Partnership elects to proceed with the HVAC upgrade project at 101 East 52nd Street. Accordingly, the Partnership hereby agrees to pay at the Second Closing all costs incurred from April 1, 2003 through the Second Closing Date with respect to such project.

                  9. Dreier Lease.

                  (a) Hines and the Partnership hereby acknowledge that (i) a First Amendment of Lease dated as of May 7, 2003 has been entered into between Park Building Associates Limited Liability Company and Dreier LLP (successor of Dreier & Baritz LLP), and that in connection with such amendment a promissory note dated as of May ___, 2003 in the amount of $237,171.24 has been made by Marc Dreier in favor of Park Building Associates Limited Liability Company (such note being given in consideration for the rent abatement for the period from March through June, 2003 granted by Section 2 of such First Amendment) (collectively, the "Dreier Lease Amendment"), and (ii) that the execution, delivery and acceptance of said Dreier Lease Amendment does not constitute a breach or default by SLR under Section 17.1(a) of the Master Agreement, or the failure of a Closing condition, notwithstanding the fact that Hines did not grant its prior approval of or consent to such amendment. However, in no event shall the foregoing be deemed to limit (or be deemed a waiver of) the consent or approval rights of Hines and the Partnership under said Section 17.1(a) in connection with any subsequent amendments to the Dreier Lease (or any other Lease). The parties agree that, notwithstanding SLR's obligation to transfer all Lease documents to the SPE Owners at Closing, SLR shall not be required to transfer the above-referenced promissory note to the Partnership or any SPE Owner.

                  (b) Notwithstanding the provisions of Section 16.7 of the Master Agreement to the contrary, the parties hereby agree that any and all payments received by the Partnership or the applicable SPE Owner from the tenant under the Dreier Lease on or after the First Closing Date shall be applied first to any sums payable to such SPE Owner under such Lease for periods on and after the First Closing Date, and second, after deduction of any Fees-And-Costs incurred by such SPE Owner or the Partnership in connection with the collection of such payments to any sums due to the applicable Current Owner under such Lease for periods prior to the First Closing Date.

                  10. Lease Documents and Service Contracts Not Yet Delivered. Pursuant to Section 11.4 of the Master Agreement, SLR has delivered copies of certain Lease documents and Service Contracts to Hines, as described on Exhibit "3" hereto, the receipt of which are hereby acknowledged by Hines. SLR hereby notifies Hines, pursuant to Section 11.4 of the Master Agreement, that the Lease documents and Service Contracts described on Exhibit "4" hereto are unavailable and cannot be delivered to Hines. Hines hereby waives its right to terminate the Master Agreement pursuant to Section 11.4 thereof, both with respect to the Lease documents and Service Contracts delivered to Hines and listed on Exhibit "3" and the Lease documents and Service Contracts listed on Exhibit "4" which were not delivered to Hines.

                  11. References to Master Agreement in Exhibits. References in the Exhibits to the Master Agreement are hereby deemed to include this Amendment. Prior to execution and delivery of the Exhibits, the parties shall amend all applicable Exhibits to include this Amendment in the definition of Master Agreement.

                  12. PPM. Promptly following the First Closing, Hines (with SLR's approval, which shall not be unreasonably withheld) shall amend the PPM to reflect the changes in the terms on which the First Closing occurred and the terms of the revised Master Agreement applicable thereto, as well as any changes necessary to reflect the final terms and conditions of the Permanent Financing and/or the Bridge Loan, in accordance with Section 4.5(a) of the Master Agreement.


                  13. Closing Conditions.

                  (a) Hines and the Partnership acknowledge that Sumitomo has acquired MSI's interests in the Current Owners of 499 Park Avenue and 1200 Nineteenth Street, in satisfaction of the Closing condition in
         Section 6.1(e) of the Master Agreement. As a result of these transactions, Sumitomo's ownership interest in these Current Owners is as follows: (a) Park Land LLC: SLR - 99.9023%; SLRI - .0977%; (b) Park Building LLC: SLR - 99.9023%; SLRI -.0977%; and (c) 19th & M LLC: SLR - 99.9%; SLRI - .l%, and Schedule "2" to the Master Agreement is hereby deemed amended to reflect such ownership interests. Consequently,
         Section 6.1(e) of the Master Agreement is hereby deleted.

                  (b) Section 7.1(n) of the Master Agreement is hereby deleted.

                  (c) Dreier LLP has furnished Sumitomo with the security deposit described in the Dreier Lease Amendment (and has paid all Rent due through July 31, 2003 plus accrued interest). Accordingly, the parties agree that the condition to closing in Section 7.1(p) has been satisfied, and Section 7.1(p) of the Master Agreement is hereby deleted.

                  (d) Supplementing Section 6.1 of the Master Agreement, it shall be a condition of SLR's obligation to complete the First Closing that SLR receive an opinion of Baker Botts LLP or other outside counsel of Hines reasonably satisfactory to SLR, in form reasonably satisfactory to SLR, that the HREH Guaranty is enforceable in accordance with its terms (subject to customary qualifications regarding bankruptcy, creditors' rights, general principles of equity and similar matters).

                  14. Certain Definitional Changes. Section 1.1 of the Master Agreement is hereby amended as follows:

                  (a) the definition of the "Bridge Loan" is deleted and replaced with the following: ""Bridge Loan" means a short-term loan made to one or more SPE Owners, another Partnership Subsidiary and/or the Partnership, as borrower, which will be unsecured or secured by interests of the Partnership and/or such Partnership Subsidiary in the SPE Owners and other assets of the Partnership or such Partnership Subsidiary, and with respect to which Sumitomo will have no personal liability."

                  (b) the definition of "SPE" is revised to add the words "or limited partnership whose general partner is a Partnership Subsidiary," after the words "limited liability company."

                  (c) the following definition is hereby added to Section 1.1:

                           ""Partnership Subsidiary" means a corporation, limited partnership or limited liability company which is wholly - owned, directly or indirectly, by the Partnership."

                  15. Tenant Improvement Allowances. Schedule "22" to the Master Agreement is hereby amended by deleting references to Barry B. LePatner & Associates LLP, Anheuser-Busch and Kuraray America, Inc. SLR has paid all outstanding tenant improvement allowances to such tenants.

                  16. Optional Redemption of SLR Shares Following Second
Closing.

                  (a) Hines and the Partnership agree that after the Second Closing (provided such closing is not part of the Cash Closing), at SLR's option, to be exercised by delivery of notice to Hines not later than July 31, 2004, Hines shall purchase (or shall cause its Affiliate or a Third Party Investor to purchase or the Trust or Holding Partnership to redeem) all of Sumitomo's Class A Shares or Sumitomo Partnership Units (as applicable) not later than December 31, 2004. In the event of any such purchase by Hines or its Affiliate or redemption by the Trust or Holding Partnership of such Shares or Units, Sumitomo shall provide the purchaser, the Trust or Holding Partnership with customary representations in the assignment or redemption documentation that Sumitomo has not sold or encumbered, and has good title to, such Shares or Units. HREH shall guarantee this obligation pursuant to the HREH Guaranty.


                  (b) [Intentionally Omitted.]

                  17. Reinvestment by Sumitomo; Retention of Rights.

                  (a) If Sumitomo's Shares are redeemed or purchased by Hines or an Affiliate as the result of a Buyout Closing or pursuant to paragraph 16 hereof, or if there is a Cash Closing, or if the Second Closing or Buyout Closing never occurs, then in any such event (but subject to the remainder of this subparagraph (a)) Sumitomo shall retain all of its management rights described in the Closing Instruments with respect to the Fund (or Alternate Fund, as applicable), and all of its rights to raise capital for the Fund (or Alternate Fund, as applicable) and to receive the fees described in the Advisory Agreement after the date of such redemption or purchase, or the date of the First Closing (if there is a Cash Closing or if there is no Second Closing or Buyout Closing). However, unless by December 31, 2005 either (i) Sumitomo or its Affiliate makes an equity investment of at least $25 million in the Fund (or Alternate Fund, as applicable); or (ii) Sumitomo and/or its Affiliates have raised at least $25 million in equity for the Fund or Alternate Fund (as applicable); then the positions of the Sumitomo appointees on the governing boards of the Fund or the Alternate Fund (as applicable) shall become non-voting. In addition, if neither of the events described in the preceding sentence has occurred during the five year period following the redemption or purchase of Sumitomo's shares (after a Buyout Closing) or the date of the First Closing (if there is a Cash Closing or if there is no Second Closing or Buyout Closing), then all of Sumitomo's management and capital raising rights with respect to the Fund (or Alternate Fund, as applicable) shall cease.

                  (b) If Sumitomo's Shares are redeemed or purchased by Hines or an Affiliate as the result of a Buyout Closing or pursuant to paragraph 16 hereof, or if there is a Cash Closing or if the Second Closing or Buyout Closing never occurs, then in any such event Sumitomo shall have the right (but not the obligation) at any time to purchase equity interests in the Fund (or any Alternate Fund, as applicable), which interests shall provide Sumitomo with rights similar to those afforded by the Class A Common Shares and Class E Preferred Shares.

                  (c) In the event that Sumitomo or its Affiliate re-invests in the Fund (or Alternate Fund) pursuant to subparagraph 17(b) above on any date:

                           (i) on or prior to December 31, 2004, the new
                  interests shall be sold to Sumitomo at the value on the First Closing Date; and

                           (ii) after December 31, 2004 the new interests shall
                  be sold to Sumitomo at the Per Share NAV (as defined in the Declaration of Trust).

         18. Survival; Limitations on Liability; Remedies.

                  (a) Notwithstanding Section 13.2(c) of the Master Agreement, the following provisions of this Amendment shall survive the Closing of the applicable Property for a period of six years: l(f), 2(b)(iii), 2(b)(vii)(II),(III) and (IV), 2(c)(ii), 2(c)(v)(II) and (III), 3(a)(i),
         3(a)(ii)(E), 3(b)(third sentence only), 5, 6(c) and (d), 12, 16, 17,
         18, 19 (first and last sentences only), 21 and 23. To the extent that any section of the Master Agreement survives the Closing and is amended by this Amendment, that section (as amended) shall survive the Closing. The obligations in Section 9(b) of this Amendment shall survive the Closing of the applicable Property for a period of six months.

                  (b) Supplementing Article 25 of the Master Agreement, the limitations on liability in Section 13.2(b)(ii) and 13.2(c) of the Master Agreement shall not apply to: (i) the redemption or purchase of the Shares or Units received by Sumitomo at the Second Closing pursuant to paragraph 16 hereof; (ii) the payment of the First Post-Closing Payment and the Second Post-Closing Payment and (iii) the obligations of the Partnership and Hines under Section 4.4(f) of the Master Agreement.

                  (c) For purposes of clarification, the exercise by the Partnership of the right of specific performance under Section 13.1(c)(ii) or the right to purchase 425 Lexington Avenue under Section 13.1(c)(i) shall be deemed a joint exercise of remedies by Hines and the Partnership and shall preclude the exercise of other remedies by Hines.

                  19. Miscellaneous. This Amendment shall be government and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law), provided however, that the laws of the District of Columbia shall govern to the extent required with respect to the conveyance of 1200 Nineteenth Street. This Amendment may be executed (a) in counterparts, a complete set of which together shall constitute an original, (b) in duplicates, each of which shall constitute an original, and/or (c) by facsimile (and a facsimile signature shall be deemed an original for all purposes). Copies of this Amendment showing the signatures of the respective parties, whether produced by photographic, digital, computer, or other reproduction, may be used for all purposes as originals. It is expressly understood and agreed, anything herein to the contrary notwithstanding, that in no event will the members, partners, shareholders, directors, officers, agents, employees or managers, of any party have any personal liability for the obligations of such party under this Amendment.

                  20. Update of Representation. Supplementing Section 11.2(h) of the Master Agreement, SLR hereby represents and warrants to Hines and the Partnership (as of the date hereof and as of the Closing Date) that Exhibit "6" attached hereto contains true, correct and complete rent and expense statements for each Property for the first six months of 2003.

                  21. Expansion Amendment. The third sentence of Section 3.l(d)(iv) of the Master Agreement is hereby deleted in its entirety and replaced with the following: "If the amount of the increase is determined after the First Closing Date, the Partnership shall be required to pay SLR by Wire Transfer, the total amount of such increase, but only from the revenue received by the Partnership from the operation of its Properties (after payment of all operating and other expenses, including third party (i.e., non-investor) debt service), plus interest from the First Closing Date through the date of payment at the rate of 9% per annum, compounded annually (but the full amount of such increase shall be paid to SLR within 180 days after the date the amount of the increase is determined). The right of SLR to receive the revenue of the Partnership as provided in the preceding sentence shall have priority over any right of any other investor in the Fund to receive revenue of the Fund. (For purposes of clarification, in the event of a GM Closing, the obligation to pay increases in the Agreed Valuation of 425 Lexington Avenue shall be assigned to REIT Co #1, and the obligation of REIT Co #1 to pay such increases to SLR as provided above shall have priority over any right of redemption of the Potential Investor's shares in REIT Co #1 in the event of a forced sale (as described in the LOI) and any right of Potential Investor to receive an annual return after delivering a Forced Sale Notice (as described in the LOI).)

                  22. Financial Information Required by Lenders. It will be a failure of a condition to the obligation of each of Hines, its Affiliates, the Partnership, the General Partner, the SPE Owners and the Trust to perform its obligations at the First Closing if, prior to the First Closing, Hines, in its sole and absolute discretion, determines that it does not have the ability to obtain all of the financial information relating to the Properties and the Current Owners required to be delivered to the lenders under the terms of the Permanent Financing contemplated by Hines to be entered into at the First Closing.

                  23. Transfer and Recordation Taxes. Section 14.1 of the Master Agreement is hereby deleted in its entirety and replaced with the following:

                  "Section 14.1. Sumitomo shall pay (or cause the Current Owners to pay) to the applicable Government Entities the real property transfer and recordation taxes that become due by virtue of the initial conveyance by the Current Owners of the Properties at the First Closing or the Second Closing as contemplated hereby, based upon 100% of the Agreed Valuations of the Properties (as the same may be adjusted pursuant to Section 3.1(d) of the Master Agreement). Sumitomo shall also pay (or cause to be paid) to the applicable Government Entities the amount of the real property transfer and recordation taxes that become due upon any Transfer by Sumitomo of any direct or indirect equity interests that Sumitomo holds in the grantee of any such conveyance of the Properties made by the Current Owners at the First Closing or the Second Closing (including, without limitation, any such transfer and recordation taxes that become due by virtue of such Transfer of direct or indirect equity interests by Sumitomo being aggregated with other Transfers of the Properties or interests therein, or other Transfers being aggregated with the Transfer by Sumitomo); provided, however, that Sumitomo shall not be required to pay transfer and recordation taxes under this Section 14.1 in an amount that exceeds the total amount of transfer and recordation taxes that Sumitomo would have otherwise been required to pay if Sumitomo Transferred the Properties for consideration equal to the Agreed Valuations to an entity in which Sumitomo and the Current Owners own no equity interest. Hines shall pay (or cause to be paid) to the applicable Government Entities the amount of the real property transfer and recordation taxes that become due upon any Transfer by Hines or its Affiliates of any direct or indirect equity interests that Hines holds in the grantee of any such conveyance of the Properties made by the Current Owners at the First closing or the Second Closing (including, without limitation, any such transfer and recordation taxes that become due by virtue of such Transfer by Hines or its Affiliate being aggregated with other Transfers of the Properties or interests therein or other Transfers being aggregated with the transfer by Hines or its Affiliate) except for any real property transfer or recordation taxes payable by Sumitomo pursuant to the preceding sentence; provided, however, if the 51-49 Closing occurs, the Fund (and not Hines) shall pay the real property transfer and recordation taxes that become due as a result of the Transfer by Hines of all or a portion of its initial interest in the Fund. The parties shall cause to be executed and delivered any transfer and recordation tax returns that the applicable Government Entities require and that reflect the terms of this Section 14.1. The terms of this Section 14.1 shall survive the First Closing and the Second Closing."

                  24. No Other Amendments. Except as expressly amended hereby, the Master Agreement remains unmodified and in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Hines, the Partnership and SLR have executed and delivered this Amendment as of the date first written above.

                                        HINES INTERESTS LIMITED
                                        PARTNERSHIP

                                        By:  Hines Holdings, Inc.,
                                             its general partner


                                        By: /s/ C. HASTINGS JOHNSON
                                            -------------------------------
                                            Name:  C. Hastings Johnson
                                            Title: Executive Vice President

                                        HINES US CORE OFFICE PROPERTIES LP

                                        By: Hines US Core Office Capital LLC,
                                            its general partner

                                        By: Hines Interests Limited Partnership,
                                            its sole member

                                            By: Hines Holdings, Inc.,
                                                its general partner

                                            By: /s/ C. HASTINGS JOHNSON
                                               ---------------------------------
                                               Name:  C. Hastings Johnson
                                               Title: Executive Vice President



                                        SUMITOMO LIFE REALTY (N.Y.), INC.

                                        By: /s/ NORIO MORIMOTO
                                           -------------------------------------
                                           Norio Morimoto
                                           President

         The following party signs below to evidence its agreement with the terms of, and to agree to be bound by, and to perform its obligations under, this Amendment.


                                    SLR INVESTMENTS INC.

                                    By: /s/ NORIO MORIMOTO
                                       --------------------------------
                                       Norio Morimoto
                                       President

                       SUMITOMO LIFE REALTY (N.Y.), INC.
                              101 EAST 52ND STREET
                            NEW YORK, NEW YORK 10022



                                June 26th, 2003


Hines Interests Limited Partnership
Hines US Core Office Properties LP
2800 Post Oak Boulevard
Houston, Texas 77056

Dear Sirs/Madames:

         Reference is made to that certain Amended and Restated Master Agreement dated as of March 31, 2003 (the "Master Agreement") between Sumitomo Life Realty (N.Y.), Inc. ("SLR"), Hines Interests Limited Partnership ("Hines") and Hines US Core Office Properties LP (the "Partnership"). Words and phrases used but not defined in this letter shall have the meanings set forth in the Master Agreement.

         SLR, Hines and the Partnership hereby agree to adjourn the First Closing to July 31, 2003. In Section 5.1 of the Master Agreement, the words "June 30, 2003" are hereby deleted and replaced with the following: "July 31, 2003". In the Introductory Statement, tenth paragraph, the words "June 30, 2003" are hereby deleted and replaced with the words "July 31, 2003". In Section 13.1(c)(ii), eighth line, the words "June 30, 2003" are hereby deleted and replaced with the words "July 31, 2003".

         Except as expressly amended hereby, the Master Agreement remains unmodified and in full force and effect.

         Please sign below to evidence your agreement to the foregoing.

                                             SUMITOMO LIFE REALTY (N.Y.), INC.

                                             By: /s/ NORIO MORIMOTO
                                                --------------------------------
                                                Norio Morimoto
                                                President


Accepted and agreed to:

HINES INTERESTS LIMITED PARTNERSHIP
By: Hines Holdings, Inc., its general partner


By: /s/ C. HASTINGS JOHNSON
    ------------------------------------
    Name: C. Hastings Johnson
    Title: Executive Vice President



HINES US CORE OFFICE PROPERTIES LP
By: Hines US Core Office Capital LLC, its general partner
    By: Hines Interests Limited Partnership, its sole member
        By: Hines Holdings, Inc., its general partner


        By: /s/ C. HASTINGS JOHNSON
           ------------------------------------
           Name: C. Hastings Johnson
           Title: Executive Vice President



SLR INVESTMENTS, INC.

By: /s/ NORIO MORIMOTO
   ----------------------------
   Norio Morimoto
   President